STANDARD TERMS FOR TRUST AGREEMENTS

between

MERRILL LYNCH DEPOSITOR, INC.,

as Depositor,

and

THE BANK OF NEW YORK MELLON,

as Trustee and as Securities Intermediary

TRUST CERTIFICATES

Dated as of January 23, 2013

Reconciliation and tie between the Standard Terms, dated as of January 23, 2013, and the Trust Indenture Act of 1939, as amended.  This reconciliation and tie does not constitute part of the Standard Terms.

Trust Indenture Act of 1939 Section	Standard Terms Section
310(a)(1)	7.07
(a)(2)	7.07
(a)(5)	7.07
312(a)	7.14
313(a)	7.16
314(a)	3.10
(c)(1)	1.03
(c)(2)	1.03
(e)	1.03
315(a)(1)	7.01
315(a)(2)	7.03
315(b)	7.01(d)
315(d)	7.01(c)
316(a)(1)(A)	5.19
(a)(1)(B)	5.20
(b)	5.21
(c)	1.03(b)
317(a)(1)	5.18
(b)	5.13
318(a)	12.15

SECTION 5.02.	Execution, Authentication and Delivery.	37
SECTION 5.03.	Temporary Certificates.	37
SECTION 5.04.	Registration; Registration of Transfer and Exchange.	38
SECTION 5.05.	Mutilated, Destroyed, Lost and Stolen Certificates.	40
SECTION 5.06.	Persons Deemed Owners.	40
SECTION 5.07.	Cancellation	40
SECTION 5.08.	Global Securities.	40
SECTION 5.09.	Notices to Depository.	41
SECTION 5.10.	Definitive Certificates.	41
SECTION 5.11.	Currency of Distributions.	42
SECTION 5.12.	Conditions of Execution, Authentication and Delivery of New Series.	43
SECTION 5.13.	Appointment of Paying Agent.	44
SECTION 5.14.	Authenticating Agent.	44
SECTION 5.15.	Voting Rights with Respect to Underlying Securities.	45
SECTION 5.16.	Actions by Certificateholders.	46
SECTION 5.17.	Events of Default.	46
SECTION 5.18.	Judicial Proceedings Instituted by Trustee; Trustee May Bring Suit	46
SECTION 5.19.	Control by Certificateholders	46
SECTION 5.20.	Waiver of Past Defaults	47
SECTION 5.21.	Right of Certificateholders to Receive Payments Not to Be Impaired.	47
SECTION 5.22.	Remedies Cumulative	47
SECTION 5.23.	Amendments and Waivers Under Swap Agreement and Swap Guarantee.	47

ARTICLE VI
THE DEPOSITOR

SECTION 6.01.	Liability of the Depositor.	48
SECTION 6.02.	Limitation on Liability of the Depositor.	48
SECTION 6.03.	Depositor May Purchase Certificates.	48
SECTION 6.04.	Merger or Consolidation of the Depositor.	48
SECTION 6.05.	No Liability of the Depositor with Respect to the Underlying Securities; Certificateholders to Proceed Directly Against the Underlying Securities Issuer(s).	49

ARTICLE VII
THE TRUSTEE

SECTION 7.01.	Duties of Trustee.	49
SECTION 7.02.	Agreements Between Trustee and Administrative Agents.	51
SECTION 7.03.	Certain Matters Affecting the Trustee.	52
SECTION 7.04.	Trustee Not Liable for Recitals in Certificates or Underlying Securities.
SECTION 7.05.	Trustee May Own Certificates.	54
SECTION 7.06.	Trustee’s Fees and Expenses.	54
SECTION 7.07.	Eligibility Requirements for Trustee.	54
SECTION 7.08.	Resignation or Removal of the Trustee; Appointment of Successor Trustee.	54
SECTION 7.09.	Appointment of Office or Agency.	55
SECTION 7.10.	Representations and Warranties of Trustee.	56
SECTION 7.11.	Indemnification of Trustee by the Depositor; Contribution.	56
SECTION 7.12.	No Liability of the Trustee with Respect to the Underlying Securities; Certificateholders to Proceed Directly Against the Underlying Securities Issuer(s).	57
SECTION 7.13.	The Depositor to Furnish Trustee with Names and Addresses of Certificateholders.	57
SECTION 7.14.	Preservation of Information; Communications to Holders.	58
SECTION 7.15.	Reports by Trustee.	58
SECTION 7.16.	Trustee’s Application for Instructions from the Depositor.	58
SECTION 7.17.	Assessment of Compliance by Trustee; Annual Independent Certified Public Accountant’s Report, Etc.	58
SECTION 7.18.	Information to be Provided by the Trustee.	59

ARTICLE VIII
MARKET AGENT

SECTION 8.01.	Market Agent.	60

ARTICLE IX
SECURITIES INTERMEDIARY

SECTION 9.01.	Resignation or Removal of the Securities Intermediary; Appointment of Successor Securities Intermediary.	61

ARTICLE X
TRUST WIND-UP EVENTS AND LIQUIDATION EVENTS

SECTION 10.01.	Trust Wind-up Events.	62
SECTION 10.02.	Disposition of Trust Property.	62
SECTION 10.03.	Limitation on Trustee Action.	65
SECTION 10.04.	Special Depositor Wind-Up Event	65

ARTICLE XI
TERMINATION

SECTION 11.01.	Termination upon Liquidation of All Underlying Securities.	65

ARTICLE XII
MISCELLANEOUS PROVISIONS

SECTION 12.01.	Amendment.	66
SECTION 12.02.	Limitation on Rights of Certificateholders.	68
SECTION 12.03.	Governing Law.	68
SECTION 12.04.	Jurisdiction and Venue.	68
SECTION 12.05.	Waiver of Trial By Jury.	69
SECTION 12.06.	Damages.	69
SECTION 12.07.	Force Majeure.	69
SECTION 12.08.	Notices.	69
SECTION 12.09.	Notice to Rating Agencies.	69
SECTION 12.10.	Severability of Provisions	70
SECTION 12.11.	Nonpetition Covenant.	70
SECTION 12.12.	No Recourse.	71
SECTION 12.13.	Article and Section References.	71
SECTION 12.14.	Counterparts.	71
SECTION 12.15.	Trust Indenture Act.	71
SECTION 12.16.	Perfection of Swap Counterparty Security Interest.	71

EXHIBIT A - Applicable Servicing Criteria Under Item 1122(d) of Regulation AB

STANDARD TERMS FOR TRUST AGREEMENTS dated as of January 23, 2013 between MERRILL LYNCH DEPOSITOR, INC., a Delaware corporation, as Depositor (the “Depositor”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee (in such capacity, the “Trustee”) and as securities intermediary (in such capacity, the “Securities Intermediary”).

PRELIMINARY STATEMENT

The Depositor, the Trustee and the Securities Intermediary have duly authorized the execution and delivery of these Standard Terms for Trust Agreements (the “Standard Terms”) to provide for one or more Series (and one or more Classes within each such Series) of Certificates, issuable from time to time as provided in these Standard Terms.

Each such Series (inclusive of any Classes specified within such Series) will be issued under a separate Supplement to these Standard Terms, duly executed and delivered by the Depositor, the Trustee and the Securities Intermediary.  With respect to each Series, these Standard Terms and all amendments hereof and, unless the context otherwise requires, the related Supplement and all amendments thereto shall be known as the “Trust Agreement”.

All representations, covenants and agreements made herein by each of the Depositor, the Trustee and the Securities Intermediary are for the benefit and security of the Holders and, to the extent provided in the applicable Supplement, for the benefit and security of any Credit Support Provider, Swap Counterparty, Swap Guarantor or any other party as specified therein.

The Depositor and the Securities Intermediary are entering into these Standard Terms, and the Trustee is accepting the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

ARTICLE I
DEFINITIONS AND ASSUMPTIONS

SECTION 1.01.   Definitions.  Except as otherwise specified herein or in the applicable Supplement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Trust Agreement.

“Account”:  As defined in Section 3.05.

“Accounting Date”:  With respect to any Series, if applicable, as defined in the related Supplement.

“Administration Account”:  As defined in Section 7.02.

“Administrative Agent”:  Any Person with which the Trustee has entered into an Administration Agreement and that meets the qualifications of an Administrative Agent, pursuant to Section 7.02.

“Administration Agreement”:  The written contract, if any, between the Trustee and an Administrative Agent and any successor Trustee or Administrative Agent providing that the Trustee can delegate certain of its administrative obligations with respect to any Series hereunder.

“Administrative Agent Termination Event”:  With respect to any given Series, any of the following:  (i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Underlying Securities, Credit Support (if any) and Swap Agreement (if any) as required under this Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor, the Swap Counterparty, the Swap Guarantor and the Trustee by the Holders of not less than 25% of the Voting Rights; (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under the Administration Agreement with respect to such Series that continues unremedied for thirty days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor, the Swap Counterparty, the Swap Guarantor and the Trustee by the Holders of not less than 25% of the Voting Rights; and (iii) events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations.  Any additional Administrative Agent Termination Event with respect to any given Series may be set forth in the applicable Supplement.

“Advance”:  As defined in Section 4.04.

“Affected Transaction”:  As defined in the Swap Agreement.

“Affected Underlying Securities”:  With respect to any Liquidation Event, the Underlying Securities affected by an Underlying Security Default, Disqualified Underlying Securities or Underlying Securities related to a termination event.

“Affiliate”:  With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Allocation Ratio”:  With respect to any Series, as defined in the related Supplement.

“Authenticating Agent”:  As defined in Section 5.14.

“Authorized Denomination”:  The minimum denomination in which a Certificate may be issued, or any multiple thereof, as specified in the related Supplement.

“Available Funds”:  Unless otherwise specified in the applicable Supplement, for any Distribution Date in respect of a given Series or Class, the sum of (a) all amounts actually received on or with respect to the Underlying Securities (including Liquidation Proceeds and investment income earned on Account funds invested pursuant to Section 3.05) with respect to such Series during the related Collection Period, (b) all amounts received pursuant to any Credit Support Instruments with respect to such Series for such Distribution Date, (c) all other amounts, if any, specified by the applicable Supplement less any amount held for the benefit of the Retained Interest and (d)(i) all Swap Amounts, if any, paid to the Trustee by the Swap Counterparty pursuant to the Swap Agreement, or by the Swap Guarantor pursuant to the Swap Guarantee for such Distribution Date minus (ii) all amounts paid or payable to the Swap Counterparty by the Trustee pursuant to the Swap Agreement for such Distribution Date.

“Beneficial Owner”:  With respect to Certificates held through a Depository, the beneficial owner of a Certificate.  For purposes only of Section 5.16, the Trustee shall be obligated to treat a Person who claims to be a beneficial owner of a Certificate as a “Beneficial Owner” within the meaning of the Supplement only if such Person has first delivered to the Trustee, (i) a certificate or other writing executed by such Person stating the full name and address of such Person, the principal distribution amount of the Certificate with respect to which such Person claims to be the Beneficial Owner, and the participant in the Depository (“such Person’s Participant”) through which such Person holds its beneficial ownership interest in the Certificates and (ii) a certificate or other writing executed by such Person’s Participant confirming that such Person’s Participant holds on its own books and records Certificates for the account of such Beneficial Owner and identifying the principal distribution amount held for such Beneficial Owner.

“BofA Merrill Lynch ”:  Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Book-Entry Securities”:  Securities maintained in the form of entries (including, without limitation, the Security Entitlements in such Securities) in the commercial book-entry system of the Fed and held for the Trustee, directly or indirectly, by any Trustee’s Fed Member.  Book-Entry Securities shall not include, in any event, any Certificated Security (or any Security Entitlement in any Certificated Security) held, directly or indirectly, through a Clearing Corporation.

“Business Day”:  With respect to any Series, as defined in the related Supplement.

“Calculation Agent”:  If applicable with respect to any Series, as specified in the applicable Supplement.

“Call Date”:  The date on which the Call Right may be exercised, as specified in the applicable Supplement.

“Call Holder”:  Each Person entitled to exercise a Call Right.

“Call Notice Period”:  As defined in the related Supplement.

“Call Price”:  If applicable with respect to any Series, as specified in the applicable Supplement.

“Callable Series”:  A Series or Class within such Series subject to a Call Right, as specified in the applicable Supplement.

“Call Right”:  A call option, warrant or other right of the holder thereof (or any successor), as named in the applicable Supplement, to purchase Certificates from the Holders thereof or to purchase Underlying Securities from the Trust.

“Call Terms”:  The terms pursuant to which a Call Right may be exercised, as set forth in the applicable Supplement.

“Certificate” and “Certificates”:  Any trust certificate or trust certificates authorized by, executed pursuant to and authenticated and delivered under, this Trust Agreement, and unless the context requires otherwise, “Certificate” and “Certificates” shall also be deemed to refer to the Retained Interest.

“Certificate Account”:  As defined in Section 3.03.

“Certificate Principal Balance”:  With respect to an Outstanding Certificate, as determined at any time, the maximum amount that the Holder thereof is entitled to receive as distributions allocable to principal payments on the Underlying Securities.  The Certificate Principal Balance, if any, of any Class within a given Series (other than those Classes, if any, specified in the related Supplement), as of any date of determination, shall be equal to the aggregate initial Certificate Principal Balance thereof less the sum of (i) all amounts allocable to prior distributions made to such Class in respect to principal of the Underlying Securities, (ii) any reductions attributable to Certificates surrendered in exchange for Underlying Securities, as and to the extent provided in the applicable Supplement, and (iii) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of (A) Realized Losses in respect of principal of the Underlying Securities and (B) expenses of the Trust if any only to the extent specified in the applicable Supplement, each as allocated to such Class pursuant to the applicable Supplement.

“Certificate Register” and “Certificate Registrar”:  As defined in Section 5.04.

“Certificated Security”:  As defined in Section 8-102(a)(4) of the UCC.

“Certificateholder”:  Any holder of a Certificate or a Retained Interest.

“Class”:  With respect to any Series, any one of the classes of Certificates of such Series, each class consisting of Certificates having identical terms.

“Clearing Agency”:  An organization that (i) is registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and (ii) is a Clearing Corporation.

“Clearing Agency Participant”:  At any time, in respect of any Clearing Agency, a securities intermediary that maintains Securities Accounts with such Clearing Agency at such time.

“Clearing Corporation”:  The meaning specified in Section 8-102(a)(5) of the UCC.

“Closing Date”:  With respect to any Series, the day on which Certificates of such Series are first executed, authenticated and delivered, as specified in the related Supplement.

“Code”:  The Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

“Collection Period”:  With respect to any Distribution Date for a Series (or Class within such Series), the period specified in the related Supplement.

“Commission”:  The Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution and delivery of this Trust Agreement such Commission is not existing and performing the duties now assigned to it, then the body then performing such duties.

“Concentrated Underlying Securities”:  Any Underlying Security that is issued by a Significant Obligor.

“Corporate Trust Office”:  The principal corporate trust office of the Trustee located at the address set forth in the related Supplement or such other address as the Trustee may designate from time to time by notice to the Holders, the Depositor, the Credit Support Provider, the Swap Counterparty and the Swap Guarantor, or the principal corporate trust office of any successor Trustee (or such other addresses as a successor Trustee may designate from time to time by notice to the Holders and the Depositor).

“Counterparty Subordination Event”:  Any Liquidation Event or Trust Wind-Up Event that results in an early termination of the Swap Agreement due to (i) a redemption (including any partial redemption) of the Underlying Securities or (ii) an event of default of the Underlying Securities that would not fall within the meaning of Underlying Security Default.

“Credit Support”:  As specified in the related Supplement, a Letter of Credit, Limited Guaranty, Surety Bond, or other asset intended to support or ensure the timely or ultimate distributions of amounts due in respect of a Series (or Class within such Series).

“Credit Support Instrument”:  The instrument or document pursuant to which the Credit Support for a given Series (or Class within such Series) is provided, as specified in the applicable Supplement.

“Credit Support Provider”:  With respect to any Series (or Class within such Series), the Person, if any, that will provide any Credit Support with respect to all or a portion of a Series or Class, as specified in the applicable Supplement.

“Cut-off Date”:  With respect to any Series, the date specified as such in the related Supplement.  For purposes of this Trust Agreement, any Underlying Security acquired by the Depositor after the applicable Cut-off Date but prior to the applicable Closing Date and included in the related Trust as of such Closing Date shall be deemed to have been Outstanding as of such Cut-off Date and references to the principal balance of such Underlying Security as of such Cut-off Date shall be deemed to be to the principal balance of such Underlying Security as of the date on which it was acquired by the Depositor.

“Definitive Certificates”:  As defined in Section 5.10.

“Deposited Assets”:  With respect to any Series, the following assets, properties and items (together with the accounts and book-entry accounts containing or reflecting, directly or indirectly, such assets, properties and items), in each case, wherever located, however held and whether now existing or hereafter acquired:

(i)           all Underlying Securities and Related Assets;

(ii)           all payments receivable or received in respect of the Underlying Securities including the immediate and continuing right to claim for, collect, receive and give receipt for principal, premium, if any, and interest payments in respect of the Underlying Securities and all other monies payable thereunder;

(iii)           all Financial Assets, Security Entitlements and Investment Property in, constituting, evidenced by, resulting from or otherwise related to, any of the Deposited Assets;

(iv)           all other rights and remedies (but none of the obligations) comprising, arising or resulting from or related to the Transfer of the Deposited Assets including, without limitation, the right to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options of the Depositor, to bring Proceedings in the name of the Depositor or otherwise, and generally to exercise all of the rights and remedies of the Depositor and to do and receive anything that the Depositor is or may be entitled to do or receive thereunder or with respect thereto; and

(v)           any other assets identified as Deposited Assets in the related Supplement, which assets may include cash, cash equivalents, guarantees, letters of credit, financial insurance, Swap Agreements (including interest rate, currency, equity, commodity and credit-linked swaps, caps, floors, collars and options), forward contracts, structured securities and other instruments and transactions that credit enhance, hedge or otherwise support the Underlying Securities designed to assure the servicing or timely distribution of payments to Holders.

“Depositor”:  Merrill Lynch Depositor, Inc., a Delaware corporation, and, if a successor Person shall have become the Depositor pursuant to any applicable provisions of this Trust Agreement, “Depositor” shall mean such successor Person.  With respect to any provisions of this Trust Agreement that relate to the provisions of the TIA, “Depositor” shall include any obligor on the Certificates as the term obligor is defined in the TIA.

“Depositor Order”:  A written order or request, respectively, signed in the name of the Depositor by any one of its Executive Officers.

“Depository”:  With respect to the Certificates of any Series (or Class within such Series) issuable in whole or in part in the form of one or more Global Securities, the Person so designated in the applicable Supplement, and, if at any time there is more than one such Person, “Depository” as used with respect to the Certificates of any such Series or Class shall mean the Depository with respect to the Certificates of that Series or Class.

“Disqualified Credit Support” Any Credit Support in relation to which (i) the Credit Support Provider, together with any other affiliated entities providing any Credit Support in relation to any Series (or Class within such Series) is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any such Series (or Class within such Series), as determined in accordance with Item 1114 of Regulation AB and (ii) an Underlying Security issued by the relevant credit support provider would be a Disqualified Underlying Security.

“Disqualified Issuer”:  An issuer with respect to which none of the following is true:  (A)(1) such issuer meets the requirements of General Instruction I.A. of Form S-3 or General Instructions 1.A.1, 2, 3, 4 and 6 of Form F-3 under the Securities Act and (2) the relevant underlying securities relating to such issuer are not guaranteed by a wholly owned subsidiary of such issuer which does not meet the conditions in (A)(1); (B) such issuer does not meet the conditions of paragraph (A)(1) but the relevant underlying securities relating to such issuer are fully and unconditionally guaranteed by a direct or indirect parent of the third party who meets the conditions of paragraph (A)(1) and the requirements of Rule 3-10 of Regulation S-X under the Exchange Act are satisfied regarding the information in the reports to be referenced; (C) the relevant underlying securities relating to such issuer are guaranteed by a wholly owned subsidiary of such issuer and the subsidiary does not meet the conditions of paragraph (A)(1), but the conditions in paragraph (A)(1) are met with respect to such issuer and the requirements of Rule 3-10 of Regulation S-X under the Exchange Act are satisfied regarding the information in the reports to be referenced.

“Disqualified Swap Counterparty”:  A swap counterparty with respect to which (i) the “significance percentage” as determined in accordance with Item 1115 of Regulation AB is 10% or more and (ii) none of the following is true:  (A)(1) such swap counterparty meets the requirements of General Instruction LA. of Form S-3 or General Instructions 1.A.1, 2, 3, 4 and 6 of Form F-3 under the Securities Act and (2) the relevant swap transaction relating to such swap counterparty are not guaranteed by a wholly owned subsidiary of such swap counterparty which does not meet the conditions in (A)(1); (B) such swap counterparty does not meet the conditions of paragraph (A)(1) but the relevant swap transaction relating to such swap counterparty are fully and unconditionally guaranteed by a direct or indirect parent of the third party who meets the conditions of paragraph (A)(1) and the requirements of Rule 3-10 of Regulation S-X under the Exchange Act are satisfied regarding the information in the reports to be referenced; (C) the relevant swap transaction relating to such swap counterparty are guaranteed by a wholly owned subsidiary of such swap counterparty and the subsidiary does not meet the conditions of paragraph (A)(1), but the conditions in paragraph (A)(1) are met with respect to such swap counterparty and the requirements of Rule 3-10 of Regulation S-X under the Exchange Act are satisfied regarding the information in the reports to be referenced.

“Disqualified Underlying Securities”:  Underlying Securities with respect to which the Underlying Securities Issuer is a Disqualified Issuer.

“Discount Certificate”:  Any Certificate that is issued with “original issue discount” within the meaning of Section 1273(a) of the Code and any other Certificate designated by the Depositor as issued with original issue discount for United States Federal income tax purposes.

“Distribution Date”:  With respect to any Series (or Class within such Series), each date specified as a “Distribution Date” for such Series (or Class) in the related Supplement.

“Distribution Election”:  With respect to any Series, as specified in the related Supplement.

“Distribution Participant”:  Each Person acting as underwriter, dealer, placement agent or any similar capacity in connection with the initial distribution of the Certificates.

“Dollar” or “$” or “USD”:  Such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

“Depository Securities”:  Securities consisting of Security Entitlements to Certificated Securities, held by the Depository or a Clearing Corporation or a nominee of either subject to the control of the Depository and in bearer form or indorsed in blank by an appropriate Person or registered on the books of the issuer thereof in the name of the Depository or its Clearing Corporation or a nominee of either.

“DCR”:  Duff & Phelps Credit Rating Co. and any successor thereto.

“DTC”:  The Depository Trust Company, its nominee, and their respective successors.

“Early Termination Event”:  As defined in the Swap Agreement.

“Eligible Account”:  Either (i) an account or accounts maintained with a Federal or State chartered depository institution or trust company the long-term unsecured obligations of which are rated by the Rating Agency the higher of (x) at least the then current long-term rating of the Certificates or (y) in one of its two highest long-term rating categories (unless otherwise specified in the Supplement) at the time any amounts are held in deposit therein or (ii) a trust account(s) maintained as a segregated account(s) and held by a Federal or State chartered depository institution or trust company in trust for the benefit of the Certificateholders; provided, however, that such depository institution or trust company is the Trustee or has a long-term rating in one of the four highest categories by the Rating Agency.

“Eligible Investments”:  With respect to any Series, unless otherwise specified in the related Supplement, any one or more of the following obligations or securities; provided, however, that the total stated return specified by the terms of each such obligation or security is at least equal to the purchase price thereof; and provided further that no such instrument may carry the symbol “r” from S&P in its rating:

(i)           direct obligations of, and obligations fully guaranteed by, the United States, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Farm Credit System or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States; provided, however, that obligations of, or guaranteed by, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Federal Farm Credit System shall be Eligible Investments only if, at the time of investment, such investment has the rating specified in such Supplement for Eligible Investments;

(ii)           demand and time deposits in, certificates of deposit of, or banker’s acceptances issued by any depository institution or trust company (including the Trustee or any agent of the Trustee acting in their respective commercial capacities) incorporated under the laws of the United States or any State and subject to supervision and examination by Federal and/or State banking authorities so long as the commercial paper and/or the short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the rating specified in such Supplement for Eligible Investments; provided, however, that such rating shall be no lower than the lower of the rating on the Underlying Securities or the Trust Certificates at the time of purchase of the investments;

(iii)           securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State that have the rating specified in such Supplement for Eligible Investments at the time of such investment or contractual commitment providing for such investment; provided, however, that such rating shall be no lower than the lower of the rating on the Underlying Securities or the Trust Certificates; and provided further that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust for such Series to exceed 10% of the aggregate outstanding principal balances and amounts of all the Underlying Securities and Eligible Investments held as part of the Trust for such Series;

(iv)           commercial paper having at the time of such investment the rating specified in the Supplement for Eligible Investments; and

(v)           units of the Federated Prime Obligations Fund (Ticker: POIXX) or any other money market funds selected by the Depositor which are rated in the highest applicable category by each Rating Agency (or such lower rating if the Rating Agency Condition is satisfied).

“Entitlement Holder”:  As defined in Section 8-102(a)(7) of the UCC.

“Event of Default”:  With respect to any Series (or Class within such Series), as specified in the related Supplement.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“Exchange Act Report”:  As defined in Section 3.10(b).

“Exchange Rate Agent”:  As specified in the Supplement.

“Executive Officer”:  With respect to any limited liability company or corporation, the chief executive officer, the chief operating officer, the chief financial officer, the president, any vice president, the secretary or the treasurer of such limited liability company or corporation; with respect to any partnership, any general partner thereof.

“Extraordinary Trust Expenses”:  Any and all costs, expenses or liabilities arising out of the establishment, existence or administration of the Trust, other than (i) Ordinary Expenses, and (ii) costs and expenses payable by a particular Certificateholder, the Trustee or the Depositor pursuant to this Trust Agreement.

“Failure to File Event”:  An event that occurs if any Underlying Securities Issuer of Concentrated Underlying Securities becomes a Disqualified Issuer or the Swap Counterparty becomes a Disqualified Swap Counterparty.

“Fed”:  The Federal Reserve Bank of New York.

“Fed Member Securities Account”:  In respect of any Person, an account in the name of such Person at the Fed, to which account Book-Entry Securities held for such Person are or may be credited.

“Federal Book-Entry Regulations”:  (a) the Federal regulations contained in Subpart B (“Treasury/Reserve Automated Debt Entry System (TRADES)” governing Book-Entry Securities consisting of U.S. Treasury bonds, notes and bills) and Subpart D (“Additional Provisions”) of 31 C.F.R. Part 357, 31 C.F.R. ss. 357.10 through ss. 357.14 and ss. 357.41 through ss. 357.44 (including related defined terms in 31 C.F.R. ss. 357.2) and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other Book-Entry Securities.

“Fee and Expense Agreement”:  The Fee and Expense Agreement dated as of the Closing Date between the Depositor or one of its Affiliates and the Trustee, as amended from time to time in accordance with its terms.

“Final Scheduled Distribution Date”:  With respect to any Certificate, the date on which all the unpaid principal of (and premium, if any, on) and interest on such Certificate is scheduled, without giving effect to any prepayment, exchange or early termination, to become due and payable as provided therein and in the applicable Supplement.

“Financial Asset”:  As defined in Section 8-102(a)(9) of the UCC.

“Fitch”:  Fitch Investors Service, L.P., and any successor thereof.

“Fixed Pass-Through Rate”:  With respect to any Fixed Rate Certificate, as defined in the related Supplement.

“Fixed Rate Certificate”:  A Certificate that provides for a payment of interest at a Fixed Pass-Through Rate.

“Floating Pass-Through Rate”:  With respect to any Floating Rate Certificate, as defined in the related Supplement.

“Floating Rate Certificate”:  A Certificate that provides for the payment of interest at a Floating Pass-Through Rate determined periodically by reference to a formula specified in the related Supplement.

“Global Security”:  A registered Certificate evidencing all or part of a Series (or Class within such Series), issued to the Depository for such Series or Class in accordance with Section 5.08 and bearing the legend prescribed therein.

“Holder”:  The Person in whose name a Certificate or Retained Interest is registered in the Certificate Register on the applicable Record Date.  Where the context requires, “Holder” may refer to the person entitled to exercise the Voting Rights accompanying a Certificate.

“Independent”:  When used with respect to any Person means that such Person (1) is in fact independent of the Depositor, the Swap Counterparty and the Swap Guarantor and of any Affiliate of the foregoing Persons, (2) does not have any direct or indirect material financial interest in the Depositor, the Swap Counterparty or the Swap Guarantor, or in any Affiliate of the foregoing Persons which is material with respect to such Person and (3) is not connected with the Depositor, the Swap Counterparty or the Swap Guarantor or any Affiliate of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Initial Swap Rate Accrual Period”:  The period from and including the Closing Date to but excluding the next Swap Payment Date.

“Investment Property”:  As defined in Section 9-115 of the UCC.

“Letter of Credit”:  With respect to any Series (or Class within such Series), the letter of credit, if any, providing for the payment of all or a portion of amounts due in respect of such Series (or Class), issued to the Trustee for the benefit of the Holders of such Series (or Class), issued by the related Credit Support Provider, all as specified in the related Supplement.

“Limited Guarantor”:  With respect to any Series (or Class within such Series), a Person specified in the related Supplement as providing a guarantee or insurance policy or other credit enhancement supporting the distributions in respect of such Series (or Class within such Series) as and to the extent specified in such Supplement.

“Limited Guaranty”:  With respect to any Series (or Class within such Series), any guarantee of, or insurance policy or other comparable form of credit enhancement with respect to, amounts required to be distributed in respect of such Series (or Class) or payments under all or certain of the Underlying Securities relating to such Series or Class, executed and delivered by a Limited Guarantor in favor of the Trustee, for the benefit of the Certificateholders, as specified in the related Supplement.

“Liquidation Event”:  Any of the events described in Section 3.04.

“Liquidation Price”:  If applicable with respect to any Series, the price at which the Market Agent sells the Underlying Securities on behalf of the Trustee, as specified in the applicable Supplement.

“Liquidation Proceeds”:  The amounts received by the Trustee in connection with (i) the liquidation of a defaulted Underlying Security, collateral, if any, related thereto, or Related Asset or (ii) the repurchase, substitution or sale of an Underlying Security or Related Asset.

“Market Agent”:  The market agent or market agents, if any, appointed pursuant to Section 8.01, and its or their successors or assigns.

“Market Agent Agreement”:  With respect to any Series, the agreement, if any, dated as of the Closing Date, between the Trustee and the Market Agent, the form of which will be attached to the related Supplement, and any similar agreement with a successor Market Agent, in each case as from time to time amended or supplemented.

“Minimum Wire Denomination”:  $10,000,000 or the equivalent in any Specified Currency.

“Moody’s”:  Moody’s Investors Service, Inc. and any successors thereto.

“No Plan Restriction”:  The restriction on Transfer of Certificates set forth in Section 5.04(h)(ii).

“Notional Amount”:  With respect to any Class of Certificates, if applicable, the initial notional amount specified in the related Supplement on which distributions of interest may be determined at the applicable Pass-Through Rate, as the same may be adjusted as specified in such Supplement.

“Officer’s Certificate”:  A certificate signed by any (or, if specified in these Standard Terms or any Supplement, more than one) Executive Officer of the Depositor, and delivered to the Trustee.

“Opinion of Counsel”:  A written opinion of counsel, who may, except as otherwise expressly provided in this Trust Agreement, be counsel for the Depositor acceptable to the Trustee, except that any opinion of counsel relating to the qualification of any account required to be maintained pursuant to this Trust Agreement as an Eligible Account must be an opinion of counsel who is in fact Independent of the Depositor.

“Optional Exchange”:  The exchange of Certificates of any Series (or Class within such Series) for a pro rata portion of the Deposited Assets of the related Trust.

“Optional Exchange Date”:  With respect to any Series (or Class within such Series), as defined, if applicable, in the related Supplement.

“Optional Redemption”:  The right of an Underlying Securities Issuer to redeem such Underlying Securities in accordance with the terms of the Underlying Securities Indenture.

“Ordinary Expenses”:  As defined in the related Supplement.

“Outstanding”:  With respect to Certificates of a specified Series (or Class within such Series), as of any date of determination, all such Certificates theretofore executed, authenticated and delivered under these Standard Terms and the related Supplement except:

(i)           Certificates theretofore cancelled by the Certificate Registrar; and

(ii)           Certificates, including Predecessor Certificates, in exchange for or in lieu of which other Certificates have been executed, authenticated and delivered pursuant to this Trust Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser in whose hands such Certificates are valid obligations of the Trust;

provided, however, that in determining whether any request, demand, authorization, direction, notice, consent or waiver hereunder has been given by the required percentage of the aggregate Voting Rights, Voting Rights accompanying Certificates beneficially owned by the Depositor, the Trustee, or any Affiliate thereof shall be disregarded and deemed not to be Outstanding, and such Voting Rights shall not be taken into account in determining whether the requisite percentage of aggregate Voting Rights necessary to effect any such consent or take any such action has been obtained except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates with respect to which the Depositor has provided the Trustee an Officer’s Certificate stating that such Certificates are so owned shall be so disregarded.  Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Certificates.

“Participant”:  A broker, dealer, bank, other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Pass-Through Rate”:  With respect to any Series (or Class within such Series) (except certain Discount Certificates and Certificates entitled to nominal or no interest distributions), the annual rate at which interest accrues on the Certificates of such Series (or Class), which may be a fixed rate or a floating rate of interest, determined upon the basis and in the manner specified in the related Supplement.

“Paying Agent”:  As defined in Section 5.13.

“Person”:  Any individual, limited liability company, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Plan”:  Any (i) “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, (ii) “plan” described in Section 4975(e)(1) of the Code subject to Section 4975 of the Code or (iii) entity whose underlying assets include plan assets by reason of a plan’s investment in such entity or otherwise.

“Predecessor Certificate”:  As defined in Section 5.05.

“Proceeding”:  Any suit in equity, action at law or other judicial or administrative proceeding.

“Prohibited Transaction Exemption Restriction”:  The restriction on Transfer of Certificates set forth in Section 5.04(h)(i).

“Rating Agency”:  With respect to any Series or Class within such Series), each nationally recognized statistical rating organization, specified in the related Supplement, that initially rates the Certificates of such Series (or Class within such Series) for so long as it rates the Certificates.

“Rating Agency Condition”:  With respect to any action or occurrence, unless otherwise specified in the applicable Supplement, that each Rating Agency shall have been given 10 days (or such shorter period acceptable to each Rating Agency) prior written notice thereof and that each Rating Agency shall have notified the Depositor and the Trustee in writing that such action or occurrence will not result in a reduction or withdrawal of the then current rating of any Certificate of the applicable Series.  If any Rating Agency (a) makes a public announcement or informs the Depositor and in each case the Depositor notifies the Trustee or a Responsible Officer of the Trustee has actual knowledge or is informed in writing by the Depositor that (x) it believes the Rating Agency Condition is not required with respect to an action or (y) its practice is to not give such confirmations, or (b) no longer constitutes a Rating Agency under Trust Agreement, the Rating Agency Condition with respect to that Rating Agency will not apply.

“Realized Loss”:  With respect to any defaulted and liquidated Underlying Security, the excess, if any, of (x) the price paid by the Depositor for such Underlying Security plus expenses incurred by the Trustee in connection with the default or liquidated Underlying Security, to the extent reimbursable under these Standard Terms and the related Supplement, over (y) Liquidation Proceeds with respect thereto, after paying any related Swap Termination Payment to the extent required hereunder and in accordance with the applicable Distribution Election.

“Record Date”:  With respect to any Distribution Date for any Series (or Class within such Series), the date specified in the related Supplement.

“Regulation AB”:  Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Related Assets”:  Any assets held by a Trust the return of which is linked to one or more Underlying Securities and which, if applicable, shall be described in the related Supplement or a schedule thereto.

“Reporting Threshold Notice”:  As defined in Section 3.14.

“Required Percentage--Amendment”:  Unless otherwise specified in the related Supplement, if a Rating Agency Condition is specified in such Supplement and such Rating Agency Condition is met, or, if a Rating Agency Condition is not so specified in such Supplement, 66-2/3% of the aggregate Voting Rights of such Series, and 100% otherwise.

“Required Percentage--Direction of Trustee”:  Unless otherwise specified in the related Supplement, 66-2/3% of the aggregate Voting Rights of such Series.

“Required Percentage--Remedies”:  Unless otherwise specified in the related Supplement, 66-2/3% of the aggregate Voting Rights of such Series.

“Required Percentage--Removal of Securities Intermediary”:  Unless otherwise specified in the related Supplement, more than 50% of the aggregate Voting Rights of such Series.

“Required Percentage--Removal of Trustee”:  Unless otherwise specified in the related Supplement, more than 50% of the aggregate Voting Rights of a Series.

“Required Percentage--Waiver”:  Unless otherwise specified in the related Supplement, 66-2/3% of the aggregate Voting Rights of a Series.

“Required Principal”:  As determined for any Distribution Date for a given Series (or Class within such Series), unless otherwise specified in the related Supplement, the amounts on deposit in the Certificate Account allocable to principal payments on the Underlying Securities (including from any Credit Support or any Swap Agreement and Advances, if any, but excluding amounts in respect of principal payments to the extent that Advances with respect thereto were distributed as Required Principal on a prior Distribution Date) and required to be distributed in respect of the Certificates of such Series (or Class) in accordance with the terms of such Certificates and such related Supplement.

“Requisite Reserve Amount”:  As of any date with respect to any Series (or Class within such Series), the amount, if any, required to be maintained in the Reserve Account, if any, for such Series or Class as specified in or determined pursuant to the related Supplement.

“Reserve Account”:  An Eligible Account, if any, created and maintained pursuant to Section 3.06.

“Responsible Officer”:  With respect to the Trustee, any officer within the Corporate Trust Office, including any Managing Director, Senior Vice President, Vice President, Assistant Vice President, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s actual knowledge of and familiarity with the particular subject.

“Retained Interest”:  If applicable, with respect to any Underlying Security, an ownership interest in and a right to a portion of the payments thereon by the obligor thereof, as specified in the related Supplement, held by the Person so specified in such Supplement.

“Sale Procedures”:  Unless otherwise specified in the Supplement, shall mean that, with respect to any sale of one or more Underlying Securities or Related Assets, the Market Agent, on behalf of the Trust, shall sell such Underlying Securities or Related Assets to the highest bidders among not less than three solicited bidders for such Underlying Securities or Related Assets selected by the Market Agent (one of which bidders may include BofA Merrill Lynch or any Affiliate thereof; provided, however, that neither BofA Merrill Lynch nor any of its Affiliates will be under any obligation to bid, and which bidders need not be limited to recognized broker dealers).  In the sole judgment of the Market Agent, bids may be evaluated on the basis of bids for a single Underlying Security or Related Asset, a portion of the Underlying Securities or Related Assets, or all of the Underlying Securities or Related Assets being sold or any other basis selected in good faith by the Market Agent.  The timing, price and other terms of any sale conducted by the Market Agent shall be determined by the Market Agent in its sole discretion, but all such sales shall be completed within 30 days or such longer period of time as may be reasonable with respect to particular Underlying Securities.  The Trustee shall deliver such Underlying Securities and Related Assets to the purchaser of such Underlying Securities and Related Assets only against payment in same day funds and the Trustee shall deposit the same into the Certificate Account.

“S&P”:  Standard & Poor’s Ratings Services, and any successor thereof.

“Securities Account”:  As defined in Section 8-501(a) of the UCC.

“Securities Control”:  “Control” as defined in Section 8-106 of the UCC and, for purposes of determining an interest in investment property under UCC Article 9, Section 9-115(1)(e) of the UCC.

“Securities Intermediary”:  As defined in Section 8-102(a)(14) of the UCC and, in respect of any Book-Entry Security, a “securities intermediary” (as defined in 31 C.F.R. ss. 357.2 or, as applicable to such Book-Entry Security, the corresponding Federal Book-Entry Regulations).

“Securities Intermediary”:  With respect to any Series, the Securities Intermediary shall be the Person so specified in the applicable Supplement until a successor Person shall have become the Securities Intermediary pursuant to the applicable provisions of these Standard Terms and the applicable Supplement, and thereafter “Securities Intermediary” shall mean such successor Person.

“Security”:  As defined in Section 8-102(a)(15) of the UCC.

“Security Certificate”:  As defined in Section 8-102(a)(9) of the UCC.

“Security Entitlement”:  As defined in Section 8-102(a)(17) of the UCC or, in respect of any Book-Entry Security, as defined in 31 C.F.R. Section 357.2 (or, as applicable to such Book-Entry Security, the corresponding Federal Book-Entry Regulations).

“Series”:  A separate series of Certificates issued pursuant to these Standard Terms and a related Supplement, which series may be divided into two or more Classes, as provided in such Supplement.

“Significant Obligor”:  As defined in Item 1101(k) of Regulation AB.

“Special Depositor Wind-Up Event”:  As defined in Section 10.04.

“Specified Currency”:  As specified in the related Supplement for the applicable Series or Class, which may be a currency issued by the government of any country or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries.  If not specified in the related Supplement, the Specified Currency shall be Dollars.

“Specified Currency Exchange Rate Basis”:  As defined in the related Supplement.

“State”:  Any one of the 50 states of the United States, or the District of Columbia.

“Supplement”:  An agreement incorporating these Standard Terms that authorizes the issuance of a particular Series (and each Class within such Series) of Certificates.

“Surety Bond”:  If so specified in the Supplement with respect to any Series (or Class within such Series), the surety bond providing for the distribution under certain circumstances specified in such Supplement of amounts to the Certificateholders of such Series (or Class), which surety bond will be issued to the Trustee for the benefit of such Certificateholders by the related Credit Support Provider, all as specified in such Supplement.

“Swap Agreement”:  If so specified in the Supplement with respect to any Series, the ISDA Master Agreement (including the Schedule thereto and Confirmation or Confirmations thereunder and any ISDA Credit Support Annex forming a part thereof) dated as of the Closing Date by and between the Trust and the Swap Counterparty, as the same may be amended or supplemented from time to time as provided therein.  In the event that the Trust shall enter into more than one ISDA Master Agreement, “Swap Agreement” shall mean each such ISDA Master Agreement specified in the Supplement.

“Swap Agreement Schedule”:  Schedule II to the Supplement.

“Swap Amount”:  With respect to each Swap Payment Date, an amount, payable by, or on behalf of, the Swap Counterparty, equal to the accrued interest or other payment obligation calculated with reference to the Swap Notional Amount for the immediately preceding Swap Rate Accrual Period at the Swap Rate.

“Swap Calculation Agent”:  The “Calculation Agent” as defined in the Swap Agreement.

“Swap Counterparty”:  If so specified in the Supplement with respect to any Series (or Class within such Series), as specified in such Supplement. Unless a successor Person shall have become the Swap Counterparty pursuant to the applicable terms of the Swap Agreement, whether by assignment or otherwise, and thereafter “Swap Counterparty” shall mean such Person.  In the event that the Trust shall enter into more than one Swap Agreement, “Swap Counterparty” shall mean each counterparty of the Trust specified in the Supplement.

“Swap Default”:  The occurrence of an “Event of Default” (as defined in the Swap Agreement) under the Swap Agreement.

“Swap Guarantee”:  If so specified in the Supplement with respect to any Series, the guarantee issued by the Swap Guarantor in favor of the Trust substantially in the form attached as an exhibit to the Swap Agreement.  If the Supplement does not specify a Swap Guarantee, references to Swap Guarantee and the Swap Guarantor herein shall be deemed deleted.

“Swap Guarantor”:  If so specified in the Supplement with respect to any Series, the guarantor specified as such in such Supplement, and, if a successor Person shall have become the Swap Guarantor pursuant to the Swap Guarantee, “Swap Guarantor” shall mean such successor Person.

“Swap Notional Amount”:  As specified in the Supplement.

“Swap Payment Date”:  As specified in the Supplement.

“Swap Rate”:  As specified in the Supplement.

“Swap Rate Accrual Period”:  The Initial Swap Rate Accrual Period and each period from and including a Swap Payment Date to buy excluding the next succeeding Swap Payment Date.

“Swap Termination Payment”:  If so specified in the Supplement with respect to any Series, the amount payable by the Swap Counterparty to the Trust, or by the Trust to the Swap Counterparty, pursuant to the Swap Agreement in consequence of an early termination of one or more Transactions under the Swap Agreement.

“Tax Event”:  The right of an Underlying Securities Issuer to shorten the maturity of or repurchase such Underlying Securities, in accordance with the terms of the Underlying Securities Indenture, due to a change in the treatment of such Underlying Securities under the Code.

“Termination Event”:  As defined in the Swap Agreement.

“Transaction”:  As defined in the Swap Agreement.

“Transfer”:  To sell, convey, assign, transfer, create, grant a lien upon and a security interest in and right of setoff against, deposit, set over, contribute and confirm to the Trustee pursuant to the Trust Agreement; and the terms “Transferred” and “Transferring” have the meanings correlative to the foregoing.  A Transfer of any Underlying Securities or of any other instrument shall include all rights, powers and options (but none of the obligations) of the Transferring party thereunder, including the first priority and continuing right to claim for, collect, receive and give receipt for principal, premium, if any, and interest payments in respect of such Underlying Securities and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Transferring party or otherwise, and generally to do and receive anything that the Transferring party is or may be entitled to do or receive thereunder or with respect thereto.

“Trust”:  With respect to any Series, the segregated asset or pool of assets subject hereto, constituting the trust created hereby and by the related Supplement and to be administered hereunder and thereunder, consisting of those Deposited Assets, the Credit Support, if applicable, all of the Trustee’s right, title and interest under any Swap Agreement and any related Swap Guarantee, if applicable, and, in each case, all sums distributed in respect thereof that are specified as being part of the Trust for such Series in the related Supplement, all for the benefit of the Certificateholders of such Series as of any particular time.

“Trust Agreement”:  With respect to each Series, these Standard Terms and all amendments hereof and, unless the context otherwise requires, the related Supplement and all amendments thereto.

“Trust Property”:  With respect to a Trust, (i) the related Underlying Securities and all payments on or collections in respect of such Underlying Securities due after a specified Cut-Off Date, (ii) all of the Trustee’s right, title and interest under any Swap Agreement and any related Swap Guarantee, (iii) all the Trustee’s right, title and interest in any related Credit Support, if any, (iv) all Eligible Investments and all funds from time to time deposited in certain segregated accounts held by the Trustee in trust and for the benefit of the Certificateholders representing interests in such Trust, and (v) any other asset described in the Supplement as constituting a portion of such Trust Property, in each case exclusive of any Retained Interest.

“Trust Wind-Up Event”:  As defined in Section 10.01.

“Trustee”:  With respect to any Series, the Person so specified in the applicable Supplement until a successor Person shall have become the Trustee pursuant to the applicable provisions of these Standard Terms and the applicable Supplement, and thereafter “Trustee” shall mean such successor Person.

“Trustee’s Fed Member”:  Any Person that is eligible to maintain a Fed Member Securities Account in such Person’s name with the Fed and through which the Trustee holds Book-Entry Securities.

“TIA”:  The Trust Indenture Act of 1939, as amended, as the same is in force and effect as of the date hereof.

“UCC”:  The Uniform Commercial Code as in effect from time to time in the State of New York and any successor statute.

“Underlying Securities Indenture”:  The indenture pursuant to which the Underlying Securities were issued, as identified in the Underlying Securities Schedule.

“Underlying Securities Issuer”:  With respect to an Underlying Security, the issuer thereof (including, if applicable, the guarantor of the Underlying Security), as identified in the Underlying Securities Schedule.

“Underlying Securities Schedule”:  Schedule I to the Supplement.

“Underlying Security” or “Underlying Securities”:  With respect to any Series, the asset or assets identified in the Underlying Securities Schedule.  The Underlying Securities for any Series or the related Trust shall not constitute Underlying Securities for any other Series or any other Trust.

“Underlying Security Default”:  Unless otherwise specified in the Supplement and without regard to whether there has been a subsequent waiver or cure, (i) the failure of the Underlying Securities Issuer (or any applicable guarantor on its behalf) to pay an installment of principal of, or any amount of interest due on, the Underlying Securities after the due date thereof and after the expiration of any applicable grace period; (ii) the initiation by the Underlying Securities Issuer or applicable guarantor of any proceedings seeking a judgment of insolvency or bankruptcy or seeking relief under bankruptcy or insolvency laws or similar laws affecting creditor’s rights; (iii) if not otherwise addressed in (ii), the passage of thirty (30) calendar days since the day upon which any person or entity initiates any proceedings against the Underlying Securities Issuer or applicable guarantor seeking a judgment of insolvency or bankruptcy or seeking relief under bankruptcy or insolvency laws or similar laws affecting creditor’s rights and such proceeding has not been dismissed prior to such thirtieth day; or (iv) other events specified in the Supplement.

“Underlying Security Issuance Agreement”:  The indenture, fiscal agency agreement, or other agreement with respect to a Underlying Security which sets forth the covenants and agreements of the Underlying Securities Issuer in connection with issuance of the Underlying Security.

“Underlying Security Interest Payment Date”:  With respect to an Underlying Security, each date specified in the Underlying Securities Schedule as a date on which interest is scheduled, as of the Closing Date, to be payable by or on behalf of the Underlying Securities Issuer on such Underlying Security in accordance with its terms.

“United States”:  The United States of America (including the States), its territories, its possessions and other areas subject to its jurisdiction.

“Unpaid Expenses”:  An amount, not to exceed $250,000, equal to all outstanding Ordinary Expenses and all outstanding Extraordinary Trust Expenses, in each case to the extent not paid by the Depositor, one of its Affiliates or a third party pursuant to an agreement with the Trustee.

“Voting Rights”:  The voting rights with respect to the Underlying Securities, which voting rights shall be allocated to Certificateholders of each Class within a given Series (and to the holders of the Retained Interest and Call Right, if any) in accordance with the Allocation Ratio.

SECTION 1.02.  Rules of Construction.  Unless the context otherwise requires:

(i)           a term has the meaning assigned to it;

(ii)           an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;

(iii)           “or” is not exclusive;

(iv)           the words “herein”, “hereof’, “hereunder” and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision;

(v)           “including” means including without limitation; and

(vi)           words in the singular include the plural and words in the plural include the singular.

SECTION 1.03.  Compliance Certificates and Opinions; Record Date.  (a) Upon any application or request by the Depositor to the Trustee to take any action under any provision of this Trust Agreement other than the initial issuance of the Certificates, the Depositor shall furnish to the Trustee (i) an Officer’s Certificate to the effect that (A) all conditions precedent, if any, provided for in this Trust Agreement relating to the proposed action have been complied with and (B) such action is authorized and permitted by the terms of the Trust Agreement and (ii) an Opinion of Counsel to the effect that (A) all such conditions precedent, if any, have been complied with and (B) such action is authorized and permitted by the Trust Agreement, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Trust Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

(i)           a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)           a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)           a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

(b)           The Depositor shall by delivery of an Officer’s Certificate to the Trustee set a record date to determine the Holders entitled to give any consent, request, demand, authorization, direction, notice, waiver or other act.  Notwithstanding TIA Section 316(c), such record date shall be the record date specified in such Officer’s Certificate, which shall be a date not more than 30 days prior to the first solicitation of Certificateholders in connection therewith.  If such a record date is fixed, such consent, request, demand, authorization, direction, notice, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether the requisite aggregate Voting Rights have authorized or agreed or consented to such consent, request, demand, authorization, direction, notice, waiver or other act, and for that purpose the aggregate Voting Rights shall be computed as of such record date; provided, however, that no such consent, request, demand, authorization, direction, notice, waiver or other act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Trust Agreement not later than one year after the record date.

ARTICLE II
DECLARATION OF TRUSTS; ENTRY INTO SWAP AGREEMENT; ISSUANCE OF CERTIFICATES;
PURPOSE AND CLASSIFICATION OF TRUSTS

SECTION 2.01.  Creation and Declaration of Trusts; Assignment of Deposited Assets.  (a) The Depositor, concurrently with the execution and delivery of the related Supplement, does hereby Transfer to the Trustee for the benefit of the Trustee and the Certificateholders of each given Series and without recourse, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under the Underlying Securities and other Deposited Assets.  Unless otherwise specified in the Supplement, each such Transfer will include all interest, premium (if any) and principal of, on or with respect to any such Underlying Securities due after the Cut-off Date and received by the Depositor, and will exclude all interest, premium (if any) and principal of, on or with respect to any such Underlying Securities due on or before the Cut-off Date.  With respect to any Concentrated Underlying Security, the Underlying Securities Schedule shall include information regarding the payment terms of the Concentrated Underlying Security, the maturity or terms thereof and any other material information with respect thereto.

(b)           In connection with each Transfer referred to in paragraph (a) of this Section 2.01, the Depositor shall, not later than the applicable Closing Date, either

(i)           deposit the Underlying Securities for a given Series (except for the Underlying Securities attributable to such Series that are to be acquired from a Person other than the Depositor, as specified on the Underlying Securities Schedule to the applicable Supplement) with the Trustee by physical delivery of such Underlying Securities duly endorsed, together with any documents necessary to transfer ownership of such Underlying Securities, to the Trustee, or

(ii)           have ensured that the Underlying Securities have been delivered to a Clearing Agency, in which event (A) the Securities Intermediary or its agent, on behalf of the Trustee, has accepted delivery of such Underlying Securities through such Clearing Agency, and (B) the Underlying Securities have been credited to a Securities Account of the Trustee and maintained by the Securities Intermediary on behalf of the Trustee, and the Securities Intermediary or its agent shall have the right to hold and maintain such Underlying Securities on deposit with such Clearing Agency for all purposes of this Trust Agreement.

(c)           In the case of each delivery of Underlying Securities referred to in paragraph (b) of this Section 2.01, the Depositor shall be deemed thereby to represent and warrant to the Trustee and the Securities Intermediary that:

(i)           the Depositor is duly authorized to so deliver the Underlying Securities;

(ii)           the Underlying Securities so delivered are genuine;

(iii)           at the time of delivery of the Underlying Securities, Depositor owns such Underlying Securities, has the right to transfer its interest in such Underlying Securities and such Underlying Securities are free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest (other than any liens of the Swap Counterparty described in Section 3.12 and granted by the Trust under the Swap Agreement and the lien granted by the Trust in favor of the Trustee and the beneficiaries of this Trust Agreement); and

(iv)           such delivery is irrevocable and free of any continuing claim by the Depositor except with respect to any Retained Interest or such claim as the Depositor may have as a Certificateholder.

The above representations and warranties shall survive the delivery of the Underlying Securities and the Certificates in respect thereof.  The Depositor shall further be deemed by such delivery to have made the representations that to the Depositor’s knowledge but without having made any independent inquiry, as of the Closing Date, no default or event of default with respect to the Underlying Securities has occurred and is continuing.

(d)           Unless otherwise specified in the related Supplement, the Transfer of the Deposited Assets accomplished by this Trust Agreement is absolute and shall constitute a sale as further provided in Section 3.12.  In addition, the Trust created hereunder and thereunder shall constitute a fixed investment trust for United States federal income tax purposes under Treasury Regulation Section 301.7701-4, and all parties hereto and thereto agree to treat the Trust, any distributions therefrom and the beneficial interest in the Certificates consistently with such characterization.  The provisions of this Trust Agreement shall be interpreted consistently with such characterization.

(e)           Any Trust created hereunder shall not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets, any Credit Support and the rights of the Trust under the Swap Agreement, the issuance of the Certificates and, if applicable, Call Rights, entering into the Swap Agreement as provided herein and other than those required or authorized by this Trust Agreement or incidental to and necessary to accomplish such activities.  Any Trust created hereunder shall not issue or sell any certificates or other obligations other than the Certificates or, if applicable, Call Rights or otherwise incur, assume or guarantee any indebtedness for money borrowed.

(f)           Anything herein to the contrary notwithstanding, none of the Trustee, the Securities Intermediary or any of the Certificateholders assumes any of the obligations of the Depositor or any other Person in respect of the Underlying Securities.

(g)           The Securities Intermediary expressly agrees with the Trustee and the Certificateholders that, at all times from and after the date hereof, any and all of the Deposited Assets held by the Securities Intermediary in the Certificate Account are to be treated as Financial Assets under, and for all purposes of, UCC Article 8 and UCC Article 9.

(h)           The Trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any another entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace the Trust.

(i)           Except as expressly provided in the Trust Agreement, the Trust may not sell the Underlying Securities.

SECTION 2.02.  Acceptance by Trustee.  With respect to each Series, the Trustee will acknowledge receipt by it, or by a custodian on its behalf, of (i) the related Underlying Securities now existing or hereafter acquired, (ii) any Credit Support, (iii) the Swap Agreement, (iv) the Swap Guarantee and (v) the documents specified in the Swap Agreement and declares that it will hold such assets and all other documents delivered to it pursuant to this Trust Agreement, and that it will hold all such assets and such other assets (including Underlying Securities acquired from a Person other than the Depositor) comprising the Trust for a given Series, in trust for the exclusive use and benefit of all present and future Certificateholders of such Series and for the purposes and subject to the terms and conditions set forth in this Trust Agreement, including the Trustee’s obligations, as and when they may arise, (a) to pay any amount due from the Trust under the Swap Agreement, which obligations shall be and hereby are designated to be secured, under the terms of the Swap Agreement, by a pledge of all of the Trust Property, (b) to pay Extraordinary Trust Expenses, subject to Section 7.06(b), and (c) to make distributions to the Certificateholders in accordance with Section 4.01.

SECTION 2.03.   Representations and Warranties of the Depositor.  The Depositor hereby represents and warrants to the Trustee that as of the Closing Date or as of such other date specifically provided herein or in the applicable Supplement:

(i)           the Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(ii)           with respect to each Supplement, to the Depositor’s knowledge but without having made any independent inquiry, the information set forth in the Underlying Securities Schedule with respect to each Underlying Security is true and correct in all material respects at the date or dates, respecting which, such information is furnished;

(iii)           the execution and delivery of this Trust Agreement by the Depositor and its performance of and compliance with the terms of this Trust Agreement will not violate the Depositor’s certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets;

(iv)           the Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Trust Agreement, has duly authorized the execution, delivery and performance of this Trust Agreement and has duly executed and delivered this Trust Agreement.  This Trust Agreement, upon its execution and delivery by the Depositor and assuming due authorization, execution and delivery by the Trustee, will constitute a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a Proceeding in equity or at law); and

(v)           any additional representations and warranties, if any, that may be specified in the applicable Supplement.

It is understood and agreed that the representations and warranties of the Depositor set forth in this Section 2.03 shall survive delivery of the respective documents and the Underlying Securities to the Trustee and shall inure to the benefit of the Trustee on behalf of the Trustee and the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment.  Upon discovery by any of the Depositor or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice thereof to the other party.

SECTION 2.04.   Breach of Representation, Warranty or Covenant.  Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of a breach of any representation or warranty of the Depositor set forth in Section 2.03 that materially and adversely affects the interests of the Certificateholders of a given Series, the Depositor shall cure such breach in all material respects.

SECTION 2.05.  Agreement to Execute, Authenticate and Deliver Certificates.  With respect to each Series and the related Trust, the Trustee hereby agrees and acknowledges that it will, concurrently with the Transfer to and receipt by it of the related Underlying Securities and any Swap Guarantee and delivery to it by the Depositor of the executed Trust Agreement and by the Swap Counterparty of the executed Swap Agreement, cause to be executed, authenticated and delivered to or upon the written order of the Depositor, in exchange for the Underlying Securities and such other assets constituting the Trust for a given Series and cash in an amount equal to the premium or other net payments to the Trust on the Closing Date under any Swap Agreement, Certificates duly authenticated by or on behalf of the Trustee in an Authorized Denomination evidencing ownership of the entire Trust for such Series, all in accordance with the terms and subject to the conditions of Section 5.02.

SECTION 2.06.  Custody and Holding of Deposited Assets.  (a) With respect to each Series, the Trustee shall hold and maintain the Deposited Assets with the Securities Intermediary in and through, and hereby directs the Securities Intermediary to credit any and all such Deposited Assets to, the Certificate Account (all as further provided in this Article II) in such manner as shall enable the Trustee to be and have the rights of an Entitlement Holder with respect to, and have sole dominion and control (including, without limitation, Securities Control) over, such Deposited Assets.

(b)           The Securities Intermediary hereby represents, warrants, covenants and agrees that from and after the Closing Date:

(i)           Each Certificate Account is a Securities Account, with the Trustee (for its benefit and the benefit of the Certificateholders) as the Entitlement Holder in, and having sole dominion and control (including, without limitation, Securities Control) over, any and all Deposited Assets (including, without limitation, any and all assets and properties referred to in clause (ii) below) in such Certificate Account.

(ii)           All assets and properties from time to time transferred or credited to the Certificate Account constitute Financial Assets.

(iii)           The Securities Intermediary is (and will remain) a securities intermediary and is acting (and will continue to act) as such with respect to the Certificate Account, the Deposited Assets therein and the Trustee as Entitlement Holder.  Unless otherwise instructed by the Trustee in writing, the Securities Intermediary will treat the Trustee (for its benefit and the benefit of the Certificateholders) as entitled to exercise the rights that comprise the Deposited Assets in each Certificate Account.  Further, the Securities Intermediary is and will remain (A) a bank, banking institution, financial firm or similar party, in each case, that regularly accepts in its course of its business Book-Entry Securities as a custodial service for customers and maintains Securities Accounts in the name of such customers reflecting ownership of or interest in such Securities, (B) will maintain its books and records reflecting such Book-Entry Securities in the State of New York and (C) if the Trustee maintains one or more Certificate Accounts with the Securities Intermediary, will have entered into, and will maintain in full force and effect, an agreement with the Trustee (which, on the date hereof, is comprised of this Trust Agreement) to the effect that their respective rights and obligations in respect of each other, said Underlying Securities and said Certificate Accounts are governed by the laws of the State of New York.

(iv)           The Securities Intermediary shall hold any and all assets and properties from time to time comprising the Deposited Assets (whether individually or as part of a fungible bulk) in a manner such that the Trustee will have dominion and control (including, without limitation, Securities Control) over such Deposited Assets.  The Securities Intermediary will credit to the appropriate Certificate Account (and will thereby or by book entry or otherwise identify as being subject to the Transfer to the Trustee hereunder) any and all assets and properties from time to time comprising the Deposited Assets in accordance with Section 2.06(a) hereof.

(v)           To effect the intention of clauses (i) through (iv) above, the Securities Intermediary or its agent maintains (and will continue to maintain):

(A)           one or more Securities Accounts with the Depository.  The Securities Intermediary or its agent will instruct the Depository to credit such Securities Accounts of the Securities Intermediary or its agent with the Depository with the Depository Securities comprising from time to time the Deposited Assets; and

(B)           one or more Fed Member Securities Accounts to which the Securities Intermediary through its agent will instruct the Fed to credit, in accordance with the Book-Entry Regulations, all Book-Entry Securities from time to time comprising the Deposited Assets.

(vi)           There are no other agreements entered into between the Securities Intermediary and the Depositor with respect to any Certificate Account.

(vii)           The Securities Intermediary has not entered into, and until the termination of the Trust Agreement will not enter into, any agreement with any other Person relating to any Certificate Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other Person.

(viii)           The Securities Intermediary has not entered into, and until the termination of the Trust Agreement will not enter into, any agreement with the Depositor or the Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth above.

SECTION 2.07.  Entry in Swap Agreement and Other Agreements.  Concurrently with the execution of the Trust Agreement, the Trust shall (i) execute and deliver the Swap Agreement and each Transaction thereunder, if any, (ii) accept the Swap Guarantee, (iii) enter into each other Agreement specified in the Trust Agreement, including, without limitation, agreement evidencing or ancillary to any Call Right, any repurchase agreement, and any expense administration agreement.  It shall be a condition to the effectiveness of the Trust Agreement that the Swap Agreement be effective as of the date of the Trust Agreement.  The Trustee shall, on behalf of the Trust, perform the obligation of the Trust under the Swap Guarantee promptly upon obtaining notice of a payment default under the Swap Agreement by the Swap Counterparty.  The Trustee and the Depositor agree, and each Certificateholder by acquiring its Certificates shall be deemed to agree, that the Swap Agreement does not represent an ownership interest in the Trust or its assets and that none of them shall treat the Swap Agreement as an ownership interest in the Trust for any purpose.  Except as expressly set forth in this Trust Agreement and in the Swap Agreement, the receipt by the Trustee of the Underlying Securities and the execution by the Trustee of the Swap Agreement shall not constitute and is not intended to result in an assumption by the Trustee or any Certificateholder of any obligation of the issuer of the Underlying Securities or the Swap Counterparty or any other Person in connection with the Underlying Securities or the Swap Agreement or under any agreements or instruments relating to any of them.

ARTICLE III
ADMINISTRATION OF EACH TRUST

SECTION 3.01.   Administration of Each Trust.  (a) The Trustee shall administer the Trust Property for each given Trust for the benefit of the Trustee and the Certificateholders of the related Series.  In engaging in such activities, the Trustee shall follow or cause to be followed collection procedures in accordance with the terms of these Standard Terms and the applicable Supplement, the respective Underlying Securities, Swap Agreement, Swap Guarantee and any applicable Credit Support Instruments.  With respect to each Trust, and subject only to the above-described standards and the terms of these Standard Terms, the related Supplement, the respective Underlying Securities, Swap Agreement, Swap Guarantee and applicable Credit Support Instruments, if any, the Trustee shall have full power and authority, acting alone or through Administrative Agents as provided in Section 7.02, to do or cause to be done any and all things in connection with such administration which it deems necessary to comply with the terms of these Standard Terms and the applicable Supplement.

SECTION 3.02.   Collection of Certain Underlying Security Payments.  With respect to any Series or Class, the Trustee shall make reasonable efforts to collect all payments required to be made pursuant to the terms of the Underlying Securities in a manner consistent with the terms of this Trust Agreement, such Underlying Securities and any related Credit Support Instruments, if applicable.

SECTION 3.03.   Certificate Accounts.  (a) For each Series, the Trustee shall establish and maintain one or more Eligible Accounts (collectively, the “Certificate Accounts”), which shall be Securities Accounts and shall be held in trust in the name of the Trustee for its benefit and the benefit of Certificateholders of such Series, subject to any security interest in the Trust granted in favor of the Swap Counterparty pursuant to the Swap Agreement and the obligation of the Trust to pay Extraordinary Trust Expenses, subject to the requirements of Section 7.06(b).  The Trustee on behalf of such Certificateholders shall possess all right, title and interest in all funds on deposit from time to time in each Certificate Account and in all proceeds thereof, subject to any security interest in the Trust granted in favor of the Swap Counterparty pursuant to the Swap Agreement and the obligation of the Trust to pay Extraordinary Trust Expenses.  With respect to each Series and in accordance with Section 2.06, the Certificate Accounts shall be under the sole dominion and control (including, without limitation, Securities Control) of the Trustee for the benefit of the related Certificateholders and the Swap Counterparty.  With respect to each Series, not later than the close of business on the Business Day on which the Trustee receives such amounts in the form of immediately available funds (so long as such funds are received by the Trustee by 3:00 p.m., New York City time, and on the next Business Day otherwise), the Trustee shall deposit or cause to be deposited in the Certificate Accounts all amounts received by it with respect to the Deposited Assets, any Credit Support, the Swap Agreement, the Swap Guarantee and all Liquidation Proceeds related to such Series including:

(i)           all payments on account of principal of such Underlying Securities;

(ii)           all payments on account of interest on such Underlying Securities;

(iii)           all payments on account of premium (if any) on such Underlying Securities;

(iv)           any payments in respect of any such Credit Support;

(v)           any Advances made as required pursuant to Section 4.04;

(vi)           any interest or investment income earned on funds deposited in the related Accounts;

(vii)           all Swap Amounts and all other payments (if any) received by the Trustee on account of the Swap Agreement; and

(viii)           all payments received by the Trustee on account of the Swap Guarantee.

Unless otherwise specified in the applicable Supplement, it is understood and agreed that payments in the nature of prepayment or redemption penalties, late payment charges, default interest or reinvestment income which may be received by the Trustee shall be deposited by the Trustee in the Certificate Account and shall not be retained by the Trustee for its own account.

If, at any time, the Certificate Account for any Series ceases to be an Eligible Account, the Trustee shall within five Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency Condition is met) establish a new Certificate Account meeting the conditions specified above and the Trustee shall within five Business Days transfer any cash and any investments on deposit in the Certificate Account to such new Certificate Account, and from the date such new Certificate Account is established, it shall be the Certificate Account for such Series.

(b)           The Trustee shall give notice to the Depositor of the location of each Eligible Account constituting the Certificate Account and prior to any change thereof, if such Eligible Account is or will be located at an institution other than The Bank of New York Mellon.

SECTION 3.04.  Liquidation Event.  Unless a Trust Wind-Up Event has also occurred and unless otherwise provided in the Supplement, if the Trust Property consists of more than one Underlying Security or Swap Agreement and with respect to one or more of such Underlying Securities or Swap Agreements (but not all) (i) there occurs an Underlying Security Default, (ii) any Swap Default or Termination Event occurs under any Transaction and such Transaction is terminated or (iii) any Credit Support becomes a Disqualified Credit Support, then the Trustee, upon receiving notice of the events set forth in (i) through (iii) (each such event a “Liquidation Event”) shall  promptly direct the Market Agent to sell the Affected Underlying Securities and a pro rata portion of the Related Assets held by such Trust, in accordance with and subject to Section 10.02(b).

SECTION 3.05.  Investment of Funds in the Accounts.  The Trustee may direct any depository institution maintaining the Certificate Account or the Reserve Account, if any, for the Series and any other segregated Eligible Account, which Eligible Account shall be a Securities Account the contents of which are held for the benefit of Certificateholders of such applicable Series (each, an “Account”), to invest the funds therein at the specific written direction of the Depositor in one or more Eligible Investments bearing interest or sold at a discount, which shall be held to maturity unless payable on demand and which funds shall not be reinvested upon the maturity or demand for payment of such Eligible Investment.  If the Depositor does not provide any investment directions by 10:00 a.m. on any Business Day on which funds are credited to any Account, such funds (with the exception of funds scheduled to be distributed on the date they are received, which funds will not be invested) will be invested in Federated Prime Obligations Fund (Ticker: POIXX) or such Eligible Investment as directed by the Depositor.  The Trustee shall not be liable for uninvested funds in the absence of sufficient direction by the Depositor.  Investments of such funds shall be invested in Eligible Investments that will mature so that such funds will be available for distribution on the next Distribution Date.  Except as otherwise provided in the applicable Supplement, any earnings with respect to such Eligible Investments shall be paid to, and any losses with respect to such Eligible Investments shall be solely for the account of, the Certificateholders in proportion to their interest in the invested funds.  In the event amounts on deposit in an Account are at any time invested in an Eligible Investment payable on demand, the Securities Intermediary, on behalf of the Trustee and the Trust, shall:

(i)           consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Eligible Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(ii)           demand same day payment of all amounts due thereunder upon a determination by the Trustee that such Eligible Investment would not constitute an Eligible Investment in respect of funds thereafter on deposit in any Account.

None of the Trustee, the Depositor or the Securities Intermediary shall in any way be held liable by reason of any insufficiency in any Account resulting from any loss on any Eligible Investment made in accordance with this Trust Agreement.

SECTION 3.06.  Maintenance of Credit Support.  (a) On the applicable Closing Date, the Trustee at the written direction of the Depositor or, if so specified in the applicable Supplement, the Depositor shall, to the extent specified in the applicable Supplement, establish and maintain, or enter into, as applicable, in the name of the Trustee, either as part of the related Trust or outside it, for the benefit of the Certificateholders of the related Series, the Credit Support specified in the applicable Supplement.  To the extent specified in the applicable Supplement, the Depositor will make or cause to be made any initial deposit to the Certificate Account or any Reserve Account (which shall be an Eligible Account) for the related Series as of the Closing Date.  Unless the Supplement for a given Series provides otherwise, if a Reserve Account exists for such Series, collections with respect to the Underlying Securities for such Series not distributed to the Certificateholders of such Series shall be deposited in the Reserve Account.  The Reserve Account, if any, shall be an asset of the Depositor (and the income earned on any amounts held in the Reserve Account shall be allocable to the Depositor, who agrees to include any such income in its gross income for all United States federal, state and local income and franchise tax purposes) and will not be a part of or otherwise be included in the Trust but will be held for the benefit of the Certificateholders.

(b)           Amounts on deposit in the Reserve Account and amounts available pursuant to any other Credit Support for such Series shall be applied by the Trustee to make distributions of principal of and premium (if any) and interest on the Certificates of such Series as required pursuant to Section 4.01 and the applicable Supplement to the extent that funds are not otherwise available for such purpose.  If specified in such Supplement, immediately after each Distribution Date, amounts on deposit in the Reserve Account for such Series in excess of a specified amount shall be paid to the Person so specified in such Supplement.

SECTION 3.07.  Realization upon Defaulted Underlying Securities.  (a) The Trustee on behalf of the Certificateholders, shall assert claims under each applicable Credit Support Instrument, Swap Agreement or Swap Guarantee and shall take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to any Underlying Security Default, subject in all cases to the provisions of Section 3.04, Section 10.02 and Article VII hereof.

(b)           Unless otherwise provided in the related Supplement, if the Trustee is unable to obtain full recovery in respect of any related Credit Support Instrument, Swap Agreement or Swap Guarantee due to an Underlying Security Default pursuant to Section 3.07(a), the Trustee shall follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon such Credit Support Instrument, Swap Agreement or Swap Guarantee, subject in all cases to the provisions of Section 3.04, Section 10.02 and Article VII hereof.

(c)           If the Liquidation Proceeds of a defaulted Underlying Security are less than the sum of (i) the outstanding principal balance of the defaulted Underlying Security and (ii) any related Swap Termination Payment payable hereunder and in accordance with the Distribution Election, the Trust for the applicable Series shall recognize a Realized Loss equal to the amount of such difference.  Any such Realized Loss shall be allocated in accordance with Section 4.05.

SECTION 3.08.  Retained Interest.  The Retained Interest, if any, in any Underlying Security shall initially be held by the Person so specified in the related Supplement as and to the extent specified therein.

SECTION 3.09.  Access to Certain Documentation.  The Trustee shall provide to any Federal, State or local regulatory authority that may exercise authority over any Certificateholder, the Swap Counterparty or the Swap Guarantor access to the documentation in the Trustee’s possession regarding the Underlying Securities, the Swap Agreement and the Swap Guarantee required by applicable laws and regulations.  Such access shall be afforded without charge, but only upon reasonable written request and during normal business hours at the offices of the Trustee designated by it.  In addition, access to the documentation in the Trustee’s possession regarding the Underlying Securities, the Swap Agreement and the Swap Guarantee related to a given Series (or Class within such Series) will be provided to any Certificateholder, the Swap Counterparty or the Swap Guarantor of such Series (or Class) upon reasonable written request during normal business hours at the offices of the Trustee designated by it at the expense of the Certificateholder requesting such access.

SECTION 3.10.  Reporting by the Depositor.

 (a)          The Depositor shall:

(i)           file with the Trustee, within 30 days after the Depositor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Depositor is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Depositor is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

(ii)           file with the Trustee and the Commission, in accordance with the rules and regulations prescribed by the Commission, such additional information, documents and reports with respect to compliance by the Depositor with the conditions and covenants provided for in this Trust Agreement, as may be required by such rules and regulations, certificates or opinions of independent accountants, conforming to the requirements of TIA Section 314(e);

(iii)           supply to the Trustee (and the Trustee shall transmit to all Certificateholders, the Swap Counterparty and the Swap Guarantor in the manner and to the extent provided in TIA Section 313(c)), such summaries of any information, documents and reports required to be filed by the Depositor pursuant to clauses (i) and (ii) of this Section 3.10 as may be required by rules and regulations prescribed by the Commission; and

(iv)           furnish to the Trustee, not less often than annually, a certificate from the principal executive, financial or accounting officer of the Depositor as to his or her knowledge of the Depositor’s compliance with all conditions and covenants under this Trust Agreement.  For purposes of this clause (iv), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Trust Agreement.

Any reports, statements, documents or other information required to be furnished by the Depositor to the Trustee pursuant to these Standard Terms or any Supplement shall be deemed to have been delivered to the Trustee if the Trustee is in possession of such reports, statements, documents or other information at the time they are to be furnished pursuant to these Standard Terms or any Supplement.

Each annual report on Form 10-K will be signed by the Depositor and will include a certification required by Section 302 of the Sarbanes-Oxley Act of 2002, in the form prescribed by Item 601 of Regulation S-K under the Securities Act.

(b)           The Trustee shall:

(i)           on behalf of the Trust, prepare for filing with the Commission, within the time period set forth below, copies of the annual reports and of the information, documents, certifications and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), if any, which the Depositor on behalf of the Trust may be required to file with the Commission pursuant to Regulation AB and Section 13 or 15(d) of the Exchange Act (collectively, “Exchange Act Reports”) with respect to the Trust.  The names and requirements of such Exchange Act Reports and the dates on which they are required to be filed with the Commission are as follows:

(A)           Form 8-K, within the time requirement prescribed by Regulation AB and the Exchange Act if the filing of Form 8-K is necessary;

(B)           Form 10-D, within the time requirement prescribed by Regulation AB and the Exchange Act;

(C)           Form 10-K, within the time requirement prescribed by Regulation AB and the Exchange Act; and

(D)           such other reports as may be required pursuant to Section 13 or 15(d) of the Exchange Act;

provided that if any filing being described in clauses (A) and (D) does not relate to an event explicitly applicable to the Trustee, the Trustee shall not be required to file a report with respect to such event unless it receives direction by the Depositor to do so.

(ii)           on behalf of the Trust, provide to the Depositor for review, draft reports within the following time frames or such shorter period as is required, in consultation with the Depositor, to permit timely execution and filing of such reports:

(A)           Form 8-K, as soon as possible, but in any case, within two business days after the event being reported or in the case of events not related to the Trustee, within one business day of direction by the Depositor to prepare the filing;

(B)           Form 10-D, within five business days of the Distribution Date;

(C)	Form 10-K, no later than March 15th of such calendar year, exclusive of the assessment of compliance which shall be delivered pursuant to the time frame specified in Section 7.17(a); and

(D)           such other reports, as soon as soon as possible following the event triggering the reporting requirement or in the case of events not related to the Trustee, within one business day of direction by the Depositor to prepare the filing.

(c)           Notwithstanding anything in the Trust Agreement to the contrary, in no event shall the Trustee be required to file any reports or notices with any entity, including, without limitation, the Commission.

SECTION 3.11.  Charges and Expenses.  Except as otherwise provided in these Standard Terms or the related Supplement, no amounts in the nature of fees or charges shall be payable by or withheld from the Trust, the Depositor or any other person and there shall be no recourse or claim against the Trust or the property of the Trust for all or any part of any fees or charges payable to any person.

SECTION 3.12.  Sale.  The parties hereto agree and intend that the Transfer of Underlying Securities, the Swap Agreement and all proceeds of any of the foregoing shall be treated as a sale and purchase by the Trust and not a loan or a pledge to secure a loan.  If for any reason such Transfer is deemed to be a loan or a pledge to secure a loan, the parties intend that the Trust Agreement shall be a security agreement pursuant to which there shall be deemed to have been granted to the Trustee a security interest in all right, title and interest in the Underlying Securities, the Swap Agreement and all proceeds of any of the Trust.  If the Trust terminates prior to the satisfaction of the claims of any Certificateholder under any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Certificateholder, subject to the prior security interest of the Swap Counterparty under the Swap Agreement and to the terms of the Trust Agreement.

SECTION 3.13.  Listing; Exchange Act Reporting.  The Depositor may, but shall not be required to, maintain any listing of the Certificates on the New York Stock Exchange or any other applicable securities exchange, and nothing herein shall preclude the Depositor from withdrawing or modifying the listing of the Certificates in accordance with the rules of any such securities exchange from time to time.  The Depositor shall have no duty to inquire whether an Underlying Securities Issuer or Swap Counterparty has become a Disqualified Issuer or Disqualified Swap Counterparty, nor shall the Depositor have any duties hereunder in relation to a Failure to File Event, unless and until the Depositor has received actual notice that a Failure to File Event has occurred.

SECTION 3.14.  Significance Percentage.  On or about the date that is 45 days prior to each Distribution Date, the Swap Counterparty will calculate its “significance percentage” as determined in accordance with Item 1115 of Regulation AB under the Securities Act.  The Swap Counterparty will promptly notify the Trust (a “Reporting Threshold Notice”) if the significance percentage of the Swap Counterparty is, or is reasonably likely to become, equal to or greater than 10% and the Swap Counterparty would fall within the definition of Disqualified Swap Counterparty.  Following such Reporting Threshold Notice, the Depositor shall direct the Swap Counterparty to transfer its rights and obligation under the Swap Agreement to a Replacement Swap Counterparty (as defined in the Swap Agreement) (which may be an affiliate of the Swap Counterparty) that would not be a Disqualified Swap Counterparty, such transfer to be effected prior to the next Distribution Date.  Any Replacement Swap Counterparty must assume all such rights and obligations (including with respect to acting as calculation agent under the Swap Agreement) and must have an S&P rating no lower than the higher of the S&P rating of the Swap Counterparty or the Swap Guarantor.  In addition, any Replacement Swap Counterparty must be a Person who regularly offers to enter into, assume, offset, assign or otherwise terminate positions in Swap Agreements with customers in the ordinary course of a trade or business.

ARTICLE IV
DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS

SECTION 4.01.                                Distributions.  (a) On each Distribution Date for a given Series, the Trustee shall apply Available Funds in the Certificate Account for such Series in the manner and priority set forth in the Supplement for such Series.  In any event, however, any amounts collected during any period shall be distributed to the Holders no later than the Distribution Date immediately following the receipt thereof.

(b)           All distributions to Holders shall be payable only from Available Funds, and no provision of this Trust Agreement shall be deemed to create any obligation on the part of the Trustee or the Depositor to make any distribution from any other source.

SECTION 4.02.                                Distributions on Certificates.  (a) Distributions on any Certificate that are payable and are punctually paid or duly provided for on any Distribution Date shall be distributed to the Person in whose name such Certificate (or one or more Predecessor Certificates) is registered at the close of business on the related Record Date notwithstanding the cancellation of such Certificate upon any transfer or exchange subsequent to such related Record Date.

The distribution of interest and principal on Certificates shall be made:

(i)           if the Certificateholder is a Depository, to the Depository, which shall credit the relevant Participant’s account at such Depository in accordance with the policies and procedure of the Depository; or

(ii)           if the Holder is not a Depository, at the Corporate Trust Office (except as otherwise specified pursuant to the applicable Supplement) or, at the option of the Trustee, by check mailed to the address of the Person entitled thereto as such address shall appear in the Certificate Register or, if provided pursuant to the applicable Supplement and in accordance with arrangements satisfactory to the Trustee, at the option of the registered Holder by wire transfer to an account designated by the registered Holder.  Notwithstanding clause (i) of this paragraph (a), with respect to a Holder of Certificates not held in a Depository and having at least the Minimum Wire Denomination, such payment shall be made by wire transfer of immediately available funds to the account designated by such Holder in a written request received by the Trustee not later than 10 days prior to such Distribution Date; provided, however, that if a wire transfer cannot be made for any reason, payment shall be made by check.  The Trustee shall not be required to send federal funds wires until any corresponding payments which were not same day funds when received by it have become same day funds.

(b)           Each Certificate delivered under this Trust Agreement upon transfer of or in exchange for or in lieu of any other Certificate shall carry the rights to interest accrued and undistributed, and to accrue, that were carried by such other Certificate.

(c)           Unless otherwise specified in the Supplement, the Pass-Through Rate applicable to the Certificates of any Series or Class within such Series will be the equivalent fixed or floating rate applicable to payments received by the Trust under any related Swap Agreement (as determined by the Swap Calculation Agent) or, in the absence of any Swap Agreement, under the Underlying Securities.  If the Supplement specifies a Calculation Agent, the Calculation Agent shall calculate the Pass-Through Rate applicable to the Certificates from time to time as specified in the Supplement. All determinations of interest by the Calculation Agent hereunder shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Certificates.  Each of the protections, releases, indemnities and other terms applicable to the Trustee under Sections 7.01, 7.03, 7.04, 7.06, 7.11 and 7.12 shall apply to the Calculation Agent in connection with its actions as Calculation Agent for the Trust.

(d)           With respect to any computations or calculations to be made under these Standard Terms, the applicable Supplement and the Certificates, except as otherwise provided, all percentages resulting from any calculation of accrued interest will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

(e)           The final distribution of principal and/or premium shall be made upon presentation and surrender of such Certificates at the Corporate Trust Office.

SECTION 4.03.                                Reports to Certificateholders.  (a) At any time when the Trust is not subject to Section 13 or 15(d) under the Exchange Act, unless otherwise specified in the applicable Supplement, on the fifth Business Day following each such Distribution Date the Trustee shall forward or cause to be forwarded to the Depositor, each Holder of such Series, each Swap Counterparty, each Rating Agency rating such Series and such other Persons as may be specified in such Supplement, a statement setting forth:

(i)           the amounts received by the Trustee as of the date of such statement since the date of the last such statement in respect of principal, interest and premium on the Underlying Securities and any amounts received by the Trustee with respect to any Swap Agreement or other derivatives transaction that may be entered into by the Trust pursuant to the terms of these Standard Terms and the related Supplement;

(ii)           the amounts payable by the Trust as of the statement date pursuant to  Swap Agreement and any other amounts payable pursuant to any other derivatives transaction that may be entered into by the Trust pursuant to the terms of these Standard Terms and the related Supplement;

(iii)           the amount of compensation received by the Trustee, and any Administrative Agent, for the period relating to such Distribution Date, and the amount of any other fees or expenses accrued and paid by the trust for the period relating to such Distribution Date with an identification of the general purpose of such fees and the party receiving such fees or expenses;

(iv)           the amount of the distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and to the Retained Interest, and the amount of aggregate unpaid interest accrued as of such Distribution Date;

(v)           the applicable Record Date and interest accrual date for calculating the distributions on such Distribution Date;

(vi)           in the case of each Class of Floating Rate Certificates of such Series, the respective Floating Pass-Through Rate applicable to each such Class on such Distribution Date, as calculated in accordance with the method specified in such Certificates and the related Supplement;

(vii)           if the Supplement provides for a Reserve Account, the balance of such Reserve Account at beginning and end of the period relating to such Distribution Date and any material Reserve Account activity during such period;

(viii)           if the Supplement provides for Advances, the aggregate amount of Advances, if any, included in such distribution, and the aggregate amount of unreimbursed Advances, if any, at the close of business on such Distribution Date;

(ix)           the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, any delinquency or loss information with respect to the Underlying Securities, any material breaches of representations, warranties or covenants related to the Underlying Securities, the current interest rate or rates thereon at the close of business on such Distribution Date;

(x)           the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance (or Notional Amount) due to the allocation of any Realized Losses on such Distribution Date or otherwise as may be specified by the Depositor;

(xi)           as to any Series (or any Class within such Series) for which Credit Support has been obtained, the amount or notional amount of coverage of each element of Credit Support (and rating, if any, thereof) included therein as of the close of business on such Distribution Date, any payments made with respect to each element of Credit Support for the period relating to such Distribution Date with an identification of the general purpose of such payments and the party receiving such payments and any amounts drawn on each element of Credit Support;

(xii)           if applicable and provided to the Trustee in writing by the Swap Counterparty, the new Swap Rate applicable to the Swap Rate Accrual Period next beginning; and

(xiii)           any other information appropriate for a Series, as specified in the applicable Supplement.

Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during each such calendar year was a Holder a statement containing the information set forth in clause (iii) above, aggregated for such calendar year during which such person was a Holder.  Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.  The Trustee shall supply to Holders in writing at such Holder’s expense who so request all materials received by the Trustee from the Underlying Securities Issuer.

(b)           The Trustee will deliver to Certificateholders, the Depositor, each Swap Counterparty, and any Credit Support Provider copies of all notices and communications a Responsible Officer of the Trustee receives from each Underlying Securities Issuer within three (3) Business Days of receipt, including notice of any redemption of or self-tender for the Underlying Securities by the Underlying Securities Issuer.  The Trustee will also notify the Depositor and the Certificateholders within three (3) Business Days of receipt of any exercise of any call rights with respect to the Underlying Securities by a Swap Counterparty under the terms of a Swap Agreement.  The Trustee agrees that it will require employees of the Trustee that have day-to-day responsibilities in connection with the Trust to forward all notices and communications it receives regarding the Trust to a Responsible Officer.

(c)           At any time when the Trust is not subject to Section 13 or 15(d) of the Exchange Act, upon request to the Trustee by a Certificateholder or a prospective purchaser from a Certificateholder of the information required by Rule 144A(d)(4)(i) of the Securities Act, the Trustee shall promptly notify the Depositor of such request, and the Depositor shall promptly thereafter provide such information to the Trustee, and the Trustee shall furnish such information to such Certificateholder or prospective purchaser, provided that for purposes of this Section 4.03(c), the information required by Rule 144A(d)(4)(i) shall be as interpreted in Release No. 33-6862, Part D, i.e., basic, material information concerning the structure of the Trust, the Certificates and distributions in respect thereof, and the nature and performance of the Underlying Securities, the Swap Agreement and any other assets of the Trust.

SECTION 4.04.  Advances.  (a) Unless otherwise specified in the applicable Supplement, the Trustee shall have no obligation to make Advances (as defined below) with respect to the Underlying Securities or in favor of the Holders of any Series (or Class within such Series) of Certificates.

(b)           However, as and to the extent provided in the Supplement for a given Series, and subject to the terms of paragraphs (c) and (d) of this Section 4.04, on or prior to each Distribution Date, the Trustee shall advance or cause to be advanced in immediately available funds for deposit in the Certificate Account for such Series an advance (each, an “Advance”) in an amount equal, unless otherwise specified in the related Supplement, to the aggregate of distributions of principal, premium (if any) and interest due on the Underlying Securities for such Series (or Class) during the related Collection Period, to the extent remaining unpaid at the time of such Advance.  In satisfaction of its obligation to make such Advances, the Trustee shall make such Advances from its own funds and may recover Advances from late collections received by the Trustee on the applicable Underlying Securities, proceeds from any applicable Credit Support, if any, and Liquidation Proceeds with respect to the Underlying Securities for such Series or Class, as specified in the related Supplement, as to which any such Advance was made.

(c)           Notwithstanding any provision herein to the contrary, no Advance shall be required to be made hereunder if the Trustee reasonably believes that it will be unable to recover such Advance from related late collections, Credit Support proceeds, if any, Swap Agreement, Swap Guarantee or Liquidation Proceeds with respect to the applicable Underlying Securities.  It is further understood and agreed that the Trustee shall not be obligated to make any Advances in respect of reductions in the amount of collections on the Underlying Securities due to bankruptcy proceedings with respect to the Underlying Securities or the obligors thereof.

(d)           Notwithstanding any provision herein to the contrary, unless otherwise provided in the related Supplement for a given Series, any Advances made in respect of any Underlying Securities related to such Series (or Class within such Series) that subsequently are deemed by the Trustee to be nonrecoverable from related late collections, Credit Support proceeds, if any, Swap Agreement, Swap Guarantee or Liquidation Proceeds may be reimbursed to the Trustee through the application of amounts on deposit in the Certificate Account for such Series allocable to any of such Underlying Securities prior to the distributions of interest, premium (if any) and principal with respect to the Certificates of such Series or Class.

SECTION 4.05.  Allocation of Realized Losses and Trust Expenses.  With respect to any Series, Realized Losses and Extraordinary Trust Expenses, if any, shall be allocated on any Distribution Date only to the extent set forth in the Distribution Election.

SECTION 4.06.  Compliance with Withholding Requirements.  (a) Notwithstanding any other provision of this Trust Agreement to the contrary, the Trustee shall comply with all Federal withholding requirements respecting distributions to Holders of interest or original issue discount and pursuant to the Swap Agreement that the Trustee believes are applicable under the Code.  The consent of Holders shall not be required for such withholding.

(b)           Each Holder will provide the Trustee (and, so long as the Certificates are held at a Depository in the form of Global Certificates, each Beneficial Owner of the Certificates will provide such Depository and the Trustee) with evidence that there should not be any withholding tax assessed for United States federal income tax purposes in respect of distributions to such Holder, such evidence to take the form of a statement, on a duly executed and up-to-date Internal Revenue Service Form W-8 (or successor form), Form W-9 (or successor form), or Form 4224 (or successor form), as applicable, that identifies the Beneficial Owner of the Certificate; provided, however, that for so long as the Certificates are held at a Depository in the form of Global Certificates, the Holder shall have no obligation to provide the Trustee with any such evidence except to the extent it has received such evidence from Beneficial Owners of the Certificates.  The Trustee shall not be required to accept any such Internal Revenue Service forms if it believes that they are not accurate (but the Trustee shall not be required to make any independent investigation to determine their accuracy).

(c)           If any tax or other governmental charge shall become payable by or on behalf of the Trustee, including any tax or governmental charge required to be withheld from any payment by the Trustee under the provisions of any applicable law or regulation with respect to any Underlying Securities or the Certificates, such tax or governmental charge shall be payable by the Holder and may be withheld by the Trustee.  The consent of the Holder shall not be required for such withholding.  In the event the Trustee does withhold any amount from interest or original issue discount distributions or Advances thereof to any Holder pursuant to Federal withholding requirements, the Trustee shall indicate in the statement required pursuant to Section 4.03 the amount so withheld.

(d)           The Depositor and the Trustee shall have the right to refuse the surrender, registration of transfer or exchange of any Certificate with respect to which such tax or other governmental charge shall be payable until such payment shall have been made by the Holder thereof.

SECTION 4.07.  Optional Exchange.  (a) The terms and conditions, if any, of an Optional Exchange will be specified in the related Supplement; provided, however, that any right of Optional Exchange shall be exercisable only to the extent that the Depositor provides an Opinion of Counsel to the effect that (i) such exchange would not be inconsistent with continued satisfaction of the applicable requirements for exemption under Rule 3a-7 (or other applicable rule or exemption) under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and (ii) such exchange would not affect the characterization of the Trust as a “grantor trust” under the Code.  The terms of an Optional Exchange may include, but are not limited to, the following:

(i)           a requirement that the exchanging Holder tender to the Trustee Certificates of each Class within such Series;

(ii)           a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to Certificates being tendered for exchange by a single Holder;

(iii)           a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each Certificate tendered for exchange be an Authorized Denomination;

(iv)           specified dates on which a Holder may effect such an Optional Exchange (each, an “Optional Exchange Date”), as specified in the applicable Supplement;

(v)           limitations on the right of an exchanging Holder to receive any benefit upon Optional Exchange from any Credit Support;

(vi)           adjustments to the value of the proceeds of any Optional Exchange based upon required prepayment of future expense allocations and the establishment of a reserve for any unanticipated Extraordinary Trust Expenses; and

(vii)           a requirement that the exchanging Holder obtain the consent of any Swap Counterparty to such exchange and tender to the Swap Counterparty a termination payment of the portion of the Swap Agreement corresponding to the portion of the Underlying Securities to be distributed by the Trustee.

(b)           Unless otherwise provided in the applicable Supplement, no Certificate may be exchanged pursuant to this Section 4.07 unless the Trustee has received at least 30 days (or such shorter period acceptable to the Trustee or specified in the applicable Supplement) but not more than 45 days prior to an Optional Exchange Date a telegram, telex, facsimile transmission, electronic communication or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depository (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the Holder, the Certificate Principal Balance or Notional Amount of such Registered Certificate to be exchanged and the number or a description of the tenor and the terms of such Certificate, a statement that the Optional Exchange is being exercised thereby and an assurance that the Registered Certificate to be exchanged with the form entitled “Option to Elect Exchange” on the reverse of the Registered Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and such Certificate and form duly completed must be received by such Trustee by such fifth Business Day.  Any tender by the Holder thereof for Optional Exchange shall be irrevocable.  Unless otherwise provided in the applicable Supplement, the Optional Exchange option may be exercised pursuant to this Section 4.07 by the Holder of a Certificate for less than the aggregate Certificate Principal Balance or Notional Amount of such Certificate as long as the Certificate Principal Balance or Notional Amount remaining Outstanding after such Optional Exchange is an Authorized Denomination and all other requirements set forth in the related Supplement are satisfied.  Upon such partial exchange, such Certificate shall be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance or Notional Amount thereof shall be issued (which shall be in the name of the Holder of such exchanged Certificate).

(c)           Upon the completion of any such Optional Exchange, the Trustee shall give prompt written notice thereof to each Rating Agency.

(d)           Unless the Supplement states that “Depositor Optional Exchange” does not apply to the Certificates of a given Series, any Certificates held or beneficially owned by the Depositor or its affiliates from time to time will be subject to optional exchange by the Depositor or such affiliates for a pro rata portion of the Trust Property of the related Trust.  Unless the Supplement otherwise provides, the Depositor may only exchange Certificates for a pro rata portion of the Trust Property if: (i) the exchange is made with respect to a minimum Certificate Principal Balance of $250,000 and in amounts satisfying the minimum authorized denominations of the Certificates and of the Underlying Securities; (ii) such exchange is to be effected on any January 1, April 1, July 1 or October 1 (or the succeeding Business Day if such date is not a Business Day) with 45 days notice; (iii) any persons specified in the Supplement consent; and (iv) the Depositor determines that more than 100 holders of the Certificates, independent of the Trust and each other will remain after such exchange.

SECTION 4.08.  Call Right.  (a) The holder of a Call Right may purchase Certificates of a given Series or Class from the Holders thereof prior to maturity if the applicable Supplement designates such Series or Class as a Callable Series, or upon the occurrence of a Tax Event or an Optional Redemption.  The Call Terms shall be set forth in the applicable Supplement and shall include, without limitation, the following:

(i)           the initial holder of the Call Right;

(ii)           whether the Certificate Principal Balance or Notional Amount of each Certificate being purchased pursuant to the Call Right must be an Authorized Denomination;

(iii)           the Call Date or Dates;

(iv)           the Call Price; and

(v)           the Call Notice Period.

(b)           A Call Right may be exercised at the option of the holder thereof, in accordance with the Call Terms (including any notice periods).  Such notice to the Trustee shall include the Certificate Principal Balance (or Notional Amount) of the Certificates to be purchased and shall reference the Call Price and the Call Date.  On or prior to the second Business Day following receipt of such notice from the holder of the Call Right, the Trustee shall notify the Holders of the Certificates by first class mail; such notices shall state:

(i)           the Certificate Principal Balance (or Notional Amount) of Certificates to be purchased;

(ii)           the Call Price;

(iii)           the name and address of the Paying Agent;

(iv)           that Certificates called for purchase must be surrendered to the Paying Agent in order to collect the Call Price;

(v)           that interest on Certificates called for purchase pursuant to the Call Right ceases to accrue on and after the Call Date, and the only remaining right of Holders of such Certificates is to receive payment of the Call Price upon surrender of the Certificates to the Paying Agent;

(vi)           that, if any Certificate contains a CUSIP, CINS or ISIN number, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Certificates or as contained in such notice and that reliance may be placed only on the other identification numbers printed on the Certificates; and

(vii)           the Call Notice Period and a statement by the Call Holder that all conditions to the exercise of the Call Right have been satisfied.

(c)           If fewer than all of the Certificates are to be purchased pursuant to the exercise of the Call Right, the Trustee shall select the Certificates to be purchased in accordance with the requirements of the principal national securities exchange on which the Certificates are listed or, if the Certificates are not listed on a national securities exchange, on a pro rata basis, in accordance with the procedures of DTC or other applicable Depository.  The Trustee shall notify the Depositor and the Certificate Registrar promptly in writing of the Certificates or portions of the Certificates to be purchased by the holder of the Call Right, provided, however, that this Section 4.08(c) shall not apply to Certificates subject to a Call Right due to a Tax Event or an Optional Redemption.  Notwithstanding the foregoing, if specified in the Call Agreement, if a Call Holder also holds Certificates on the date of the exercise of its Call Rights, the Call Holder may elect, by notice to the Trustee, to call its own Certificates before any other holder’s Certificates are called.

(d)           Once such notice is mailed to a Holder, such Holder shall not be entitled to any right as a Holder other than the right to receive payment of the Call Price on the Call Date and the Certificates subject to the Call Right shall be deemed to have been automatically surrendered to the Trust for further transfer to the holder exercising its Call Right.  Upon surrender of any Certificates to the Paying Agent, the Holders of such Certificates shall be paid the Call Price.  Notice of purchase shall be deemed to be given when mailed, whether or not the Holder receives the notice.  In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the purchase of Certificates held by Holders to whom such notice was properly given.

(e)           At or prior to 12:00 noon on the Call Date, the holder of the Call Right to be exercised shall deposit with the Paying Agent by wire transfer in same-day funds money sufficient to pay the Call Price of the Certificates to be redeemed on that date.

(f)           If a notice has been given in the manner provided above, the Certificates or portion of Certificates specified in such notice to be purchased shall become due and payable on the Call Date at the Call Price stated therein, together with accrued interest (if applicable) on and after such dates.  Upon surrender of any Certificate in connection with the Call Right, such Certificate shall be paid and redeemed by the holder of the Call Right at the Call Price.

(g)           Upon surrender of any Certificate that is purchased in part, the Depositor shall execute and the Trustee shall authenticate and deliver to the Holder a new Certificate equal in principal amount to the portion of such surrendered Certificate not purchased.

(h)           Notwithstanding anything to the contrary in these Standard Terms or any Supplement, a Series or Class will be subject to a Call Right of the Underlying Securities Issuer if the Underlying Securities Issuer gives notice of a Tax Event or an Optional Redemption, regardless of whether such Series or Class is also designated a Callable Series in the applicable Supplement, and in the case of a Tax Event or an Optional Redemption the required notice of the Call Right shall be the lesser of the time set forth in Section 4.08(b) and the time set forth in the notice provisions relating to such Tax Event or Optional Redemption, respectively, in the Underlying Securities Indenture, as specified in the related Supplement.

(i)           If the Supplement provides the Certificates are subject to Call Rights and designates such Series a “Callable Series,” then after receiving notice of the exercise of such a call right, the Trustee will provide notice thereof as provided in the Trust Agreement. The Trustee and the Depositor agree, and each Certificateholder by acquiring its Certificates shall be deemed to agree, that the Call Rights do not represent an ownership interest in the Trust or its assets and that none of them shall treat the Call Rights as an ownership interest in the Trust for any purpose.

ARTICLE V
THE CERTIFICATES

SECTION 5.01.   The Certificates.  (a) The Certificates of any Series (or Class within such Series) shall be issued in fully registered form without coupons and shall be substantially in the form of the exhibit attached to the applicable Supplement.

(b)           Each Series (and all Classes within such Series) shall be created by a Supplement authorized by the Depositor and establishing the terms and provisions of such Series.  Each Trust must be a fixed investment trust under the Code.  Each such Series may be issued in one or more Classes, with such further particular designation added or incorporated in such title for the Certificates of any particular Series or Class within such Series as the Depositor may determine.  Each Certificate shall bear upon its face the designation so selected for the Series and Class to which it belongs.  All Certificates of the same Series and Class shall be identical in all respects except for the denominations thereof.  All Certificates of all Classes within any one Series at any time Outstanding shall be identical except for differences among the Certificates of the different Classes within such Series specified in the applicable Supplement.  Except as otherwise provided in the related Supplement, all Certificates of a particular Series (and all Classes within such Series) issued under this Trust Agreement shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Trust Agreement.

SECTION 5.02.   Execution, Authentication and Delivery.  (a) The Certificates shall be executed by the Trustee by one of its Responsible Officers, which may be in facsimile or electronic form and imprinted or otherwise reproduced thereon.  The signature of any of the Responsible Officers may be manual, facsimile or electronic.  Certificates bearing the manual, facsimile or electronic signature of individuals who were at any time the Responsible Officers of the Trustee shall be binding, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates.

(b)           Each Certificate shall be dated as of the later of the date specified in the related Supplement and the date of its authentication.

(c)           No Certificate shall be entitled to any benefit under this Trust Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in one of the forms provided for herein executed by the Trustee by the manual signature of one of its Responsible Officers, and such signature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder and is entitled to the benefits of this Trust Agreement.

SECTION 5.03.  Temporary Certificates.  Pending the preparation of Definitive Certificates or permanent Global Securities of any Series (or Class within each such Series), and upon receipt of a Depositor Order, the Trustee shall execute, authenticate and deliver temporary Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any Authorized Denomination, substantially of the tenor of the Definitive Certificates or permanent Global Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as may be authorized by such Depositor Order.  Any such temporary Certificate may be in global form, representing all or a portion of the Outstanding Certificates of such Series or Class.  Every such temporary Certificate shall be executed, authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Certificates or permanent Global Securities in lieu of which is issued.

If temporary Certificates of any Series (or Class within such Series) are issued, the Trustee will cause Definitive Certificates or Global Securities of such Series or Class to be prepared without unreasonable delay.  After the preparation of Definitive Certificates of such Series or Class, the temporary Certificates of such Series or Class shall be exchangeable for Definitive Certificates or permanent Global Securities of such Series or Class upon surrender of the temporary Certificates of such Series or Class at the Corporate Trust Office, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Certificates of any Series or Class within such Series, the Trustee, upon receipt of a Depositor Order, shall execute, authenticate and deliver in exchange therefor Definitive Certificates or permanent Global Securities with a like Certificate Principal Balance or Notional Amount, as applicable, of the same Series (or Class within such Series) of Authorized Denomination and of like tenor.  Until so exchanged, temporary Certificates of any Series (or Class within such Series) shall in all respects be entitled to the same benefits under this Trust Agreement as Definitive Certificates or permanent Global Securities of such Series or Class, except as otherwise specified in the applicable Supplement.

Upon any exchange of a portion of a temporary Global Security for a permanent definitive Global Security or for the individual Definitive Certificates represented thereby, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the aggregate Certificate Principal Balance or Notional Amount, as applicable, evidenced thereby, whereupon the aggregate Certificate Principal Balance or Notional Amount, as applicable, of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

SECTION 5.04.  Registration; Registration of Transfer and Exchange.  (a) The Trustee shall cause to be kept a register for each Series (the registers maintained in such office and in any other office or agency of the Trustee being herein sometimes collectively referred to as the “Certificate Register”) in which a transfer agent and registrar (which may be the Trustee) (the “Certificate Registrar”) shall provide for the registration of Certificates and the registration of transfers and exchanges of Certificates.  The Trustee is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided; provided, however, that the Trustee may appoint one or more co-Certificate Registrars.  Upon any resignation of any Certificate Registrar, the Depositor shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Certificate Registrar.

If a Person other than the Trustee is appointed by the Depositor as Certificate Registrar, the Depositor will give the Trustee prompt written notice of the appointment of a Certificate Registrar and of the location, and any change in the location, of the Certificate Register, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Certificate Registrar by an Executive Officer thereof as to the names and addresses of the Holders and the principal amounts and numbers of the Certificates held by each Holder.

(b)           Upon surrender for registration of transfer any Certificate of any Series (or Class within such Series) at the office or agency of the Trustee, if the requirements of Section 8-401(a) of the UCC are met to the Depositor’s satisfaction, the Depositor shall execute, and the Trustee, upon receipt of a Depositor Order, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any Authorized Denominations, of a like Series, Class and aggregate Certificate Principal Balance or Notional Amount, as applicable.

(c)           Notwithstanding any other provisions of this Section 5.04, unless and until it is exchanged in whole or in part for the individual Certificates represented thereby, a Global Security representing all or a portion of the Certificates of a Series (or Class within such Series) may not be transferred except as a whole by the Depository for such Series or Class to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such Series or Class or a nominee of such successor Depository.

(d)           At the option of the Holder, Certificates of any Series (or Class within such Series) (other than a Global Security, except as set forth below) may be exchanged for other Certificates of the same Series or Class of any Authorized Denomination of like tenor and aggregate Certificate Principal Balance or Notional Amount, as applicable, upon surrender of the Certificates to be exchanged at the office or agency of the Trustee maintained for such purpose.

(e)           All Certificates issued upon any registration of transfer or exchange of Certificates shall constitute complete and indefeasible evidence of ownership in the Trust related to such Certificates and be entitled to the same benefits under this Trust Agreement as the Certificates surrendered upon such registration of transfer or exchange.

(f)           Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Depositor, the Trustee or the Certificate Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Depositor, the Trustee or the Certificate Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing, with such signature guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program (MSP).

(g)           No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than exchanges pursuant to Section 5.03 not involving any transfer.

(h)           (i)           Prohibited Transaction Exemption Restriction.  If the Supplement provides that the Prohibited Transaction Exemption Restriction applies, only this subclause (i) of this Section 5.04(h) shall apply to the Certificates governed thereby.  By its acquisition of any Certificate, the Holder will be deemed to have represented and warranted on each day that it holds such Certificate (or Underlying Security) either that (x) it is not a Plan,  or a Non-U.S., church, governmental or other plan which is subject to any Non-U.S., federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and  is not acquiring such Certificate (or Underlying Security) or interest therein on behalf of, or with “plan assets” of, any such Plan or other plan, or (y) its purchase, holding and disposition (including upon redemption, exercise of any Call Rights or otherwise) of a Certificate (or, upon distribution, any Underlying Securities) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a Non-U.S., church, governmental or other  plan, in any violation of substantially similar Non-U.S. federal, state or local law).  Each Person that acquires a Certificate, and each fiduciary who causes a Person to acquire a Certificate, in its individual as well as its fiduciary capacity, agrees to indemnify and hold harmless the Depositor, the Trustee, BofA Merrill Lynch, each Distribution Participant and their respective affiliates from any cost, damages, loss or expense, incurred by them as a result of the representations made by such Person or fiduciary not being true.

(ii)           No Plan Restriction.  If the Supplement provides that the No Plan Restriction applies, only this subclause (ii) of this Section 5.04(h) shall apply to the Certificates governed thereby.  Certificates may not be purchased, held by or transferred to any Person unless that Person is not a Plan, is not a Non-U.S., church, governmental or other plan subject to restrictions substantially similar to Title I of ERISA or Section 4975 of the Code, and is not acquiring the Certificates with the assets of any such Plan or other plan.  Each Person who acquires any Certificate, and each fiduciary which causes any such Person to acquire any Certificate, in its individual as well as its fiduciary capacity, will be deemed by such purchase, holding or acquisition, on each date on which the Certificate is held by such person, to have represented that it is not a Plan or any Non-U.S., church, governmental or other plan subject to requirements substantially similar to Title I of ERISA or Section 4975 of the Code and is not using the assets of any such Plan or other plan to purchase those Units.  Each Person that acquires a Certificate, and each fiduciary who causes a person to acquire a Certificate, in its individual as well as its fiduciary capacity, agrees to indemnify and hold harmless the Depositor, the Trustee, BofA Merrill Lynch, each Distribution Participant and their respective affiliates from any cost, damages, loss or expense, incurred by them as a result of the representations made by such Person or fiduciary not being true.

(iii)           Other ERISA Restrictions.  The Supplement may provide for other provisions to apply to the acquisition of Certificates governed thereby by Plans or Non-U.S., church, governmental, or other plans subject to restrictions substantially similar to Title I of ERISA or Section 4975 of the Code as set forth therein.

(i)           The Trustee and the Depositor are entitled to request additional evidence from a proposed transferee of such Certificates to ensure to their sole satisfaction the accuracy of the representations in the Trust Agreement and as described above.

(j)           If, at any time, the Trustee learns that any of the representations or warranties provided by a purchaser or potential transferee of Certificates is false or that any agreement made therein has been violated, any transfer of a Certificate to such purchaser or potential transferee shall be null and void ab initio. The Market Agent will arrange for the compulsory sale (at a price determined by the Depositor) for any Certificate sold or otherwise acquired in contravention of any of the transfer restrictions set forth herein.  The Trustee shall also have such other powers to effect compliance with the terms of this Section 5.04 as it deems appropriate.

(k)           If the Supplement specifies that the “QIB Restriction” is applicable, sales of the Certificates will be restricted to “qualified institutional buyers” as defined in Rule 144A under the Securities Act, and each purchaser of the Certificates will be deemed to have represented (or in the case of definitive Certificates, shall be required to represent) for the benefit of the Depositor, the Trustee and each Distribution Participant that such purchaser is a “qualified institutional buyer”.

SECTION 5.05.  Mutilated, Destroyed, Lost and Stolen Certificates.  If (i) any mutilated Certificate is surrendered to the Trustee at its Corporate Trust Office or (ii) the Depositor and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Depositor and the Trustee such security or indemnity as they may require to hold each of them and any Paying Agent harmless, and neither the Depositor nor the Trustee receives notice that such Certificate has been acquired by a bona fide purchaser, then the Depositor shall execute and the Trustee, upon receipt of a Depositor Order, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Series or Class of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding.  Any Certificate executed, authenticated and delivered under this Section 5.05 in lieu of a lost, destroyed or stolen Certificate (a “Predecessor Certificate”) shall be deemed to evidence the same interest as the Predecessor Certificate.

Upon the issuance of any new Certificate under this Section 5.05, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Certificate of any Series or Class issued pursuant to this shall constitute complete and indefeasible evidence of ownership in the Trust related to such Series, whether or not the Predecessor Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Trust Agreement equally and proportionately with any and all other Certificates of that Series or Class duly issued hereunder.

The provisions of this Section 5.05 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of Predecessor Certificates.

(b)           None of the Depositor, the Trustee, the Securities Intermediary or any of their agents will have any responsibility or liability for any aspect of the records relating to or distributions made by the Depository to Beneficial Owners of interests in a Global Security or for maintaining, supervising or reviewing any records relating to such Beneficial Owners.

SECTION 5.06.  Persons Deemed Owners.  (a) The Depositor, the Trustee, the Securities Intermediary and any agent of the Depositor, the Trustee or the Securities Intermediary may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions of principal of (and premium, if any) and (subject to Section 4.02) interest, if any, on such Certificate and for all other purposes whatsoever, whether or not such Certificate be overdue, and neither the Depositor, the Trustee or the Securities Intermediary, nor any agent of the Depositor, the Trustee or the Securities Intermediary shall be affected by notice to the contrary.

SECTION 5.07.   Cancellation.  Unless otherwise specified pursuant to for Certificates of any Series, all Certificates surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by the Trustee.  No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section 5.07, except as expressly permitted by this Trust Agreement.

SECTION 5.08.  Global Securities.  (a) If the Supplement provides that a Series (or Class within such Series) of Certificates shall be held by the Depository in book-entry form, then the Depositor shall execute and, upon receipt of a Depositor Order, the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate initial Certificate Principal Balance or Notional Amount, as applicable, equal to the aggregate initial Certificate Principal Balance or Notional Amount, as applicable, of the Certificates of such Series or Class to be represented by such one or more Global Securities, (ii) shall be registered in the name of the Depository for such Global Security or Securities or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instruction and (iv) shall bear a legend substantially to the following effect:

“UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF A NOMINEE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO A NOMINEE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL CERTIFICATES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR TO ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.”

(b)           No Holder of a Certificate of such Series or Class will receive a Definitive Certificate representing such Holder’s interest in such Certificate or Certificates, except as provided in Section 5.10.  Unless and until Definitive Certificates have been issued to Holders of such Series or Class pursuant to Section 5.10:

(i)            the provisions of this Section 5.08 shall be in full force and effect;

(ii)            the Certificate Registrar and the Trustee shall be entitled to deal with the Depository for all purposes of this Trust Agreement (including the distribution of principal of, and premium, if any, and interest on the Certificates and the giving of instructions or directions hereunder) as the sole Holder of the Certificates of such Series or Class, and shall have no obligation to the Beneficial Owners of interests in such Series or Class;

(iii)           to the extent that the provisions of this Section 5.08 conflict with any other provisions of this Trust Agreement, the provisions of this Section 5.08 shall control;

(iv)           the rights of Beneficial Owners of such Series or Class shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Owners and the Depository or its Participants; and

(v)           whenever this Trust Agreement requires or permits actions to be taken based upon instructions or directions of Holders of a specified percentage of the aggregate Voting Rights of a Series or Class, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners of such Series or Class or Participants in such Depository’s system owning or representing, respectively, such required percentage of the beneficial interest in the Certificates of such Series or Class and has delivered such instructions to the Trustee.

(c)           Each Depository for a Global Security must, at the time of its designation and at all times while it serves as such Depository, be a Clearing Agency registered under the Exchange Act and any other applicable statute or regulation.

SECTION 5.09.  Notices to Depository.  Whenever a notice or other communication to the Holders of a Series or Class within such Series represented by one or more Global Securities is required under this Trust Agreement, unless and until Definitive Certificates for such Series or Class shall have been issued to such Beneficial Owners pursuant to Section 5.10, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Certificates of such Series to the Depository, and shall have no obligation to the Beneficial Owners.

SECTION 5.10.  Definitive Certificates.  (a) If in respect of a Series (or Class within such Series) represented by one or more Global Securities (i) the Depositor advises the Trustee and the Securities Intermediary in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Certificates of such Series or Class and the Depositor does not appoint a successor within 90 days or (ii) the Depositor at its option advises the Trustee and the Securities Intermediary in writing that it elects to terminate the book-entry system of such Series or Class through the Depository, then the Depository shall notify all Beneficial Owners or Participants in the Depository’s system with respect to such Series or Class and the Trustee of the occurrence of any such event and of the availability of definitive, fully registered Certificates (“Definitive Certificates”) for such Series or Class to Beneficial Owners of such Series or Class requesting the same.

Upon surrender to the Trustee of the Global Securities of such Series or Class by the Depository, accompanied by registration instructions, the Trustee upon receipt of a Depositor Order for the execution, authentication and delivery of Definitive Certificates of such Series or Class, will execute, authenticate and deliver Definitive Certificates of such Series or Class in an aggregate Certificate Principal Balance or Notional Amount, as applicable, equal to the aggregate Certificate Principal Balance or Notional Amount, as applicable, of the Global Security or Securities representing Certificates of such Series or Class in exchange for such Global Security or Securities.  None of the Depositor, the Certificate Registrar, the Trustee or the Securities Intermediary shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the exchange of a Global Security for Definitive Certificates, such Global Security shall be cancelled by the Trustee.  Definitive Certificates issued in exchange for a Global Security shall be registered in such names and in such Authorized Denominations as the Depository for such Global Security, pursuant to instructions from its Participants, any indirect participants or otherwise, shall instruct the Trustee.  The Trustee shall deliver such Certificates to the Person in whose names such Certificates are so registered.  Upon the issuance of Definitive Certificates of Series or Class, the Trustee shall recognize the holders of the Definitive Certificates of such Series or Class as Holders.

(b)           In addition, if the Depositor so specifies with respect to the Certificates of a given Series, a Beneficial Owner may, on terms acceptable to the Depositor and the Depository for such Global Security, receive individual Definitive Certificates in exchange for such beneficial interest.  Upon the request of such Beneficial Owner, the Trustee upon receipt of a Depositor Order shall execute, authenticate and deliver, without service charge,

(i)           to each such Person specified, a new individual Certificate or Certificates of the same Series or Class, of any Authorized Denomination as requested by such Person in an aggregate Certificate Principal Balance or Notional Amount, as applicable, equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(ii)           to such Depository a new Global Security in an Authorized Denomination equal to the difference, if any, between the aggregate Certificate Principal Balance or Notional Amount, as applicable, of the surrendered Global Security and the aggregate Certificate Principal Balance or Notional Amount, as applicable, of individual Certificates delivered to Holders thereof.

In any exchange provided for above, the Trustee, upon receipt of a Depositor Order, will execute, authenticate and deliver individual Certificates in registered form in Authorized Denominations.

SECTION 5.11.  Currency of Distributions.  (a) Except as otherwise specified pursuant to the applicable Supplement, distributions of the principal of (and premium, if any) and interest in respect of Certificates of any Series or Class will be made in Dollars.

(b)           In the case of a Series denominated in a Specified Currency other than the Dollar, all exchange rate calculations shall be based upon the Specified Currency Exchange Rate Basis for calculating the Dollar value of such Specified Currency.

(c)           With respect to any Series, any decision or determination to be made regarding exchange rates shall be made by an Exchange Rate Agent, provided, however, that such Exchange Rate Agent shall accept such appointment in writing and the terms of such appointment shall be acceptable to the Trustee and shall require such Exchange Rate Agent to make such determination by the method provided in Section 5.11(b) for the making of such decisions or determination.  All decisions and determinations of such Exchange Rate Agent regarding exchange rates shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Depositor, the Trustee and all Holders of such Series.

(d)           If distributions in respect of a Series must be made in a Specified Currency other than Dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Trustee and the Depositor or is no longer used by the government of the country issuing such Specified Currency or is no longer commonly used for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Series shall be made in Dollars until such Specified Currency is available.

SECTION 5.12.  Conditions of Execution, Authentication and Delivery of New Series.  (a) Certificates of a new Series may be issued at any time and from time to time after the execution and delivery of these Standard Terms and the related Supplement.  The Trustee shall execute, authenticate and deliver such Certificates upon a Depositor Order and upon delivery by the Depositor to the Trustee of the following:

(i)           The delivery of the Underlying Securities in accordance with Section 2.01(b);

(ii)           An Opinion of Counsel to the Depositor, addressed to the Trustee, stating:

1.           The Certificates are in the form contemplated by the Trust Agreement and assuming that the Certificates have been duly executed, authenticated and delivered by the Trustee in the manner described in its certificate delivered today, the Certificates are entitled to the benefits provided in the Trust Agreement and constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Trust Agreement.

2.           Execution, authentication and delivery of such Certificates by the Trustee will not violate the terms of the Trust Agreement.

3.           The execution and delivery of the Trust Agreement will not contravene the certificate of incorporation or by-laws of the Depositor or result in any violation of any of the terms or provisions of any law or regulation or, to our knowledge of any indenture, mortgage or other agreement by which the Depositor is bound.

4.           The Trust Agreement has been duly authorized, executed and delivered by the Depositor and (assuming the due authorization, execution and delivery thereof by the Trustee and the Securities Intermediary) constitutes a legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(iii)           An Officer’s Certificate of the Depositor, dated as of the Closing Date, to the effect that all of the requirements of this Section 5.12 have been satisfied, and that the Depositor is not in breach of this Trust Agreement and that the execution and delivery of this Trust Agreement and the Certificates will not result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Depositor’s certificate of incorporation and by-laws, or any indenture, mortgage, deed of transfer or other agreement or instrument to which the Depositor is a party or by which it or its property is bound or any order of any court or administrative agency entered in any Proceeding to which the Depositor is a party or by which it or its property may be bound or to which it or its property may be subject;

(iv)           A Supplement consistent with the applicable provisions of these Standard Terms;

(v)           All agreements, instruments or other documents called for by the applicable Supplement as a condition to the issuance of the Certificates of such Series;

(vi)           If applicable, a fully executed copy of any Swap Agreement, Swap Guarantee or other Credit Support Instrument, together with all documents and opinions required to be delivered to the Trust upon execution thereof pursuant to the terms thereof; and

(vii)           Written instructions by the Depositor to the Trustee directing the Trustee to enter into and perform any obligations under any Swap Agreement or other Credit Support Instrument, if applicable, and/or the Market Agent Agreement, if applicable.

(b)           If all the Certificates of a Series are not to be originally issued at the same time, then the documents required to be delivered pursuant to this Section 5.12 must be delivered only once, prior to the authentication and delivery of the first Certificate of such Series; provided, however, that any subsequent Depositor Order to the Trustee to authenticate Certificates of such Series upon original issuance shall constitute a representation and warranty by the Depositor that, as of the date of such request, the statements made in this shall be true and correct as if made on such date.

SECTION 5.13.  Appointment of Paying Agent.  The Trustee may appoint one or more paying agents (each, a “Paying Agent”) with respect to the Certificates of any Series.  Any such Paying Agent shall be authorized to make distributions to Certificateholders of such Series from the Certificate Account for such Series pursuant to the provisions of the Supplement and shall report the amounts of such distributions to the Trustee.  Any Paying Agent shall have the revocable power to withdraw funds from such Certificate Account for the purpose of making the distributions referred to above.  The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect; provided, however, no Paying Agent may be removed or replaced until a successor (which successor may be the Trustee) has been appointed as provided for herein and has accepted the appointment.  The Paying Agent shall initially be the Trustee and any co-paying agent chosen by the Trustee and acceptable to the Depositor, including, if and so long as any Series or Class within such Series is listed on the Luxembourg Stock Exchange and such exchange so requires, a co-paying agent in Luxembourg or another European city, as specified in the related Supplement.  Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ notice to the Trustee.  In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor or additional Paying Agent.  The Trustee shall cause each successor to act as Paying Agent to execute and deliver to Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that it will hold all sums, if any, held by it for distribution to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be distributed to such Certificateholders and will agree to such other matters as are required by TIA Section 317(b).  The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee.  The provisions of Sections 7.01, 7.03, 7.04, 7.06 and 7.11shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent.  Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.  Notwithstanding anything contained herein to the contrary, the appointment of a Paying Agent pursuant to this Section 5.13 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Trust Agreement other than with respect to funds paid to such Paying Agent.

SECTION 5.14.                                Authenticating Agent.  (a) The Trustee may appoint one or more Authenticating Agents (each, an “Authenticating Agent”) with respect to the Certificates of any Series which shall be authorized to act on behalf of the Trustee in authenticating such Certificates in connection with the issuance, delivery and registration of transfer or exchange of such Certificates.  Whenever reference is made in this Trust Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent must be acceptable to the Depositor.  Notwithstanding anything contained herein to the contrary, the appointment of an Authenticating Agent pursuant to this Section 5.14 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Trust Agreement.

(b)           Any institution succeeding to the corporate agency business of any Authenticating Agent shall continue to be an Authenticating Agent without the execution or filing of any power or any further act on the part of the Trustee or such Authenticating Agent.  An Authenticating Agent may at any time resign by giving notice of resignation to the Trustee and to the Depositor.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving notice of termination to such Authenticating Agent and to the Depositor.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent shall cease to be acceptable to the Trustee or the Depositor, the Trustee promptly may appoint a successor Authenticating Agent which may be the Trustee.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless acceptable to the Depositor.  The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.  The provisions of Sections 7.01, 7.03, 7.04, 7.06 and 7.11 shall be applicable to any Authenticating Agent.

(c)           Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

“This is one of the Certificates described in the Standard Terms and the related Supplement.

Dated:	[NAME OF AUTHENTICATING AGENT]
as Authenticating Agent
for the Trustee,

By:________________________________
Authorized Officer”

SECTION 5.15.  Voting Rights with Respect to Underlying Securities.  (a) Within five Business Days after receipt of notice of any meeting of, or other occasion for the exercise of voting rights or the giving of consents by owners of any of the Underlying Securities, the Trustee shall give notice to the Holders, setting forth (i) such information as is contained in such notice to owners of Underlying Securities, (ii) a statement that Holders will be entitled, subject to any applicable provision of law and any applicable provisions of such Underlying Securities to instruct the Trustee as to the exercise of Voting Rights, if any, pertaining to such Underlying Securities and (iii) a statement as to the manner in which instructions may be given to the Trustee to give a discretionary proxy to a person designated in the notice received by the Trustee.  Such notice shall be given by the Trustee to the Holders of record on such Record Date.

(b)           Unless otherwise specified in the Supplement, the voting rights allocable to the owners of the Underlying Securities pursuant to the terms thereof will be allocated among the Certificateholders pro rata, in the proportion that the denomination of each Certificate bears to the aggregate denomination of all Certificates; and upon the written request of the applicable Certificateholder, received on or before the date established by the Trustee for such purpose, the Trustee shall endeavor, insofar as practicable and permitted under any applicable provision of law and any applicable provision of or governing the Underlying Securities, to vote in accordance with any nondiscretionary instruction set forth in such written request, provided that the Trustee shall not vote except as specifically authorized and directed in written instructions from the applicable Certificateholder entitled to give such instructions.

(c)           Notwithstanding Section 5.15(b), the Trustee must reject any vote to (i) alter the currency, amount or timing of payment of, or the method or rate of accruing, any principal or interest on the Underlying Securities or (ii) consent to any redemption or prepayment of the Underlying Securities or (iii) consent to the issuance of new obligations in exchange or substitution for any Underlying Securities pursuant to a plan or refunding of the Underlying Securities or any other offer for the Underlying Securities, in each case unless the Trustee is directed by the affirmative vote of 100% of the Certificateholders to accept such amendment or offer as the case may be; and provided, further, that the Trustee receives an Opinion of Counsel of nationally recognized independent tax counsel, designated by the Depositor, that such exercise of voting rights with respect to any Underlying Securities (i) would not result in a “sale or other disposition” of such Underlying Securities within the meaning of Section 1001(a) of the Code and (ii) will not alter the classification of the Trust for federal income tax purposes.  The Trustee will not grant any consent (other than a unanimous consent) solicited from the owners of the Underlying Securities underlying the Certificates with respect to the foregoing matters in (i), (ii) and (iii) above nor will it accept or take any action in respect of any consent, proxy or instructions received from any Certificateholder in contravention of such provisions.  In addition, if the Trustee determines (based upon an Opinion of Counsel furnished by nationally recognized independent tax counsel, whether at the request of any Certificateholder or otherwise) that the exercise of voting rights with respect to any Underlying Securities could result in a “sale or other disposition” of such Underlying Securities within the meaning of Section 1001(a) of the Code, the Trustee shall exercise such voting rights in a manner that would not result in any such sale or other disposition.  The Trustee will have no responsibility to undertake on its own initiative to determine that any exercise of voting rights will result in any such sale or other disposition.

(d)           The Trustee shall not grant any consent solicited from the owners of the Underlying Securities underlying the Certificates with respect to the matters set forth in this Section 5.15 nor shall it accept or take any action in respect of any consent, proxy or instructions received from any Holder in contravention of the provisions of this Section 5.15.

SECTION 5.16.   Actions by Certificateholders.  (a) Wherever in this Trust Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Certificateholders or Beneficial Owners, such action, notice or instruction may be taken or given by any Certificateholder or Beneficial Owner.

(b)           Each Certificateholder or Beneficial Owner shall have the right to assert any rights and privileges of a Certificateholder or Beneficial Owner, and shall have the right to proceed directly and individually against any Person to enforce any remedies hereunder and shall not be required to act in concert with any other Certificateholder or Beneficial Owner or any other Person.

(c)           Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder or Beneficial Owner of a Certificate shall bind such Certificateholder or Beneficial Owner and every subsequent Certificateholder or Beneficial Owner of such Certificate or any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Certificateholder or Beneficial Owner or the Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

(d)           Holders are beneficial owners of the right to receive principal payments and interest payments to which such Certificates relate and, as such, will have the right following an event of default with respect to any Underlying Security to proceed directly against the Underlying Securities Issuer(s).  Such Certificateholders are not required to join other Holders of Certificates, the Depositor, the Trustee or the Securities Intermediary in order to proceed against the Underlying Securities Issuer(s).

SECTION 5.17.  Events of Default.  If any Event of Default shall occur and be continuing with respect to any Class of Certificates, then, and in each and every case, the Trustee shall exercise any rights in respect of the related Underlying Securities as provided in the applicable Supplement.

SECTION 5.18.  Judicial Proceedings Instituted by Trustee; Trustee May Bring Suit.  If there shall be a failure to make payment of the principal of or premium, if any, or interest on any Underlying Security, then the Trustee, in its own name, and as trustee of an express trust, as holder of such Underlying Security, shall be, to the extent permitted by and in accordance with the terms of the Underlying Security, subject to the limitations on acceleration and the exercise of remedies set forth therein, and further subject to the provisions of Sections 7.01(c) and 7.06(b) herein, entitled and empowered to institute Proceedings at law, in equity or otherwise, including the power to make a demand on the trustee in respect of such Underlying Security, if provided for, to take action to enforce the Underlying Security for the collection of the sums so due and unpaid on such Underlying Security and may prosecute any such Proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

SECTION 5.19.  Control by Certificateholders.  The Holders of Certificates of any Class holding Certificates representing not less than the Required Percentage--Direction of Trustee of the aggregate Voting Rights of the Outstanding Certificates of such Class shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee under this Trust Agreement, including any right of the Trustee as holder of the Underlying Securities; provided that:

(i)           such direction shall not be in conflict with any rule of law or with this Trust Agreement and would not involve the Trustee in personal liability or expense;

(ii)           the Trustee shall determine, based upon an Opinion of Counsel, that the action so directed would not be unjustly prejudicial to the Holders of Certificates of such Class not taking part in such direction; and

(iii)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.20.  Waiver of Past Defaults.  The Holders of the Required Percentage--Waiver of Certificates of any Series may (a) waive any past default under this Trust Agreement and its consequences or (b) direct the Trustee to vote such percentage of the Underlying Securities held by the Trustee as corresponds to the percentage of the aggregate Principal Amount of the Certificates of such Series held by such Holders to waive any past default thereunder and its consequences with respect to such Series; provided that such Holders may not waive or direct the Trustee to waive a default

(i)           in the payment of the principal of or premium, if any, or interest on the Underlying Securities; or

(ii)           in respect of a covenant or provision hereof that under Section 12.01 hereof cannot be modified or amended without the consent of the Holder of each Outstanding Certificate affected.

Upon any waiver of a default under this Trust Agreement or direction that is effective to waive a default in respect of the Underlying Securities, such default shall cease to exist with respect to this Trust Agreement, any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Agreement and any direction given by the Trustee on behalf of such Holders in respect of any Underlying Securities shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 5.21.  Right of Certificateholders to Receive Payments Not to Be Impaired.  Anything in this Trust Agreement to the contrary notwithstanding, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.01 hereof on the Certificates when due, or to institute suit for enforcement of any such payment on or after the applicable Distribution Date or other date specified herein for the making of such payment, shall not be impaired or affected without the consent of such Certificateholder.

SECTION 5.22.   Remedies Cumulative.  Every remedy given hereunder to the Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

SECTION 5.23.   Amendments and Waivers Under Swap Agreement and Swap Guarantee.  (a) Without the need for the consent of any Certificateholder, the Trustee shall, subject to Section 1.03, enter into any amendment, modification, waiver, or other change of the Swap Agreement or the Swap Guarantee to cure any ambiguity or manifest error in, or to correct or supplement or otherwise change any provision of, the Swap Agreement or the Swap Guaranty, if such change will not materially and adversely affect any Certificateholder.  Section 5.23(a) shall not be construed to require the consent of a Class of Certificates not materially and adversely affected by any amendment to the Swap Agreement in connection with an amendment pursuant to Section 5.23(b).

(b)           The Trustee shall enter into any other amendment, or agree to a waiver or other modification or other change, of the Swap Agreement or the Swap Guarantee if directed or consented to by 66 2/3% (or such other percentage specified in the Supplement) of Certificateholders materially and adversely affected thereby.

(c)           Notwithstanding subsection (b) above, the Trustee shall not enter into any amendment, or agree to a waiver or other modification, of the Swap Agreement or the Swap Guarantee that would have the effect of changing the principal amount, interest rate, maturity, or other terms specified in the related Supplement, of any Class or Series of Certificates without the consent of 100% of the outstanding Certificate Principal Balance of each Class of Certificate affected thereby.

(d)           In the case of any amendment or waiver, (i) the Trustee shall receive an Opinion of Counsel, not at the expense of the Trustee, to the effect that such amendment will not alter the classification of the Trust for federal income tax purposes, (ii) the Certificates must have an investment grade rating from at least one Rating Agency and (iii) the Rating Agency Condition shall be satisfied with respect to any amendment, waiver, modification or other change pursuant to this Section to any Swap Agreement unless Certificates representing 100% of the Certificate Principal Balance of all affected Certificates vote in favor of such amendment with notice that the Rating Agency Condition need not be satisfied, but in any case each applicable Rating Agency and the Depositor shall receive written notice of such amendment.

(e)           In executing any such amendment or restatement created by any amendment or modification of the Swap Agreement, the Trustee shall be entitled to receive, and (subject to the standard of care provided in Article VII hereof) shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Trust Agreement and that all conditions precedent thereto have been complied with.  The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s own rights, duties or immunities under the Trust Agreement or otherwise.

ARTICLE VI
THE DEPOSITOR

SECTION 6.01.  Liability of the Depositor.  The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed by these Standard Terms and the related Supplement.

SECTION 6.02.  Limitation on Liability of the Depositor.  (a) The Depositor shall not be under any obligation to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder or under a Supplement or in the exercise of any of its rights or powers if reasonable grounds exist for believing that the repayment or such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(b)           Neither the Depositor nor any of its directors, officers, employees or agents shall be under any liability to any Trust or the Certificateholders of any Series for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Trust Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor against any breach of representations, warranties or covenants made herein, or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(c)           The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Trust Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Trust Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  The Depositor shall be under no obligation whatsoever to appear in, prosecute or defend any action, suit or other Proceeding in respect of any Underlying Securities.

(d)           The Depositor shall not be liable to any Certificateholder for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, and a Certificateholder of a Certificate or any other person believed by it in good faith to be competent to give such advice or information, including, without limitation, the Market Agent or the other parties to this Trust Agreement.  The Depositor may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(e)           The Depositor shall not incur any liability to any Certificateholder if, by reason of any provision of any present or future law, or regulation thereunder, or any governmental authority, or by any reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositor shall be prevented or forbidden from doing or performing any act or thing which the terms of this Trust Agreement provide shall be done or performed; and the Depositor shall not incur any liability to any Certificateholder by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Trust Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Trust Agreement.

SECTION 6.03.  Depositor May Purchase Certificates.  The Depositor may at any time purchase Certificates in the open market or otherwise.  Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold.  Certificates known by the Trustee to be beneficially owned by the Depositor will be disregarded for purposes of determining whether the required percentage of the aggregate Voting Rights has given any request, demand, authorization, direction, notice, consent or waiver hereunder.

SECTION 6.04.  Merger or Consolidation of the Depositor.  Nothing in this Trust Agreement shall prevent any consolidation or merger of the Depositor with or into any other corporation, or any consolidation or merger of any other corporation with or into the Depositor or any sale or transfer of all or substantially all of the property and assets of the Depositor to any other Person lawfully entitled to acquire the same; provided, however, that, so long as Certificates are outstanding hereunder, the Depositor covenants and agrees that any such consolidation, merger, sale or transfer shall be upon the condition that the due and punctual performance and observance of all the terms, covenants and conditions of this Trust Agreement to be kept or performed by the Depositor shall be assumed by the Person (if other than the Depositor) formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of the Depositor, just as fully and effectually as if successor Person had been the original party of the first part hereto; and in the event of any such sale or transfer the predecessor Depositor may be dissolved, wound up and liquidated at any time thereafter.

SECTION 6.05.  No Liability of the Depositor with Respect to the Underlying Securities; Certificateholders to Proceed Directly Against the Underlying Securities Issuer(s).  (a) The sole obligor with respect to any Underlying Security is the Underlying Securities Issuer(s).  The Depositor shall not have any obligation on or with respect to the Underlying Securities; and its obligations with respect to Certificates shall be solely as set forth in this Trust Agreement.

(b)           The Depositor is not authorized to proceed against the Underlying Securities Issuer in the event of a default or to assert the rights and privileges of Certificateholders and has no duty in respect thereof.

ARTICLE VII
THE TRUSTEE

SECTION 7.01.                                Duties of Trustee.  (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in these Standard Terms and the related Supplement, including, but not limited to, (i) to issue the Certificates, (ii) to execute and deliver and perform its obligations and exercise its rights under the Swap Agreement, (iii) to establish and maintain the Certificate Account hereunder, (iv) to accept delivery of the Underlying Securities and the Swap Agreement, (v) to pledge the assets of the Trust (including the Underlying Securities) to secure the obligations of the Trust including obligations under the Swap Agreement, (vi) to sell the Underlying Securities through the Market Agent in accordance with Section 10.02, (vii) to make Eligible Investments pursuant to Section 3.05, (viii) to liquidate the Trust pursuant to Article III and Article X, and (ix) to make distributions pursuant to Article IV.  The Trustee shall exercise in case of (x) receipt of notice of Default (as such term is defined in paragraph (d) below) or (y) a default by the Swap Counterparty in making any other payment due under the Swap Agreement and upon a default by the Swap Guarantor after the Trustee makes demand under the Swap Guarantee, such of the rights and powers vested in it by this Trust Agreement, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.  In the event that the Underlying Securities Issuer ceases to file periodic reports under the Exchange Act, the Depositor shall notify the Trustee of that fact and the Trustee shall take such actions as specifically set forth in the Supplement.  The Trustee shall exercise those rights in a manner consistent with the status of any Trust created hereunder as a fixed investment trust for United States federal income tax purposes as directed by the Depositor.  The Trustee shall not have any power to vary the investment of any Certificateholders of any Series or to accept any assets (other than proceeds of the Underlying Securities) other than the Underlying Securities transferred to it on the Closing Date of any Series.  Any permissive right of the Trustee enumerated in this Trust Agreement shall not be construed as a duty and shall be interpreted consistently with the status of the Trust as a fixed investment trust.

(b)           The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Trust Agreement, shall examine them to determine, in its reasonable judgment, whether they conform to the requirements of this Trust Agreement.  If any such instrument is found not to conform to the requirements of this Trust Agreement, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee’s satisfaction, the Trustee will provide notice thereof to the Depositor and Certificateholders.

(c)           No provision of this Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)           the duties and obligations of the Trustee shall be determined solely by the express provisions of this Trust Agreement and Swap Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement and Swap Agreement, no implied covenants or obligations shall be read into this Trust Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Trust Agreement;

(ii)           the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)           the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of the Required Percentage--Direction of Trustee of the aggregate Voting Rights of a given Series (or Class or group of Classes within such Series), as specified in the applicable Supplement relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Trust Agreement;

(iv)           the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(v)           except for actions expressly authorized by this Trust Agreement, the Trustee shall take no actions reasonably likely to impair the interests of the Trust in any Underlying Security now existing or hereafter acquired, the Swap Agreement or the Swap Guarantee or to impair the value of any Underlying Security now existing or hereafter acquired, the Swap Agreement or the Swap Guarantee;

(vi)           except as expressly provided in this Trust Agreement, the Trustee shall have no power to vary the corpus of the Trust including by (A) accepting any substitute obligation or asset for an Underlying Security initially assigned to the Trustee under Section 2.01, (B) adding any other investment, obligation or security to the Trust, (C) withdrawing from the Trust any Underlying Securities (D) entering into any amendment or modification of the Swap Agreement or the Underlying Securities, (E) accepting any substitute guarantee for the Swap Guarantee, (F) terminating the Swap Agreement except in accordance with its terms and (G) rejecting or otherwise failing to accept the continuing benefits of the Swap Guarantee;

(vii)           in the event that the Paying Agent or the Certificate Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or Certificate Registrar, as the case may be, under this Trust Agreement, the Trustee shall be obligated promptly upon its knowledge thereof to perform such obligation, duty or agreement in the manner so required;

(viii)           the Trustee shall not be liable to any Certificateholder for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any Certificateholder or any other person believed by it in good faith to be competent to give such advice or information, including, without limitation, the Market Agent or the other parties to this Trust Agreement.  The Trustee may rely and shall be protected in acting upon any written notice, facsimile transmission, email, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ix)           the Trustee shall not incur any liability to any Certificateholder if, by reason of any provision of any present or future law, or regulation thereunder, or any governmental authority, or by any reason of any act of God or war or other circumstance beyond the control of the relevant party, the Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Trust Agreement provide shall be done or performed; and the Trustee shall not incur any liability to any Certificateholder by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Trust Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Trust Agreement;

(x)           the Trustee shall be under no obligation whatsoever to appear in, prosecute or defend any Proceeding in respect of any Underlying Securities;

(xi)           whenever in the administration of this Trust Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate; and

(xii)            the Trustee may consult with counsel of its selection and, the advice of such counsel or any Opinion of Counsel selected by the Trustee with due care shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in reliance thereon.

(d)           As promptly as practicable after, and in any event within 10 days after, the occurrence of any Default (as such term is defined below) hereunder with respect to any Class of Certificates, the Trustee shall transmit by mail to the Depositor, the Swap Counterparty, the Swap Guarantor and the Holders of Certificates of such Class in accordance with TIA Section 313(c), notice of such Default hereunder actually known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of or premium, if any, or interest on any Underlying Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Certificates of such Class.  For the purpose of this Section 7.01(d), the term “Default” means, with respect to any Class of Certificates, any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to such Class of Certificates.

(e)           Within five (5) Business Days after the receipt by the Trustee of a written application by any three or more Certificateholders stating that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Trust Agreement or under the Certificates, and accompanied by a copy of the form of proxy or other communication which such Certificateholders propose to transmit, and by reasonable proof that each such Certificateholder has owned its Certificates for a period of at least six (6) months preceding the date of such application, the Trustee shall, at its election, either:

(i)           afford to such Certificateholders access to all information so furnished to or received by the Trustee; or

(ii)           inform such Certificateholders as to the approximate number of Certificateholders according to the most recent information so furnished to or received by the Trustee, and as to the approximate cost of mailing to such Certificateholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such Certificateholders access to such information, the Trustee shall, upon the written request of such Certificateholders, mail to all such Certificateholders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

(f)           The Trustee shall prepare for filing, at the direction of and with information provided by the Depositor, periodic reports for the Trust pursuant to the Exchange Act, and the rules and regulations promulgated thereunder on behalf of the Depositor.  The Depositor shall respond reasonably promptly to any inquiry of the Trustee concerning such reports and shall provide the information required for such reports within three days of the filing due date.

(g)           On the Closing Date, the Trustee shall create and retain a record that (i) identifies the Underlying Securities and the Swap Agreement as an integrated transaction, (ii) the date the Underlying Securities were acquired and (iii) the date the Swap Agreement was entered into.

SECTION 7.02.  Agreements Between Trustee and Administrative Agents.  (a) The Trustee may enter into Administration Agreements with one or more Administrative Agents in order to delegate to such Administrative Agents certain of its administrative obligations with respect to a Series hereunder; provided, however, that:

(i)           such delegation shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising hereunder;

(ii)           such delegation shall not cause the Administrative Agent to be considered a servicer under Regulation AB;

(iii)           the Rating Agency Condition shall have been satisfied with respect to the entering into of any such agreement;

(iv)           such agreement must be consistent with these Standard Terms and, with respect to Certificates of any Series, the related Supplement;

(v)           the Trustee will remain solely liable for all fees and expenses it may owe to such Administrative Agent;

(vi)           the Administrative Agent shall give representations and warranties in such Administration Agreement that are the same in substance as those set forth in Section 7.10 herein (references therein to the Trust Agreement, the Trustee and the Depositor shall be to the applicable Administration Agreement, Administrative Agent and Trustee, respectively, for purposes of this Section 7.02(a)); and

(vii)           such Administrative Agent shall meet the eligibility requirements of a Trustee pursuant to Section 7.07 herein.

An Administration Agreement must provide that an entity serving as Administrative Agent may resign from its obligations and duties under this Trust Agreement with respect to any Series only if such resignation, and the appointment of a successor, would satisfy the Rating Agency Condition or upon a determination that the duties of the Administrative Agent with respect to such Series are no longer permissible under applicable law.  No such resignation shall become effective until the Trustee or a successor Administrative Agent has assumed the obligations of such Administrative Agent with respect to such Series.  In addition, with respect to any Series (or Class within such Series), each Administration Agreement shall impose on the Administrative Agent requirements conforming to the provisions set forth in Section 3.01 and provide for administration of the related Trust and all or certain specified Underlying Securities for such Series consistent with the terms of this Trust Agreement.  Additional requirements relating to the scope and contents of any Administration Agreement may be provided in the applicable Supplement.  The Trustee shall deliver to the Depositor copies of all Administration Agreements into which it enters, and any amendments or modifications thereof, promptly upon the Trustee’ s execution and delivery of any such instruments.

(b)           Upon the occurrence of an Administrative Agent Termination Event, the Trustee shall be entitled to terminate the relevant Administration Agreement and the rights and obligations of any such Administrative Agent under any Administration Agreement in accordance with the terms and conditions of any such Administration Agreement.  If such Administration Agreement is terminated, the Trustee shall simultaneously reassume direct responsibility for all obligations delegated in such Administration Agreement without any act or deed on the part of the applicable Administrative Agent, and the Trustee shall administer directly the related Underlying Securities or shall enter into an Administration Agreement with a successor Administrative Agent which so qualifies under Section 7.02(a).  If the Trustee is unwilling or unable to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an Administrative Agent which so qualifies under Section 7.02(a).  Pending such appointment, the Trustee must act in such capacity (except that if the Trustee is prohibited by law from doing so, then the Trustee will not be so obligated).

(c)           If an Administrative Agent is administering one or more Underlying Securities pursuant to an Administration Agreement, the Administrative Agent shall deposit into an Eligible Account established by such Administrative Agent (an “Administration Account”) any amounts collected with respect thereto, and all such amounts shall be distributed to the Trustee for deposit into the related Certificate Account not later than the Business Day after receipt thereof.

SECTION 7.03.  Certain Matters Affecting the Trustee.  (a) Except as otherwise provided in this Article VII:

(i)           the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, facsimile transmission, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)           the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)           the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Trust Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Trust Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(iv)           The Trustee shall not be required to take any action hereunder if the Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Trustee or is contrary to the terms hereof or is otherwise contrary to law and the Trustee notifies the Depositor of the reasonable basis of such determination.

(v)           Whenever the Trustee is unsure as to the application of any provision of this Agreement or any Supplement or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, the Trustee may give notice (in such form as shall be appropriate under the circumstances) to BofA Merrill Lynch requesting instruction and, to the extent that, the Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Trustee shall not be liable, on account of such action or inaction, to any Person.  In accordance with the foregoing, if the Trustee shall not have received appropriate instruction from BofA Merrill Lynch, it shall not take any action and shall have no liability to any Person for refraining to take such action.

(vi)           the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Agreement;

(vii)           the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, facsimile transmission, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine, unless requested in writing to do so by Holders of the Required Percentage--Direction of Trustee of the aggregate Voting Rights of the affected Series (or Class or Classes within any such Series), as specified by the applicable Supplement; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Trust Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

(viii)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and shall not be liable for any misconduct or negligence of any such agents or attorneys selected with due care by it;

(ix)           the Trustee shall not be personally liable for any loss resulting from the investment of funds held in any Certificate Account or Reserve Account in accordance with Section 3.05; and

(x)           the Trustee shall have the power to sell the Underlying Securities and other Trust Property, in accordance with Article III and X, through the Market Agent or, if the Market Agent shall have resigned or declined to sell some or all of the Underlying Securities, any broker selected by the Trustee (at the direction of the Depositor) with reasonable care, in an amount sufficient to pay any amount due to the Swap Counterparty under the Swap Agreement (including Swap Termination Payments) or reimbursable to itself in respect of unpaid Extraordinary Trust Expenses and to use the proceeds thereof to make such payments after the distribution of funds or Trust Property to Certificateholders.  Any such broker shall be instructed by the Trustee to sell such Trust Property in any reasonable manner designed to maximize the sale proceeds.

(b)           All rights of action under this Trust Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates of any Series (or Class within such Series), or the production thereof at the trial or other Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Trust Agreement.

SECTION 7.04.  Trustee Not Liable for Recitals in Certificates or Underlying Securities.  The Trustee assumes no responsibility for the correctness of the recitals contained herein, in the Certificates, Swap Agreement or the Swap Guarantee or in any document issued in connection with the sale of the Certificates (other than the signature and authentication on the Certificates).  Except as set forth in Section 7.10, the Trustee makes no representations or warranties as to the validity or sufficiency of this Trust Agreement, the Certificates of any Series (other than the signature and authentication on the Certificates), any Underlying Security, the Swap Agreement, the Swap Guarantee or of any  related document.  The Trustee shall not be accountable for the use or application by the Depositor, of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Swap Counterparty in respect of the Underlying Securities.

SECTION 7.05.  Trustee May Own Certificates.  The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee; provided, however, that in determining whether the required percentage of aggregate Voting Rights shall have consented to any action hereunder requiring the consent of the Certificateholders, any interest beneficially held by the Trustee in its individual capacity shall be excluded.

SECTION 7.06.   Trustee’s Fees and Expenses.  (a) Ordinary Expenses will be paid by the Depositor or one of its Affiliates pursuant to a Fee and Expense Agreement with the Trustee.  Subject to paragraph (b) of this Section 7.06, all Extraordinary Trust Expenses, to the extent not paid by a third party are, and shall be, obligations of the Trust and when due and payable shall be satisfied solely by the Trust.

(b)           The Trustee shall not take any action, including appearing in, instituting or conducting any action or suit hereunder or in relation hereto which is not indemnifiable under Section 7.11 hereof which, in the Trustee’s opinion, would or might cause it to incur costs, expenses or liabilities that are Extraordinary Trust Expenses unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, (ii) the Trustee has been instructed to do so by Certificateholders representing not less than 100% of the aggregate principal amount of Certificates then outstanding and (iii) such Certificateholders have agreed that such costs, expenses or liabilities shall be paid by the Trustee from the Trust.

SECTION 7.07.  Eligibility Requirements for Trustee.  (a) The Trustee hereunder shall at all times be a corporation or an association which is not an Affiliate of the Depositor (but may have normal banking relationships with the Depositor and its Affiliates) organized and doing business under the laws of any State or the United States, authorized under such laws to exercise corporate trust powers which shall be eligible to act as a trustee under TIA Section 310(a), having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and have a rating from S&P of BBB- or higher.  If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.  In the event that at any time such Trustee shall cease to be eligible in accordance with the provisions of this Section 7.07, such Trustee shall resign immediately in the manner and with the effect specified in Section 7.08.

(b)           In determining whether the Trustee has a conflicting interest under TIA Section 310(b) with respect to any Class of Certificates and this Section 7.07, each other Class of Certificate will be treated as having been issued under an indenture other than this Trust Agreement.

SECTION 7.08.  Resignation or Removal of the Trustee; Appointment of Successor Trustee.  (a) The Trustee may at any time resign as Trustee hereunder by written notice of its election so to do, delivered to the Depositor, each Swap Counterparty and any Swap Guarantor, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as hereinafter provided; provided, however, that in the event of such resignation, the Trustee shall recommend a successor Trustee to the Depositor that satisfies the eligibility requirements of Section 7.07.

(b)           The Depositor or Holders of the Required Percentage--Removal of Trustee of Certificates may, with the consent of each Swap Counterparty and any Swap Guarantor which consents shall not be unreasonably withheld, at any time remove the Trustee as Trustee hereunder by written notice, which in the case of removal by the Certificateholders shall be 60 days prior written notice, delivered to the Trustee in the manner provided in Section 12.08 hereof, and such removal shall take effect upon the appointment of the successor Trustee and its acceptance of such appointment as provided in paragraph (e) of this Section 7.08; provided, however, that in the event of such removal, the Depositor shall negotiate in good faith with the Trustee in order to agree regarding payment of the termination costs of the Trustee resulting from such removal.

(c)           Upon the designation and acceptance thereof of a successor Trustee, following either resignation or removal of the Trustee, the Trustee shall deliver to the successor Trustee all records relating to the Certificates in the form and manner then maintained by the Trustee, which shall include a hard copy thereof upon written request of the successor Trustee.

(d)           If at any time the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property of affairs for the purpose of rehabilitation, conservation or liquidation, the Trustee will promptly provide the Depositor and each Rating Agency with written notice.  The Depositor shall, with the consent of each Swap Counterparty and any Swap Guarantor which consents shall not be unreasonably withheld, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.  In the event the Trustee resigns or is removed, the Trustee shall reimburse the Depositor for any fees or charges previously paid to the Trustee in respect of duties not yet performed under this Trust Agreement which remain to be performed by a successor Trustee.

(e)           In case at any time the Trustee acting hereunder notifies the Depositor that it elects to resign or the Depositor or Holders of the Required Percentage--Removal of Trustee (in each case with the consent of any Swap Counterparty and Swap Guarantor, as described above) notifies or notify the Trustee that it or they elects or elect to remove the Trustee as Trustee, the Depositor shall, with the consent of each Swap Counterparty and any Swap Guarantor which consents shall not be unreasonably withheld, within sixty (60) days after the delivery of the notice of resignation or removal, appoint a successor Trustee, which shall satisfy the requirements for a trustee under Section 7.07.  If no successor Trustee has been appointed within sixty (60) days after the Trustee has given written notice of its election to resign or the Depositor or Holders of the Required Percentage--Removal of Trustee of Certificates have given written notice to the Trustee of its or their election to remove the Trustee, as the case may be, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.  Every successor Trustee shall execute and deliver to its predecessor and to the Depositor an instrument in writing accepting its appointment hereunder, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Trustee under this Trust Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Depositor, shall execute and deliver an instrument transferring to such successor all rights, obligations and powers of such predecessor hereunder, and shall duly assign, transfer and deliver all right, title and interest in the Deposited Assets and parts thereof to such successor.  Any successor Trustee shall promptly give notice of its appointment to any Swap Counterparty, any Swap Guarantor and the Certificateholders of Certificates for which it is successor Trustee in the manner provided in Section 12.08 hereof.

(f)           Any Person into or with which the Trustee may be merged, consolidated or converted shall be the successor of such Trustee without the execution or filing of any document or any further act other than as required by Section 7.18(c) hereof.

SECTION 7.09.  Appointment of Office or Agency.  As specified in a Supplement, the Trustee shall appoint an office or agency in The City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for the final distribution with respect thereto, and where notices and demands to or upon the Trustee in respect of the Certificates of the related Series and this Trust Agreement may be served.

SECTION 7.10.  Representations and Warranties of Trustee.  The Trustee represents and warrants that:

(i)           the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or association;

(ii)           neither the execution nor the delivery by the Trustee of this Trust Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or New York law, governmental rule or regulation governing the banking or trust powers of the Trustee or any judgment or order binding on it, or violate its charter documents or by-laws or constitute a default under (or an event which, without notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of any material contract, indenture, mortgage, agreement or instrument to which it is a party or by which any of its properties may be bound;

(iii)           the Trustee has full power, authority and right to execute, deliver and perform its duties and obligations as set forth herein and in each Swap Agreement and Supplement to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement and the Swap Agreement;

(iv)           this Trust Agreement and the Swap Agreement has been duly executed and delivered by the Trustee and constitutes, subject to due execution by the Depositor, the legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as enforcement may be limited by the applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(v)           the Trustee is not in violation, and the execution and delivery of the Trust Agreement and the Swap Agreement by the Trustee and its performance and compliance with the terms thereof will not constitute a violation, of any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Trustee or its properties, which violation would reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or operations of the Trustee or its properties or on the performance of its duties hereunder or under the Swap Agreement;

(vi)           there are no actions or proceedings against, or investigations of, the Trustee pending, or, to the knowledge of the Trustee, threatened, before any court, administrative agency or other tribunal (A) that could reasonably be expected to prohibit its entering into the Trust Agreement or the Swap Agreement, (B) seeking to prevent the issuance of the Certificates or the consummation of any transactions contemplated by the Trust Agreement or the Swap Agreement or (C) that could reasonably affect the performance by the Trustee of its obligations under, or the validity or enforceability against the Trustee of, the Trust Agreement or the Swap Agreement; and

(vii)           no consent, approval, authorization or order of any court, governmental agency or body is required for the execution, delivery and performance by the Trustee of, or compliance by the Trustee with, the Trust Agreement or the Swap Agreement, or for the consummation of the transactions contemplated by the Trust Agreement or the Swap Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date.

The representations and warranties of the Trustee set forth in this Section 7.10 shall survive the receipt of Underlying Securities by the Trustee and shall survive the delivery of the Trust Agreement by the Trustee to the Depositor.

SECTION 7.11.   Indemnification of Trustee by the Depositor; Contribution.  (a) Notwithstanding anything to the contrary in Section 6.02(a), the Depositor agrees, to the extent the Trustee is not reimbursed pursuant to Section 7.06 hereof, to indemnify the Trustee against, and hold it harmless from, any loss, expense, disbursement, advance or liability incurred (including the compensation and disbursements of counsel and other agents) relating to this Trust Agreement, the Swap Agreement or the Certificates or the performance of any of the Trustee’s duties hereunder, other than any loss, disbursement, advance, liability or expense incurred by reason of wilful misconduct, bad faith or negligence in the performance of the Trustee’s duties hereunder or by reason of reckless disregard of the Trustee’s obligations and duties hereunder.  The Trustee will be further indemnified under the Fee and Expense Agreement.

(b)           If the indemnification provided for in paragraph (a) of this Section is invalid or unenforceable in accordance with its terms, then the Depositor shall contribute to the amount paid or payable by the Trustee as a result of such liability in such proportion as is appropriate to reflect the relative benefits received by the Depositor on one hand and the Trustee as Trustee on the other hand.  For this purpose (i) the benefits received by the Depositor shall be the aggregate amount received by it upon the sale of such Certificates, less the costs and expenses of such sale, including the cost of acquisition of the Underlying Securities or parts thereof evidenced thereby, and (i) the benefits received by the Trustee, as Trustee shall be the aggregate amount of fees received by it as Trustee, less costs and expenses incurred by it as Trustee in relation to such Certificates.  If, however, the allocation provided by the immediately preceding two sentences is not permitted by applicable law, then the Depositor shall contribute to such amount paid or payable by the Trustee in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Depositor on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such liability, as well as any other relevant equitable considerations.

(c)           In case any claim shall be made or action brought against the Trustee for any reason for which indemnity may be sought against the Depositor as provided above, the Trustee may promptly notify the Depositor in writing setting forth the particulars of such claim or action and the Depositor may assume the defense thereof.  In the event that the Depositor assumes the defense, the Trustee shall have the right to retain separate counsel in any such action but shall bear the fees and expenses of such counsel unless (i) the Depositor shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Trustee and the Depositor, and the Trustee has been advised in writing by such counsel that one or more legal defenses may be available to it which may not be available to the Depositor, in which case the Depositor shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of such counsel.

(d)           The term “Liability”, as used in this Section 7.11, shall include any losses, claims, damages, expenses (including without limitation the Trustee’ s reasonable costs, expenses and attorneys’ fees and expenses) in defending itself against any losses, claims or investigations of any nature whatsoever.

(e)           The obligations of the Depositor under this Section 7.11 shall be in addition to any liability which the Depositor may otherwise have and shall extend, upon the same terms and conditions, to each officer, employee, agent and director of the Trustee, and to each person, if any, who controls the Trustee within the meaning of the Exchange Act.

(f)           Notwithstanding anything to the contrary contained in this Section 7.11, the Depositor shall not be liable for settlement of any such claim by the Trustee entered into without the prior written consent of the Depositor, which consent shall not be unreasonably withheld.

(g)           The indemnity provided in this Section 7.11 shall survive the termination or discharge of this Trust Agreement.

SECTION 7.12.  No Liability of the Trustee with Respect to the Underlying Securities; Certificateholders to Proceed Directly Against the Underlying Securities Issuer(s).  (a) The sole obligor with respect to any Underlying Security is the Underlying Securities Issuer(s).  The Trustee shall not have any obligation on or with respect to the Underlying Securities; and its obligations with respect to Certificates shall be solely as set forth in this Trust Agreement.

(b)           The Trustee is not authorized to proceed against the Underlying Securities Issuer in the event of a default or to assert the rights and privileges of Certificateholders of Certificates and has no right or duty in respect thereof except as expressly provided herein, including, but not limited to, as provided in Section 5.18.

SECTION 7.13.  The Depositor to Furnish Trustee with Names and Addresses of Certificateholders.  The Depositor will furnish to the Trustee within 15 days after each Record Date with respect to any Distribution Date, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Depositor of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Depositor as to the names and addresses of the Certificateholders, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Registrar, no such list need be furnished.

SECTION 7.14.  Preservation of Information; Communications to Holders.  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders contained in the most recent list furnished to the Trustee as provided in Section 7.13, and the names and addresses of Certificateholders received by the Trustee in its capacity as Registrar, if so acting.  The Trustee may destroy any list furnished to it as provided in Section 7.13, upon receipt of a new list so furnished.

(b)           Certificateholders shall have the right to communicate pursuant to TIA Section 312(b) with other Certificateholders with respect to their rights under this Agreement or the Certificates.

(c)           Irrespective of whether the TIA shall apply to this Agreement, the Depositor, the Trustee, the Paying Agent and the Certificate Registrar shall have the protections provided pursuant to TIA Section 312(c).

SECTION 7.15.  Reports by Trustee.  (a) If required, within 60 days after May 15 of each year, commencing with the year 2007, the Trustee shall transmit to the Certificateholders, as provided in TIA Section 313(c), a brief report dated as of such May 15, if required by TIA Section 313(a).

(b)           Unless otherwise specified in the Supplement, the Trustee will comply with applicable reporting obligations under the Code for a widely held fixed investment trust and, at the direction and the expense of the Depositor shall file or cause to be filed, within the time limits established by law, federal and state income tax returns and information statements as a grantor trust for each of the Trust’s taxable years.

SECTION 7.16.  Trustee’s Application for Instructions from the Depositor.  Any application by the Trustee for written instructions from the Depositor may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Trust Agreement and the date on and/or after which such action shall be taken or such omission shall be effective, if, but only if, the obligations of the Trustee with respect to such proposed action or omission, in the view of the Trustee, are not set forth reasonably clearly in these Standard Terms and the related Supplement.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than ten (10) Business Days after the date a Responsible Officer of the Depositor actually receives such application, unless any such Responsible Officer shall have consented in writing to any earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted; provided, however, that this provision shall not protect the Trustee from liability for any action or omission constituting willful misconduct, bad faith or negligence.

SECTION 7.17.  Assessment of Compliance by Trustee; Annual Independent Certified Public Accountant’s Report, Etc.  (a) On or prior to March 15 of each year, with respect to any Series, commencing with the year following the year of issuance of certificates of such Series, the Trustee shall deliver to the Depositor an assessment of compliance (or other such form that may be reasonably requested by the Depositor from the Trustee to conform to the requirements of Regulation AB) that contains the following:

(i)           statement of the Trustee’s responsibility for assessing compliance with the servicing criteria applicable to it under the Trust Agreement;

(ii)           a statement that the Trustee used the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria under the Trust Agreement;

(iii)           the Trustee’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the Trustee; and

(iv)           a statement that a registered public accounting firm has issued an attestation report on the Trustee’s assessment of compliance with the applicable servicing criteria under the trust agreement during and as of the end of the prior calendar year.

(b)           The Trustee shall cause a firm of independent certified public accountants to deliver to the Depositor on or before March 15 a report with respect to each Series, that attests to, and reports on, the Trustee’s assessment delivered pursuant to Section 7.17(a), which attestation report shall be made in accordance with the requirements of Rule 15d-18 under the Exchange Act and, unless otherwise specified in the Supplement, address the servicing criteria in Item 1122(d) of Regulation AB (17 C.F.R. § 229.1122) identified in Exhibit A.

(c)           On or before March 15 of each calendar year, with respect to each Series, commencing the year following the year of issuance of certificates of such Series, the Trustee shall deliver to the Depositor a statement of compliance addressed to the Depositor and signed by an authorized officer of the Trustee, to the effect that (i) a review of the Trustee’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the Trust Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Trustee has fulfilled all of its obligations under the Trust Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

(d)           The Trustee shall not be liable for any claims, liabilities or expenses relating to such accountants’ engagement or any report issued in connection with such engagement and dissemination of any such report is subject to the consent of the accountants.

(e)           The Trustee will accept and deliver  all notices, reports and other information that are required to be provided or delivered to it pursuant to the Trust Agreement, and, where required under the Trust Agreement, will determine whether such notices, reports or other information are satisfactory to it in form; provided, however, that receipt and delivery of such reports, information and documents to the Trustee is for informational purposes only and, except for any explicit notice of an Event of Default from the Depositor or a Certificateholder, the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Depositor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).  So long as any Certificates are registered in the name of Cede & Co., as nominee for DTC or a Depository and subject to any listing requirements, notices, reports and other information that are required to be sent to the Certificateholders of such Certificates may be given by delivery of the relevant notice to DTC for communication by DTC to entitled participants and account holders of such clearing systems.

SECTION 7.18.                                Information to be Provided by the Trustee.  In connection with any transaction pursuant to a Trust Agreement, the Trustee shall (i) within five Business Days following request by the Depositor provide to the Depositor, in form and substance reasonably satisfactory to the Depositor, the information and materials specified in paragraphs (a) and (b) of this Section and (ii) as promptly as practicable following notice to or discovery by the Trustee, provide the Depositor (in writing and in form and substance reasonably satisfactory to the Depositor) the information specified in paragraph (c) of this Section.

(a)           If so requested by the Depositor the Trustee shall provide information regarding the Trustee as is requested for compliance with Items 1103 (a)(1), 1108, 1109, 1117 and 1119 of Regulation AB.  Such information shall include, at a minimum:

(i)           the Trustee’s form of organization;

(ii)           a description of how long the Trustee has been acting as Trustee for transactions similar to the contemplated transaction;

(iii)           the number of transactions similar to the contemplated transaction for which the Trustee has acted as Trustee;

(iv)           the number of asset-backed securities transactions for which the Trustee, as of the most recent year end, acts as trustee and the aggregate outstanding dollar amount of securities issued in connection with such asset-backed securities transactions;

(v)           a discussion of the Trustee’s experience in, and procedures for, the function it will perform under these Standard Terms and the related Supplement;

(vi)           a description of any material changes during the three-year period immediately preceding the contemplated transaction to the Trustee’s policies or procedures with respect to the function it will perform under these Standard Terms and the related Supplement;

(vii)           information regarding the Trustee’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Trustee could have a material adverse effect on the performance by the Trustee of its obligations under these Standard Terms and the related Supplement;

(viii)           information regarding advances made by the Trustee, with respect to transactions similar to the contemplated transaction, for the three-year period immediately preceding the contemplated transaction, which may be limited to a statement by an authorized officer of the Trustee to the effect that the Trustee has made all advances required to be made with respect to such transactions for such period, or, if such statement would not be accurate, information regarding the percentage and types of advances not made as require and the reasons for such failure to advance;

(ix)           a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Trustee;

(x)           a description of any affiliations or relationships between the Trustee and the Depositor, any underwriter, any Significant Obligor, any Credit Support Provider, Swap Counterparty or other material party related contemplated transaction as contemplated by Item 1100(d)(1) of Regulation AB.

(b)           In addition to such information as the Trustee is obligated to provide pursuant to other provisions of these Standard Terms, if so requested by the Depositor, the Trustee shall provide such information as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.  Such information shall be provided concurrently with the reports delivered pursuant to Section 4.03 hereof.

(c)           The Trustee shall (i) notify the Depositor in writing of (A) any material litigation or government proceedings pending against the Trustee and (B) any affiliations between the Trustee and any of the parties identified in clause (x) of paragraph (a) of this Section, and (ii) provide the Depositor with a description of such proceedings, affiliations or relationships.

As a condition to the succession of the Trustee as trustee under these Standard Terms and any Supplement by any Person (i) into which the Trustee may be merged or consolidated or (ii) which may be appointed as a successor to the Trustee, the Trustee shall provide to the Depositor at least 15 calendar days prior to the effective date of such succession or appointment, (i) written notice to the Depositor of such succession or appointment and (ii) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any Series (or any Class of such Series).

ARTICLE VIII
MARKET AGENT

SECTION 8.01.  Market Agent.  (a) If specified for a given Series, on the Closing Date the Trustee shall enter into a Market Agent Agreement with BofA Merrill Lynch as the initial Market Agent, in the form attached to the related Supplement.  The Market Agent shall serve as such under the terms and provisions hereof and of the Market Agent Agreement.  The Market Agent, including any successor appointed pursuant hereto, shall be a member of the National Association of Securities Dealers, Inc., have capitalization of at least $25,000,000, and be authorized by law to perform all the duties imposed upon it by this Trust Agreement and the Market Agent Agreement.  The Market Agent may be removed at any time by the Trustee, acting at the written direction of the Depositor; provided, however, that such removal shall not take effect until the appointment of a successor Market Agent.  The Market Agent may resign upon 30 days’ written notice delivered to the Trustee.  The Depositor shall use its best efforts to appoint a successor Market Agent that is a qualified institution, effective as of the effectiveness of any such resignation or removal.

ARTICLE IX
SECURITIES INTERMEDIARY

SECTION 9.01.  Resignation or Removal of the Securities Intermediary; Appointment of Successor Securities Intermediary.  (a) The Securities Intermediary may at any time resign as Securities Intermediary hereunder by written notice of its election so to do, delivered to the Trustee and the Depositor, and such resignation shall take effect upon the appointment of a successor Securities Intermediary and its acceptance of such appointment as hereinafter provided; provided, however, that in the event of such resignation, the Securities Intermediary shall (i) assist the Trustee and the Depositor in finding a successor Securities Intermediary acceptable to the Trustee and the Depositor and (ii) negotiate in good faith concerning any prepaid but unaccrued fees.

(b)           The Trustee, the Depositor or the Holders of the Required Percentage--Removal of Securities Intermediary of Certificates may (with the consent of each Swap Counterparty and any Swap Guarantor) at any time remove the Securities Intermediary as Securities Intermediary hereunder by written notice delivered to the Securities Intermediary in the manner provided in Section 12.08 hereof, and such removal shall take effect upon the appointment of the successor Securities Intermediary and its acceptance of such appointment as provided in paragraph (e) of this Section 9.01; provided, however, that in the event of such removal, the Depositor shall negotiate in good faith with the Securities Intermediary in order to agree regarding payment of the termination costs of the Securities Intermediary resulting from such removal.

(c)           Upon the designation and acceptance thereof of a successor Securities Intermediary, following either resignation or removal of the Securities Intermediary, the Securities Intermediary shall deliver to the successor Securities Intermediary all records relating to the Certificates in the form and manner then maintained by the Securities Intermediary, which shall include a hard copy thereof upon written request of the successor Securities Intermediary.

(d)           If at any time the Securities Intermediary shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Securities Intermediary or of its property shall be appointed, or any public officer shall take charge or control of the Securities Intermediary or of its property of affairs for the purpose of rehabilitation, conservation or liquidation, the Depositor shall petition any court of competent jurisdiction for the removal of the Securities Intermediary and the appointment of a successor Securities Intermediary.  In the event the Securities Intermediary resigns or is removed, the Securities Intermediary shall reimburse the Depositor for any fees or charges previously paid to the Securities Intermediary in respect of duties not yet performed under this Trust Agreement which remain to be performed by a successor Securities Intermediary.

(e)           In case at any time the Securities Intermediary acting hereunder notifies the Trustee or the Depositor that it elects to resign or the Trustee, the Depositor or Holders of the Required Percentage--Removal of Securities Intermediary of Certificates notifies or notify the Securities Intermediary that it or they elects or elect to remove the Securities Intermediary as Securities Intermediary, the Depositor shall (with the consent of each Swap Counterparty and any Swap Guarantor), within sixty (60) days after the delivery of the notice of resignation or removal, appoint a successor Securities Intermediary, which shall satisfy the requirements set forth in Section 2.06.  If no successor Securities Intermediary has been appointed within sixty (60) days after the Securities Intermediary has given written notice of its election to resign or the Trustee, the Depositor or Holders of the Required Percentage--Removal of Securities Intermediary of Certificates have given written notice to the Securities Intermediary of its or their election to remove the Securities Intermediary, as the case may be, the Securities Intermediary may petition any court of competent jurisdiction for the appointment of a successor Securities Intermediary.  Every successor Securities Intermediary shall execute and deliver to its predecessor, to the Trustee and to the Depositor an instrument in writing accepting its appointment hereunder, and thereupon such successor Securities Intermediary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Securities Intermediary under this Trust Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Trustee and the Depositor, shall execute and deliver an instrument transferring to such successor all rights, obligations and powers of such predecessor hereunder, and shall duly assign, transfer and deliver all right, title and interest in the Deposited Assets and parts thereof to such successor.  Any successor Securities Intermediary shall promptly give notice of its appointment to the Certificateholders of Certificates for which it is successor Securities Intermediary in the manner provided in Section 12.08 hereof.

(f)           Any Person into or with which the Securities Intermediary may be merged, consolidated or converted shall be the successor of such Securities Intermediary without the execution or filing of any document or any further act.

ARTICLE X
TRUST WIND-UP EVENTS AND LIQUIDATION EVENTS

SECTION 10.01.   Trust Wind-up Events.  (a)  Unless otherwise provided in the Supplement, if any of the following events (each event, a “Trust Wind-Up Event”) shall occur:

(i)           the occurrence of one or more Underlying Security Defaults (A) which results in an Underlying Security Default with respect to all Underlying Securities held by the Trust or (B) with respect to any specific Underlying Securities specified in the Supplement;

(ii)           the consummation of any redemption of, tender for, exercise of any call option on, or other similar transactions with respect to all Underlying Securities held by the Trust;

(iii)           if and as specified in the Supplement, a specified Swap Default or specified Termination Event occurs under all Swap Agreements;

(iv)           any specified default occurs under Credit Support specified in the Supplement;

(v)           the occurrence of a Failure to File Event;

(vi)           any Credit Support held by the Trust becomes a Disqualified Credit Support and the Supplement specifies that a Trust Wind-Up Event shall occur upon such Credit Support becoming a Disqualified Credit Support;

(vii)           the designation of a Special Depositor Wind-Up Event pursuant to Section 10.04;

(viii)           the exchange of all Outstanding Certificates for Underlying Securities pursuant to one or more Optional Exchanges or otherwise; and

(ix)           any other Trust Wind-Up Event set forth in the Supplement.

(b)           Unless otherwise specified in the Supplement, if more than one Trust Wind-Up Event occurs, only the first such event will be the “Trust Wind-Up Event” for all purposes under the Trust Agreement, each Swap Agreement and any related agreements or other documents.

SECTION 10.02.  Disposition of Trust Property.  (a)     Subject to Section 10.03, as promptly as possible after the occurrence of a Trust Wind-Up Event or Liquidation Event, and in any case within three Business Days following such occurrence, the Trustee shall provide notice to the Certificateholders, the Swap Counterparties, the Depositor, the Call Holders and the Rating Agencies of the occurrence of a Trust Wind-Up Event or Liquidation Event specifying the particular Trust Wind-Up Event or Liquidation Event and in the case of a Liquidation Event, the particular Underlying Security, Swap Agreement or other Trust Property related to such Liquidation Event.  The Trustee will not commence disposition of the Trust Property pursuant to this Section 10.02 until at least 10 days following such notice or, if any Call Rights are outstanding, the number of days specified under the Call Terms following such notice.

(b)           Unless the Call Holders exercise their Call Rights, the Trustee will give notice to the Market Agent to undertake to sell Underlying Securities promptly after the occurrence of a Trust Wind-Up Event or Liquidation Event, and in any case within the later of five Business Days following such occurrence or, if applicable, the expiration of period for exercise of the Call Rights, in accordance with the Sale Procedures.  Immediately upon receipt of that notice from the Trustee, the Market Agent shall undertake to sell Underlying Securities on behalf of the Trust; provided, however, that the Market Agent may elect not to act as Market Agent with respect to some or all of the Underlying Securities by written notice to that effect to the Trustee and appointment of a substitute Market Agent which is a nationally recognized dealer.  In the case of a Liquidation Event, sales under this provision shall be subject to Section 3.04 and shall be limited to the Affected Underlying Securities except where the proceeds from the Affected Underlying Securities are insufficient to make payment of the Swap Termination Payment.  In the case of a Liquidation Event or Trust Wind-Up Event that is also a Failure to File Event, sales under this provision shall be limited to the amount of Underlying Securities required to be sold to make payment of the Swap Termination Payment and pay any Unpaid Expenses to the Trustee.

If fewer than all Call Rights are exercised, the Trustee will implement the procedures under Section 4.08(c) with respect to selection of the Certificates to be called.  The Certificateholders of the Certificates to be purchased shall not be entitled to any right other than the right to receive payment of an amount equal to the applicable Call Price on the Call Date, and such Certificates shall be deemed to have been automatically surrendered by the Certificateholders to the Trust for further transfer to the exercising Call Holders.  The share of the payment or distribution of the Underlying Securities and Related Assets to be distributed with respect to such called Certificates shall be distributed to the exercising Call Holders in accordance with the Distribution Election.

If, prior to the day on which the Market Agent sells the Underlying Securities, there occurs (and the Trustee receives notice of such occurrence) an acceleration of the maturity of the Underlying Securities and the Underlying Securities are declared to be immediately due and payable in accordance with the Underlying Securities Indenture, (x)  if the payment of all amounts due on the Underlying Securities has been received by the Trustee, the Trustee will notify the Market Agent to promptly discontinue sales of the related Underlying Securities, (y) if a partial payment of amounts due on the Underlying Securities has been received prior to the sale of the Underlying Securities, the Trustee, shall direct the Market Agent to sell any remaining Underlying Securities, and (z) if neither full nor partial payment is received when due, then the Trustee, upon receiving notice of such failure to make payment, shall immediately direct the Market Agent to sell all Underlying Securities and the Related Assets held by the Trust.

The Market Agent may provide a right of last refusal to any Swap Counterparty, Call Right holder or other counterparty or holder with an interest in the Underlying Securities or other Trust Property that is not an affiliate of the Market Agent or any holder of a Call Right.

If the Market Agent is unable to sell Underlying Securities within 180 days of its first attempt to do and the Market Agent determines that it is not commercially reasonable to continue to try to sell such Underlying Securities, it may give notice to the Trustee and the Depositor that it is unable to sell such Underlying Securities and that it has determined that it is commercially unreasonable to continue to attempt to sell such Underlying Security.  In such event, the Trustee shall arrange to distribute such Underlying Securities to Certificateholders.

(c)           Subject to Section 10.03, as promptly as possible after the occurrence of a Trust-Wind-Up Event that is a Failure to File Event, unless otherwise provided in the Supplement, following liquidation of Trust Property pursuant to clause (b) in an amount sufficient to pay any Swap Termination Payment, the Trustee will distribute Trust Property to the Certificateholders in accordance with the Distribution Election.

Subject to Section 10.03, as promptly as possible after the occurrence of a Trust Wind-Up Event or a Liquidation Event the Trustee on behalf of the Trust will exercise any right of the Trust to terminate all Swap Agreements, Credit Support and other agreements of the Trust.  The Trustee shall use reasonable efforts to cause such terminations within thirty days of the occurrence of such Trust Wind-Up Event.

Upon completion of the liquidation the Trust Property, the Trustee shall provide a notice to Certificateholders, the Swap Counterparties, the Depositor and the Rating Agencies to that effect  and specifying the amount of any Swap Termination Payment paid or to be paid and the amounts to be distributed to Certificateholders.  The notice will state that (i) Holders should surrender their Certificates to the Trustee, or deliver security or indemnity acceptable to the Trustee in order to receive their respective distributions of Trust Property, if any, (ii) the location and hours of the Corporate Trust Office at which Certificates should be presented and surrendered and (iii) that each Holder must supply transfer instructions in writing with respect to Trust Property to be distributed in cash or in kind; provided, however, that with respect to Certificates that are Global Securities as to which distributions will be made through the facilities of DTC or another Depository, the Trustee may adhere to the applicable rules and procedures or DTC or such other Depository in lieu of clauses (i), (ii) and (iii) of this sentence.

The Trustee shall distribute the cash proceeds of liquidation, and if applicable, other Trust Property, to Certificateholders upon surrender, or delivery of security or indemnity acceptable to the Trustee, by each Holder of its Certificates at such Corporate Trust Office.  In the case of a distribution of Underlying Securities, upon receipt by the Trustee of (i) appropriate transfer instructions in writing from a Holder with respect to the Underlying Securities and (ii) if applicable, such Holder’s Certificates (or acceptable security or indemnity), the Trustee shall promptly deliver Underlying Securities to such Holder in an aggregate principal amount corresponding to the aggregate Certificate Principal Balance of such Holder’s Certificates in accordance with such transfer instructions by (A) physical delivery or (B) if applicable, causing the book-entry depositary for such Underlying Securities to credit such Underlying Securities to an account of such Holder with such depositary or an account of a designated participant in such depositary, provided that such book-entry depositary will be an agency of the United States, DTC or another book-entry institution acceptable to the Depository.  With respect to a Global Security, the Trustee may also distribute such cash or other Trust Property in accordance with the rules of DTC or other applicable Depository.  Any Transfer made in accordance with this paragraph shall satisfy all obligations of the Trust with respect to the Certificateholders.

(d)           If the related Supplement so specifies, in connection with any Swap Termination Payment payable by the Trust, the Certificateholders may, acting unanimously, deliver to the Trustee the amount of such outstanding Swap Termination Payment (together with, in the case of a Trust Wind-Up Event, any Extraordinary Trust Expenses payable to the Trustee) and a written instruction to discontinue sale of the Underlying Securities.  If the Market Agent receives notice from the Trustee of the exercise by the Certificateholders of their rights under this Section 10.02(d), the Market Agent shall promptly discontinue sales of the related Underlying Securities (but the Market Agent and the Trustee shall complete the settlement of any sale already agreed). It is expressly understood and agreed that Underlying Securities may be sold in the time necessary for the Certificateholders to be notified of and act upon their rights under this Section 10.02(d).  If the Supplement specifies that this provision shall be applicable, the Trustee shall provide notice of this right to the Depositor and the Certificateholders together with an estimate of the amount of any Swap Termination Payment and applicable Extraordinary Trust Expenses at the time the Trustee provides notice to Certificateholders of such Trust Wind-Up Event or Liquidation Event.

(e)           Unless otherwise provided in the Supplement, and notwithstanding any other provision of this Agreement (and as specified in the Swap Agreement), in connection with early termination of a Swap Agreement or one or more Transactions thereunder:

(i)            in the case of a Counterparty Subordination Event, the claim of the Swap Counterparty for payment of the Swap Termination Payments against the Underlying Securities (or proceeds thereof arising from sale thereof) and any other Trust Property will be limited to a claim subordinate to that of the Certificateholders according to the amount of the Swap Termination Payment otherwise payable to the Swap Counterparty and the Certificateholders’ aggregate Certificate Principal Balance plus accrued interest; and

(ii)            other than in the case of a Counterparty Subordination Event, the claim of the Swap Counterparty for payment of the Swap Termination Payments against the Underlying Securities (or proceeds thereof arising from sale thereof) and any other Trust Property will be a claim senior to that of the Certificateholders according to the amount of the Swap Termination Payment otherwise payable to the Swap Counterparty and the Certificateholders’ aggregate Certificate Principal Balance plus accrued interest.

(f)           After the occurrence of a Trust Wind-Up Event, the Holders shall be entitled to the following distributions from the Trustee, subject to the security interest in all of the Trust Property granted in favor of the Trustee to secure unpaid Extraordinary Trust Expenses and to the of the Swap Counterparty pursuant to the Swap Agreement:  payments on the Underlying Securities;  amounts, if any, recovered under the Swap Agreement (including Swap Termination Payments, if any, and amounts collected pursuant to Section 2(e) and Section 11 of the Swap Agreement) or Swap Guarantee, received by the Trustee after the occurrence of the Trust Wind-Up Event; and any other remaining Trust Property, if any; which in each case the Trustee shall distribute pro rata to the Certificateholders in the manner provided pursuant to Section 4.01 upon satisfaction of the conditions for transfer of Underlying Securities referred to in paragraph (b) of this Section.

(g)           Except for reports and other information required to be provided to Holders under the Trust Agreement, the obligations the Trustee and the Depositor will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them and the disposition of all Underlying Securities held by the Trustee, and such distribution shall constitute full satisfaction of all of the interests of the Certificateholders under this Trust Agreement.

(h)           In the event that the Market Agent resigns or declines to sell specific Underlying Securities, the Trustee shall proceed under Section 7.03(a)(x).

(i)           The Market Agent is an agent of the Trustee only and shall have no fiduciary or other duties to the Certificateholders, nor shall the Market Agent have any liability to the Trust in the absence of the Market Agent’s bad faith or willful default.  The Market Agent shall be permitted to sell Underlying Securities to Affiliates of the Market Agent.  The Market Agent may (in addition to declining to sell specific Underlying Securities as provided in Section 10.02(b)) resign at any time by written notice to the Depositor and the Trustee, such resignation to take effect upon appointment of a successor market agent.  Except as provided in the first sentence of this Section 10.02(i), each of the protections, releases, indemnities and other terms applicable to the Trustee under Section 7.01, 7.03, 7.04, 7.06, 7.11 and 7.12 shall apply to the Market Agent in connection with its actions as Market Agent for the Trust.

(j)           Subject to Section 10.02(b) and Section 10.02(e), the Trustee agrees that upon any failure of the Trust to make any payment when due under the Swap Agreement, the Swap Counterparty shall have the right to take all action and to pursue all remedies with respect to such property that a secured party is permitted to take with respect to collateral under the UCC, including the right to require the Trustee promptly to sell all or any portion of the Underlying Securities in the open market or, if the Swap Counterparty elects, to sell the Underlying Securities to the Swap Counterparty for its fair value as determined in good faith by the Swap Counterparty.  In either case, the proceeds of sale shall be applied to any amounts owed to the Swap Counterparty.  The Trustee further agrees to take any actions necessary to facilitate the perfection of the aforementioned security interest of the Swap Counterparty in the property of the Trust as the Swap Counterparty may reasonably request.

(k)           No Certificateholder shall have any liability as a seller of the Trust Property in connection with any sale of Trust Property by the Trustee or the Market Agent.

SECTION 10.03.  Limitation on Trustee Action.  The Trustee shall not be responsible for taking action with respect to a Trust Wind-Up Event or a Liquidation Event unless and until (i) the Trustee fails to receive funds due on the Underlying Securities or under the Swap Agreement when due and such funds are not received within any applicable grace period, (ii) receipt by the Responsible Officer assigned to and working in the Corporate Trust Office of written notice from the Swap Counterparty of the occurrence of a Swap Default or Termination Event, (iii) receipt of actual written notice of an Underlying Security Default from the Underlying Securities Issuer or (iv) upon actual knowledge of any event that would constitute a Liquidation Event or a Trust Wind-Up Event by a Responsible Officer assigned to and working in the Corporate Trust Office; provided, however, that the Trustee is responsible for making due inquiry as to whether a Liquidation Event or a Trust Wind-Up Event occurred if it has reason to believe that such a Liquidation Event or Trust Wind-Up Event has occurred.  For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in the Trust Agreement to such a Trust Wind-Up Event, such reference shall be construed to refer only to such a Trust Wind-Up Event of which the Trustee is deemed to have notice as described in this Section.

SECTION 10.04.  Special Depositor Wind-Up Event.  If the Depositor (or, if applicable, its permitted assignee) owns 100% of the Certificates, then it shall have the power to designate a distribution of the Trust Property to the Certificateholders and the termination of the Trust (a “Special Depositor Wind-Up Event”) pursuant to this Article X.

ARTICLE XI
TERMINATION

SECTION 11.01.   Termination upon Liquidation of All Underlying Securities.  (a) The respective obligations and responsibilities under this Trust Agreement of the Depositor and the Trustee (other than the obligations of the Trustee to make distributions to Holders of the Certificates of any given Series as hereafter set forth and to provide information reports and information tax reporting) shall terminate upon the distribution to such Holders of all amounts held in all the Accounts for such Series and required to be paid to such Holders pursuant to this Trust Agreement on the Distribution Date coinciding with the final payment on or other liquidation (which may include redemption or other purchase thereof by the applicable Underlying Securities Issuer) (or any Advance with respect thereto) of the last Deposited Asset remaining in the Trust for such Series or the disposition of all property acquired upon liquidation of any such Underlying Security; provided, however, that in no event shall any trust created hereby continue beyond the earlier of (1) any date set forth in Section 12 of the applicable Supplement as the termination date for such trust or (2) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

(b)           The Depositor shall provide the Trustee, each Swap Counterparty and any Swap Guarantor with written notice of any of the events set forth in paragraph (a) of this Section 11.01.

(c)           Upon presentation and surrender of the Certificates by the Certificateholders on the Final Scheduled Distribution Date, or the Distribution Date coinciding with or next following the earlier to occur of the occurrences specified in paragraph (a) of this Section 11.01, with respect to the applicable Series of Certificates, the Trustee shall distribute to each Holder presenting and surrendering its Certificates (i) the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered, or (ii) as specified in the applicable Supplement, if in connection with the Trustee’s sale of all the remaining Underlying Securities.  Any funds not distributed on such Distribution Date shall be set aside and held in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with this Section 11.01 and Section 4.01 hereof.  Immediately following the deposit of funds in trust hereunder, the Trust for such Series shall terminate.  Subject to applicable escheat laws, the Trustee shall pay to the Depositor any cash that remains unclaimed, together with interest, if any, thereon, held by the Trustee on the date two years after such termination.

(d)           No Certificateholder shall be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities; except that Certificateholders that own 100% of the outstanding Certificates may elect in a notice to the Trustee to terminate the Trust at any time; subject to the following conditions: (i) such Certificateholders satisfy, on a pro rata basis, the payment of any related Swap Termination Payment owed to the Swap Counterparty, (ii) the exercise of such termination right would not cause the Trust or the Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended,  (iii) if and for so long as the Call Rights remain outstanding, all of the Call Holders have not timely exercised their Call Rights and (iv) all Unpaid Expenses will be paid to the Trustee. Upon its receipt of such notice, the Trustee will forward it to each Rating Agency.  By its receipt of such notice, the Trustee may assume clause (ii) of the preceding sentence has been complied with.

ARTICLE XII
MISCELLANEOUS PROVISIONS

SECTION 12.01.  Amendment.  (a) Unless otherwise specified in the applicable Supplement, this Trust Agreement may be amended from time to time by the Depositor, the Trustee and the Securities Intermediary without notice to or consent of any of the Certificateholders, for any of the following purposes:

(i)           to cure any ambiguity;

(ii)           to correct or supplement any provision herein that may be inconsistent with any other provision herein or in the Supplement;

(iii)           to change the Trustee or the Securities Intermediary for a Series subsequent to the Closing Date for such Series;

(iv)           to provide for administration of separate Trusts by more than one trustee;

(v)           to provide for a successor Trustee or successor Securities Intermediary with respect to Certificates of one or more Series;

(vi)           to provide for the issuance of a new Series pursuant to a Supplement issued hereunder pursuant to Sections 5.01 and 5.12 hereof;

(vii)           to add or supplement any Credit Support for the benefit of any Certificateholders (provided, however, that if any such addition affects any Series or Class of Certificateholders differently than any other Series or Class of Certificateholders, then such addition will not, as evidenced by an Opinion of Counsel, have a material adverse effect on the interests of any affected Series or Class of Certificateholders; provided, further, that if required under the Credit Support, the Rating Agency Condition must be satisfied);

(viii)           to add to the covenants, restrictions or obligations of the Depositor, the Trustee, the Securities Intermediary or the Administrative Agent, if any, for the benefit of the Certificateholders;

(ix)           to comply with any requirements imposed by the Code; or

(x)           to add, change or eliminate any other provisions with respect to matters or questions arising under this Trust Agreement.

Any amendment made pursuant to this paragraph (a) is subject to the condition that notice of such amendment shall be given to each Rating Agency and shall not cause any Trust created hereunder to fail to qualify as a fixed investment trust (or “grantor trust”) for United States federal income tax purposes.

(b)           Unless permitted by clause (a) or otherwise specified in the applicable Supplement, with respect to any Series, this Trust Agreement may also be modified or amended from time to time by the Depositor, the Trustee and the Securities Intermediary with the consent of any Swap Counterparty materially and adversely affected and the Holders of Certificates representing the Required Percentage--Amendment of the aggregate Voting Rights of those Certificates that are materially and adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Underlying Securities which are required to be distributed on any Certificate without the consent of the Holders of such Certificates, (ii) reduce the percentage of aggregate Voting Rights required to take any action specified in this Trust Agreement, without the consent of the Holders of all Certificates of such Series or Class then Outstanding, or (iii) cause any Trust created hereunder to fail to qualify as a fixed investment trust (or “grantor trust”) for United States federal income tax purposes.

Notwithstanding any other provision of this Trust Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.01, Certificates registered in the name of the Depositor, the Trustee, the Securities Intermediary or any Affiliate of the Depositor, the Trustee or the Securities Intermediary shall be entitled to Voting Rights with respect to matters affecting such Certificates.  Notwithstanding any other provision of this Trust Agreement, this paragraph (b) shall not be amended without the unanimous consent of the Holders of all such Certificates.

(c)           Promptly after the execution of any such amendment or modification, the Trustee shall furnish a copy of such amendment or modification to each Certificateholder of the affected Series or Class and to the Rating Agency.  It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(d)           The Trustee is hereby authorized to join in the execution of any such amendment and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such amendment which affects the Trustee’s own rights, duties, liabilities or indemnities under the Trust Agreement or otherwise, except to the extent required by law

(e)           For the purposes of this Section 12.01, the Swap Agreement Schedule to any Supplement and any Swap Agreements entered into in connection with any related Trust shall not be considered part of the Trust Agreement.  Section 5.23 shall govern action taken under the Trust Agreement with respect to any amendments to such Swap Agreements.

(f)           With respect to any amendment pursuant to this Section 12.01, the Depositor shall furnish to the Trustee (i) an Officer’s Certificate to the effect that there is no material adverse effect and (ii) an Opinion of Counsel to the effect that (A) all such conditions precedent, if any, have been complied with and (B) such action is authorized and permitted by the Trust Agreement

SECTION 12.02.  Limitation on Rights of Certificateholders.  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Trust Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or Proceeding in any court for a partition or winding up of the applicable Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b)           No Certificateholder of a given Series shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of any Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Trust Agreement other than pursuant to the provisions hereof.

(c)           No Certificateholder of a given Series shall have any right by virtue of any provision of this Trust Agreement to institute any Proceeding in equity or at law upon or under or with respect to this Trust Agreement, unless:

(i)           such Holder previously shall have given to the Trustee a written notice of breach of this Trust Agreement and of the continuance thereof;

(ii)           the Holders of Certificates of such Series evidencing not less than the Required Percentage--Remedies of the aggregate Voting Rights of such Series shall have made written request upon the Trustee to institute such Proceeding in its own name as Trustee hereunder;

(iii)           such Certificateholder or Certificateholders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

(iv)           the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such Proceeding; and

(v)           no direction inconsistent with such written request has been given to the Trustee during such 15-day period by Certificateholders evidencing not less than the Required Percentage-Remedies of the aggregate Voting Rights of such Series.

It is understood and agreed that the Trustee shall not be obligated to make any investigation of matters arising under this Trust Agreement or to institute, conduct or defend any Proceeding hereunder or in relation hereto at the request, order or direction of any Certificateholders unless such Certificateholders have offered to the Trustee the reasonable indemnity referred to above.  It is further understood and agreed, and expressly covenanted by each Certificateholder of each Series with every other Certificateholder of such Series and the Trustee, that no one or more Holders of Certificates of such Series shall have any right in any manner whatever by virtue of any provision of this Trust Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates of such Series, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Trust Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders of such Series.  For the protection and enforcement of the provisions of this Section 12.02, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 12.03.  Governing Law.  This Trust Agreement (including, without limitation, the establishment and maintenance of Certificate Accounts and all interests, duties and obligations of the parties hereunder or thereunder or with respect hereto or thereto) and each Certificate shall be construed in accordance with and governed by the law of the State of New York.

SECTION 12.04.  Jurisdiction and Venue.  Each of the parties hereto irrevocably and unconditionally (i) agrees that any suit, action or legal proceeding arising out of or relating to the Trust Agreement and each Certificate must be brought in any New York State Court or Federal Court of the United States of America sitting in New York County; (ii) consents to the jurisdiction of such court in any suit, action or proceeding; (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (iv) agrees that service of any court paper may be effected on such party by mail, as provided in this Indenture, or in such manner as may be provided under applicable laws or court rules in the State of New York.

SECTION 12.05.   Waiver of Trial By Jury.  EACH OF THE DEPOSITOR, SECURITIES INTERMEDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS TRUST AGREEMENT, THE CERTIFICATES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.06.  Damages.  In no event shall the Trustee be liable for (i) any of its acts or omissions that do not constitute its negligence or willful misconduct, (ii) the acts or omissions of any Depository, (iii) any acts or omission taken at the direction of requisite Certificateholders or (iii) any special, indirect, consequential or punitive damages (including lost profits), regardless of the form of action and even if the same are foreseeable.

SECTION 12.07.  Force Majeure.  The Trustee shall not be responsible or liable for any failure or delay in performing any act or fulfilling any of its duties, obligations or responsibilities under the Trust Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes, fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage, epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority or governmental action, any act or provision of any present or future law or regulation or governmental authority, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

SECTION 12.08.  Notices.  (a) All directions, demands and notices hereunder shall be in writing and shall be delivered as set forth in the applicable Supplement.

(b)           Any notice required to be provided to a Holder shall be given by electronic transmission or first class mail, postage prepaid, at the last address of such Holder as shown in the Certificate Register.  Any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

(c)           Any and all notices to be given to the Depositor shall be deemed to have been duly given if sent by electronic transmission or facsimile transmission to the Depositor at c/o BofA Merrill Lynch, One Bryant Park, New York, New York 10036, Attention:  John Marciano, facsimile transmission number (212) 230-8354, telephone confirmation number (646) 855-6745, email dg.pplus@bankofamerica.com.  The Depositor may change this information by written notice to the Trustee and to the Securities Intermediary.

(d)           Any and all notices to be given to the Trustee shall be deemed to have been duly given if sent by electronic transmission or facsimile transmission to the Trustee at The Bank of New York Mellon, 101 Barclay Street, 4E, New York, New York 10286, Attention: Karen A. Trachtenberg, referencing the designation of the applicable Series, facsimile transmission number (732) 667-9536, telephone confirmation number (212) 815-5576, email karen.trachtenberg@bnymellon.com.  The Trustee may change this information by notice to the Depositor and to the Securities Intermediary.

(e)           Any and all notices to be given to the Securities Intermediary shall be deemed to have been duly given if sent by electronic transmission or facsimile transmission to the Securities Intermediary at The Bank of New York Mellon, 101 Barclay Street, 4E, New York, New York 10286, Attention: Karen A. Trachtenberg, referencing the designation of the applicable Series, facsimile transmission number (732) 667-9536, telephone confirmation number (212) 815-5576, email karen.trachtenberg@bnymellon.com.  The Securities Intermediary may change this information by notice to the Depositor and to the Trustee.

(f)           Any and all notices to be given to the Swap Counterparty, if any, will be specified in the Supplement.

SECTION 12.09.  Notice to Rating Agencies.  (a) The Trustee shall use its best efforts promptly to provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer has actual knowledge:

(i)           any change or amendment to this Trust Agreement;

(ii)           the resignation or termination of the Trustee;

(iii)           the final payment to Holders of the Certificates of any Class;

(iv)           any change in the location of the Certificate Account;

(v)           any event that would result in the inability of the Trustee to make Advances; and

(vi)           the occurrence of any Swap Default or Termination Event.

(b)           In addition, the Trustee shall promptly furnish to each Rating Agency copies of each report to Certificateholders described in Section 4.03.

(c)           Any such notice pursuant to this Section 12.09 shall be in writing and shall be deemed to have been duly given if personally delivered, if delivered by electronic transmission or mailed by first class mail, postage prepaid, or by express delivery service to each Rating Agency at the address specified below or in the applicable Supplement.

(d)           (i) Any and all notices to be given to Moody’s shall be deemed to have been duly given if sent by electronic transmission or facsimile transmission to Moody’s at Moody’s Investors Service, Inc., 7 World Trade Center, 250 Greenwich Street, New York, NY 10007, Attention:  CBO/CLO Monitoring Department, facsimile transmission number (212) 553-0355, telephone confirmation number (212) 553-1494, email as set forth in the related Supplement.  Moody’s may change this information by notice to the Depositor and the Trustee.

(ii)           Any and all notices to be given to S&P shall be deemed to have been duly given if sent by electronic transmission or facsimile transmission to Standard & Poor’s Ratings Services, 55 Water Street, 40th Floor, New York, NY 10041, Attention:  Structured Finance Surveillance Group, facsimile transmission number (212) 438-2664, telephone confirmation number (212) 438-2482, email as set forth in the related Supplement.  S&P may change this information by notice to the Depositor and the Trustee.

(iii)           Any and all notices to be given to DCR shall be deemed to have been duly given in sent by electronic transmission or facsimile transmission to DCR at Duff & Phelps Credit Rating Co., 55 E. Monroe Street, Suite 3500, Chicago, IL 60603-5701, Attention:  Karen O’Donnell, facsimile transmission number (312) 368-3155, telephone confirmation number (312) 368- 3100, email as set forth in the related Supplement.  DCR may change this information by notice to the Depositor and the Trustee.

(iv)           Any and all notices to be given to Fitch shall be deemed to have been duly given in sent by electronic transmission or facsimile transmission to Fitch at Fitch Investors Service, L.P., One State Street Plaza, New York, NY 10004, telephone confirmation number (212) 908-0243, email as set forth in the related Supplement.  Fitch may change this information by notice to the Depositor and the Trustee.

SECTION 12.10.  Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 12.11.  Nonpetition Covenant.  Notwithstanding any prior termination of this Trust Agreement, each of the Trustee (including any Administrative Agent, Authenticating Agent and Paying Agent) and the Depositor agrees that it shall not, until the date which is one year and one day after the termination of a Series, acquiesce, petition or otherwise invoke or cause a Trust to invoke the process of the United States, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Trust or all or any part of the property or assets of such Trust or ordering the winding up or liquidation of the affairs of such Trust.

SECTION 12.12.  No Recourse.  None of the Trustee (including any Administrative Agent, Authenticating Agent or Paying Agent), the Securities Intermediary, the Swap Counterparty, the Swap Guarantor or the Depositor shall have any recourse to the Underlying Securities, except as specifically provided in the related Supplement.

SECTION 12.13.  Article and Section References.  All Article and Section references used in these Standard Terms, unless otherwise provided, are to Articles and Sections in these Standard Terms.

SECTION 12.14.  Counterparts.  These Standard Terms may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute one and the same instrument.

SECTION 12.15.  Trust Indenture Act.  (a) This Trust Agreement is subject to the provisions of the TIA and shall, to the extent applicable, be governed by such provisions.  The Trustee agrees to take all actions within its control to prevent these Standard Terms, as supplemented by any Supplements, from failing to qualify under the TIA.

(b)           If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Agreement by any of the provisions of the TIA, such required provision shall control.

(c)           The provisions of the TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Agreement) are a part of and govern this Agreement, whether or not physically contained herein.

(d)           Except as expressly provided in this Agreement, all provisions specifically referencing the TIA shall be inapplicable until such time as this Agreement is qualified under the TIA.

SECTION 12.16. Perfection of Swap Counterparty Security Interest.  At the request and expense of the Swap Counterparty, the Trustee will assist the Swap Counterparty in the perfection of the security interest in the Trust Property described in Section 3.12 and granted by the Trust to the Swap Counterparty under the Swap Agreement.

IN WITNESS WHEREOF, the Depositor, the Trustee and the Securities Intermediary have caused these Standard Terms to be duly executed by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

MERRILL LYNCH DEPOSITOR, INC., as Depositor

By:	/s/ John Marciano
Name: John Marciano
Title: Vice President
THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Maryann Joseph
Name: Maryann Joseph
Title: Vice President

THE BANK OF NEW YORK MELLON, as Securities Intermediary

By:	/s/ Maryann Joseph
Name: Maryann Joseph
Title: Vice President

EXHIBIT A

Applicable Servicing Criteria Under Item 1122(d) of Regulation AB

Regulation AB Reference	Servicing Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 240.13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the indenture trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the related servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.